                                                                     Exhibit 2.1



                                MERGER AGREEMENT

                                  BY AND AMONG

                                 UBIQUITEL INC.,

                          UBIQUITEL OPERATING COMPANY,

                   THE MERGER SUBSIDIARIES OF UBIQUITEL INC.,

                               VIA WIRELESS, LLC,

                        THE MEMBERS OF VIA WIRELESS, LLC,

                                THE STOCKHOLDERS

                                       AND

                       THE CONTROLLING EVANS STOCKHOLDERS







                            DATED: FEBRUARY 22, 2001

                                TABLE OF CONTENTS


ARTICLE 1 Transactions......................................................................................2

         1.1         The Mergers............................................................................2

               (a)   The Mergers............................................................................2

               (b)   Consummation of the Mergers............................................................3

               (c)   Effective Date of the Mergers..........................................................3

               (d)   Effect of the Mergers..................................................................3

               (e)   The Surviving Corporations' Certificates of Incorporation;
                     Bylaws; Directors and Officers.........................................................3

         1.2         Merger Consideration...................................................................3

               (a)   Aggregate Merger Consideration.........................................................3

               (b)   Consideration for Individual Mergers...................................................4

               (c)   Rights as Holders......................................................................5

               (d)   Anti-dilution..........................................................................6

               (e)   Treasury Stock.........................................................................6

         1.3         Purchase of LLC Interest from the Selling Member.......................................6

               (a)   Purchase and Sale......................................................................6

               (b)   Purchase Price.........................................................................6

               (c)   Deliveries.............................................................................6

               (d)   Conditions to Consummating the Interest Sale...........................................6

         1.4         Performance Unit Appreciation Rights Plan..............................................6

         1.5         No Fractional Shares...................................................................7

         1.6         Escrow of Shares.......................................................................7

ARTICLE 2 Transaction Pre-Closing and Closing...............................................................8

         2.1         Pre-Closing............................................................................8

               (a)   Pre-Closing Date.......................................................................8


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               (b)   Intentionally Omitted..................................................................8

               (c)   Delivery of Closing Documents into Escrow..............................................8

               (d)   Spectrum Transition....................................................................8

               (e)   Proxy of the Members of LLC............................................................8

               (f)   Pre-Closing Covenants..................................................................9

               (g)   Payment of Evans' Net Assets Consideration.............................................9

         2.2         Deliveries to UbiquiTel................................................................9

               (a)   Pre-Closing Certificate................................................................9

               (b)   Authorizing Documents..................................................................9

               (c)   Consents and Approvals.................................................................9

               (d)   Good Standing Certificates............................................................10

               (e)   Opinions of LLC Parties' Counsels.....................................................10

               (f)   Resignations and Releases.............................................................10

               (g)   Stockholder's Releases................................................................10

               (h)   Other Instruments.....................................................................10

         2.3         UbiquiTel Parent's Deliveries.........................................................10

               (a)   Closing Certificate...................................................................10

               (b)   Resolutions...........................................................................10

               (c)   Consents and Approvals................................................................11

               (d)   Opinion of UbiquiTel Parent and UbiquiTel's Counsel...................................11

               (e)   UbiquiTel Stock.......................................................................11

               (f)   Other Instruments.....................................................................11

         2.4         Related Agreements....................................................................11

               (a)   Loan Agreement and Subordination Agreement............................................11

               (b)   Management Agreement..................................................................11

               (c)   Lock-Up Agreement.....................................................................11


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               (d)   Escrow Agreement......................................................................12

               (e)   Indemnification Agreement with Controlling Evans Stockholders.........................12

         2.5         Closing...............................................................................12

ARTICLE 3 Pre-Closing Conditions to Consummating the Mergers...............................................12

         3.1         Joint Conditions......................................................................12

               (a)   HSR Act...............................................................................12

               (b)   NASDAQ Listing........................................................................13

               (c)   UbiquiTel Parent Stockholders' Meeting................................................13

               (d)   Form S-4..............................................................................13

               (e)   No Litigation.........................................................................13

               (f)   FCC Approval..........................................................................13

         3.2         UbiquiTel Parent, UbiquiTel and Merger Subs' Conditions...............................13

               (a)   LLC Parties' Representations True.....................................................13

               (c)   LLC Parties Consents..................................................................14

               (e)   Related Agreements....................................................................15

               (f)   Financing.............................................................................15

               (g)   Pre-Closing Deliveries................................................................15

               (h)   The Sprint Agreements.................................................................15

               (i)   Conversion Condition..................................................................15

         3.3         LLC Parties' Conditions to Closing....................................................15

               (a)   UbiquiTel Parent, UbiquiTel and Merger Subs' Representations True.....................16

               (b)   UbiquiTel, UbiquiTel Parent and Merger Subs' Compliance with
                     Agreement.............................................................................16

               (c)   UbiquiTel Consents....................................................................16

               (d)   No Litigation.........................................................................16

               (e)   Related Agreements....................................................................16


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               (f)   Closing Deliveries....................................................................17

               (g)   RTFC Loan Payoff......................................................................17

ARTICLE 4 Covenants Regarding Consummation of the Transaction..............................................17

         4.1         Satisfaction of Conditions to Closing.................................................17

               (a)   Joint Responsibilities................................................................17

               (b)   LLC Parties' Responsibilities.........................................................18

               (c)   UbiquiTel Parent, UbiquiTel and Merger Subs' Responsibilities.........................18

         4.2         UbiquiTel Announcements...............................................................19

ARTICLE 5 Termination......................................................................................20

         5.1         Reasons for Termination...............................................................20

               (a)   By Mutual Consent.....................................................................20

               (b)   By UbiquiTel Parent...................................................................20

               (c)   By LLC................................................................................20

               (d)   Drop Dead Date........................................................................20

         5.3         UbiquiTel Parent's Termination Procedure..............................................21

         5.4         LLC's Termination Procedure...........................................................21

         5.5         Effect of Termination.................................................................21

ARTICLE 6 Representations and Warranties Concerning LLC....................................................22

         6.1         LLC; Entry Into Agreements............................................................22

               (a)   Organization and Good Standing........................................................22

               (b)   Validity and Authorization; Power and Authority.......................................22

               (c)   Subsidiary............................................................................23

               (d)   No Conflict...........................................................................23

               (e)   LLC Parties Consents Required.........................................................23

         6.2         Financial Information.................................................................24

               (a)   Financial Statements; Books and Records...............................................24


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               (b)   Conduct of Business...................................................................24

               (c)   No Material Adverse Effect............................................................25

         6.3         Member Interests; Capitalization......................................................25

         6.4         Assets................................................................................25

               (a)   Personal Property.....................................................................26

               (b)   Real Property.........................................................................26

               (c)   Intellectual Property.................................................................28

               (d)   Contracts.............................................................................29

         6.5         Liabilities...........................................................................30

               (a)   No Undisclosed Liabilities............................................................30

               (b)   Tax Matters...........................................................................30

               (c)   Litigation............................................................................32

               (d)   Employee Liabilities..................................................................32

               (e)   Warranties............................................................................33

         6.6         Insurance.............................................................................33

         6.7         Employees.............................................................................33

         6.8         Employee Benefit Plans................................................................34

         6.9         Licenses..............................................................................35

         6.10        Environmental Matters.................................................................37

               (a)   Environmental Laws....................................................................37

               (b)   Environmental Claims..................................................................38

               (c)   Permits...............................................................................38

         6.11        No Brokers Fees; No Commissions.......................................................38

         6.12        Certain Information...................................................................38

ARTICLE 7 Representations and Warranties Concerning the Members and the Stockholders.......................39

         7.1         Stockholders; Entry Into Agreements...................................................39


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               (a)   Organization and Good Standing........................................................39

               (b)   Validity and Authorization; Power and Authority.......................................39

               (c)   No Conflict...........................................................................40

               (d)   LLC Parties Consents; Stockholders Consents Not Required..............................40

               (e)   Ownership and Transfer of Members' Interests..........................................40

         7.2         Financial Information.................................................................40

               (a)   Financial Statements; Books and Records...............................................40

               (b)   Conduct of Business...................................................................41

         7.3         Equity Interests......................................................................41

               (a)   Capitalization........................................................................41

               (b)   Ownership and Transfer by Stockholders................................................41

         7.4         No Contracts..........................................................................41

               (b)   Tax Matters...........................................................................42

               (c)   Litigation............................................................................43

         7.6         Sale of Evans Telco Businesses........................................................43

         7.7         Certain Information...................................................................43

ARTICLE 8 Representations and Warranties of Ubiquitel Parent, UbiquiTel and the Merger Subs................44

         8.1         Entry Into Agreements.................................................................44

               (a)   Organization and Good Standing........................................................44

               (b)   Corporate Power and Authority; Validity and Authorization.............................44

         8.2         Conflicts and Consents................................................................44

               (a)   No Conflict...........................................................................44

               (b)   Consents Obtained.....................................................................45

         8.3         No Brokers Fees; No Commissions.......................................................45

         8.4         UbiquiTel Stock.......................................................................45

         8.5         SEC Documents.........................................................................45


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         8.6         No Material Adverse Effect............................................................45

         8.7         Capitalization........................................................................45

         8.8         No Liabilities........................................................................46

         8.9         Compliance with Laws..................................................................46

         8.10        Certain Information...................................................................46

         8.11        Disclosure............................................................................47

ARTICLE 9 Pre-Closing Covenants of the LLC Parties.........................................................47

         9.1         Conduct of Business of LLC............................................................47

         9.2         Access to Information and Employees...................................................47

         9.3         Financial Statements..................................................................48

         9.4         Conduct of the Members Pending Closing................................................48

         9.5         Trading Prohibition...................................................................48

         9.6         Non-Negotiation.......................................................................48

ARTICLE 11 Certain Agreements..............................................................................49

         11.1        Consulting Agreement..................................................................49

         11.2        Preparation of the Proxy Statement and the Form S-4...................................49

               (a)   Preparation...........................................................................49

               (b)   Proxy Statement and Form S-4..........................................................49

               (c)   Resale Registration Statement.........................................................49

               (d)   UbiquiTel Parent's Actions............................................................50

               (e)   Comfort Letters, Etc..................................................................50

         11.3        UbiquiTel Stockholders' Meeting.......................................................50

         11.4        Post-Closing Agreements of Stockholders and UbiquiTel Parent..........................50

               (a)   Further Actions.......................................................................50

               (b)   Access to Information.................................................................51

               (c)   Directors.............................................................................51


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

               (d)   Member Loans..........................................................................51

               (e)   Reorganization Qualification..........................................................51

               (f)   Qualification of the Evans Merger.....................................................51

         11.5        Payoff of Certain Obligations at Closing..............................................51

         11.6        Tax Matters For UbiquiTel Parent and Members..........................................52

               (a)   Tax Periods Ending on or Before the Closing Date......................................52

               (b)   Straddle Periods......................................................................52

               (c)   Tax Obligations.......................................................................52

               (d)   General Cooperation on Tax Matters....................................................53

               (e)   Contests..............................................................................54

               (f)   [Omitted].............................................................................54

               (g)   Additional Tax Matters................................................................54

         11.7        Tax Matters in Evans Merger...........................................................55

               (a)   Tax Periods Ending on or Before the Closing Date......................................56

               (b)   Evans Straddle Periods................................................................56

               (c)   Tax Obligations.......................................................................56

               (d)   General Cooperation on Tax Matters....................................................57

               (e)   Contests..............................................................................57

               (f)   Carryback CFT Deduction...............................................................58

         11.8        Waiver of Purchase Rights by Members..................................................59

         11.9        Release from Stockholder Guarantees...................................................59

         11.10       FCC Matters...........................................................................59

         11.11       Amendment of Due Diligence Schedules..................................................59

ARTICLE 12 Indemnification.................................................................................60

         12.1        Survival; Etc.........................................................................60

               (a)   Breach................................................................................60


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               (b)   Survival..............................................................................60

               (c)   Survival of Representations and Warranties............................................60

         12.2        Indemnities...........................................................................61

               (a)   Indemnification of UbiquiTel..........................................................61

               (b)   UbiquiTel Parent's Indemnification....................................................62

         12.3        Limitations on Indemnities............................................................62

               (a)   Basket................................................................................62

               (b)   Escrow and Maximum Indemnification Amount.............................................62

               (c)   No Limitations on Tax Indemnifications................................................63

               (d)   Damages...............................................................................63

               (e)   Exclusivity...........................................................................63

         12.4        Notice and Opportunity to Defend......................................................63

               (a)   Claim Notices, Etc....................................................................63

               (b)   Defense Costs.........................................................................64

               (c)   Third Party Claims....................................................................64

         12.5        Delays or Omissions, Etc..............................................................64

         12.6        Governing Law.........................................................................64

         12.7        Dispute Resolution....................................................................65

               (a)   Arbitration...........................................................................65

               (b)   Emergency Relief......................................................................65

ARTICLE 13 Miscellaneous...................................................................................66

         13.1        Successors and Assigns................................................................66

         13.2        Entire Agreement......................................................................66

         13.3        Amendment.............................................................................66

         13.4        Extension; Waiver.....................................................................66

         13.5        Notices, Etc..........................................................................66


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         13.6        Third Party Beneficiary, Etc..........................................................73

         13.7        Reformation; Severability.............................................................73

         13.8        Counterparts..........................................................................73

         13.9        Titles and Subtitles..................................................................73

         13.10       Expenses..............................................................................73

         13.11       Responsibility for Merger Sub Obligations.............................................74

         13.12       Confidentiality.......................................................................74

               (a)   Post-Signing Confidentiality..........................................................74

               (b)   Post-Closing Confidentiality..........................................................74



                         INDEX OF EXHIBITS AND SCHEDULES


Exhibit 1.2................      Merger Consideration
Exhibit 1.2(b)(ii)(B)(i)...      Estimated Net Assets Statement
Exhibit 1.2(b)(ii)(B)(ii)..      Remaining Evans Stockholders
Exhibit 2.1(e).............      Proxy
Exhibit 1.4................      PAR Plan
Exhibit 2.2(f).............      Officer and Director Resignations and Releases
Exhibit 2.2(g).............      Stockholder Releases
Exhibit 2.4(c).............      Lock-Up Agreement
Exhibit 2.4(d).............      Escrow Agreement
Exhibit 11.9...............      Guarantees to be Released

LLC Disclosure Schedule
Stockholders Disclosure Schedule
UbiquiTel Disclosure Schedule



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


                                  DEFINED TERMS

AAA.........................................................................65
Accounts....................................................................26
accumulated funding deficiency..............................................35
Affiliate...................................................................25
Affiliated Group............................................................55
Aggregate Merger Consideration...............................................3
Agreement....................................................................1
amount of unfunded benefit liabilities......................................35
Approvals...................................................................15
Asserted Liability..........................................................63
Barcus.......................................................................1
Basket......................................................................62
BFI..........................................................................1
Breach......................................................................60
CCC..........................................................................3
CFT Deduction...............................................................58
CFT Payment.................................................................58
Closing..................................................................8, 12
Closing Date.................................................................3
Code........................................................................32
Combined Company............................................................34
Companies...................................................................22
Company.....................................................................22
Consents....................................................................15
Contracts...............................................................29, 30
Controlling Evans Stockholders...............................................2
Controlling Evans Stockholders Indemnification Agreement....................12
Copyrights..................................................................28
Credit Agreement............................................................19
CVC..........................................................................1
CVC Merger...................................................................3
D. Williams..................................................................1
Default.....................................................................30
Defense Costs...............................................................64
disqualified person.........................................................34
Effective Date...............................................................3
employee benefit plan.......................................................34
Employee Benefit Plans......................................................34
Environmental Claim.........................................................38
Environmental Laws..........................................................37
Equipment Leases............................................................26
ERISA.......................................................................34
ERISA Affiliate.............................................................34
Escrow Account...............................................................7
Escrow Agreement............................................................12
Escrow Amount................................................................7
Estimated Net Assets Statement...............................................4
Evans........................................................................1
Evans LP.....................................................................2
Evans Merger.................................................................3
Evans Pre-Acquisition Period................................................58
Evans Pre-Closing Periods...................................................56
Evans Representative........................................................16
Evans Stock..................................................................4
Evans Stockholders...........................................................4
Evans Straddle Periods......................................................56
Evans Telco Businesses.......................................................3
Evans Telco Sale Agreement..................................................43
Evans Trust..................................................................2
Event of Default............................................................30
Exchange Act................................................................45
FCC.........................................................................13
Financial Statements........................................................40
FIT Refund..................................................................58
Form S-4....................................................................49
GAAP........................................................................24
Good Standing Certificate...................................................10
Hazardous Materials.........................................................38
Holmes Trust.................................................................2
HSR Act.....................................................................13
Indemnified Party...........................................................63
Indemnifying Party..........................................................63
Intellectual Property.......................................................28
Interest Sale................................................................6
IPLLC........................................................................1
KCI..........................................................................1
Kerman.......................................................................1
Kerman Merger................................................................2
Labor Claims................................................................34
Laws........................................................................27
Leased Premises.............................................................27
Lender......................................................................30
Lessors.....................................................................27
Licenses....................................................................36
Liens.......................................................................26
LLC..........................................................................1
LLC Disclosure Schedule.....................................................22
LLC Financial Statements....................................................24


                                   DEFINED TERMS
                                        -xi-


LLC Indemnitors.............................................................61
LLC Interests................................................................2
LLC Mandatory Consents......................................................15
LLC Material Adverse Change.................................................14
LLC Parties..................................................................2
LLC Parties Closing Certificate..............................................9
LLC Parties Consents........................................................14
LLC Parties Indemnitees.....................................................62
LLC Subsidiary..............................................................23
LLC's knowledge.............................................................22
Loan Agreement..............................................................11
Lock-Up Agreement...........................................................11
Loss........................................................................61
Losses......................................................................61
M. Williams..................................................................1
Management Agreement........................................................11
Mandatory Consents..........................................................17
Marks.......................................................................28
Maximum Indemnification Amount..............................................62
Member.......................................................................1
Member Post-Closing Period..................................................54
Member Pre-Closing Period...................................................52
Member Representative.......................................................54
Members......................................................................1
Members Committee...........................................................20
Member's Interest............................................................2
Members' Interests...........................................................2
Members Representative......................................................16
Merger Consideration.........................................................3
Merger Sub...................................................................1
Merger Sub I.................................................................1
Merger Sub II................................................................1
Merger Sub III...............................................................1
Merger Sub IV................................................................1
Merger Sub V.................................................................1
Merger Sub VI................................................................1
Merger Subs..................................................................1
Mergers......................................................................3
Multiemployer Plan..........................................................34
Net Assets...................................................................4
Net Assets Statement.........................................................5
Order.......................................................................32
Organizational Documents....................................................23
Outside Confidentiality Agreement...........................................33
PAR Plan.....................................................................7
Parent......................................................................55
Paribas.....................................................................15
Paribas Consent.............................................................17
PARs.........................................................................7
Parties......................................................................1
Party........................................................................1
party in interest...........................................................34
Patents.....................................................................28
Paying LLC Indemnitor.......................................................61
Paying Stockholder Group Indemnitor.........................................61
PC4..........................................................................1
PC4 Merger...................................................................2
PCS..........................................................................1
PCS Licenses................................................................36
PCS Merger...................................................................2
Pension Plan................................................................35
Permits.....................................................................14
Permitted Liens.............................................................26
Person......................................................................25
Personal Property...........................................................26
Pinnacles....................................................................1
Pinnacles Merger.............................................................2
Policies....................................................................33
Post-Acquisition Period.....................................................58
Post-Closing Periods........................................................58
Prior Policies..............................................................33
Proceedings.................................................................32
prohibited transaction......................................................34
Proxy Statement.............................................................49
PTC..........................................................................1
Ramyar.......................................................................1
RCBM.........................................................................1
Real Estate Contracts.......................................................27
Real Property...............................................................26
Related Agreements..........................................................11
Remaining Evans Stockholders.................................................4
Remaining LLC Indemnitors...................................................61
Remaining Stockholder Group Indemnitors.....................................61
reportable event............................................................35
Representatives.............................................................48
Resale Registration Statement...............................................49
Respondent..................................................................65
Revised Net Assets Statement.................................................5
RTFC Loan Agreement.........................................................30
S&K..........................................................................1


                                   DEFINED TERMS
                                      -xii-


SEC.........................................................................13
SEC Documents...............................................................45
SEC Filing Date.............................................................49
Securities Act..............................................................13
Selling Member...............................................................1
Signing Date.................................................................1
Sprint Affiliation Agreement................................................25
Stock........................................................................5
Stockholder Entity..........................................................39
Stockholder Group...........................................................39
Stockholder Group Indemnified Claim.........................................61
Stockholder Group Indemnitors...............................................61
Stockholders.................................................................1
Stockholders Disclosure Schedule............................................39
Straddle Periods............................................................52
Subordination Agreement.....................................................11
Survival Period.............................................................60
Tax.........................................................................32
Tax Returns.................................................................32
Taxes.......................................................................32
Technology Contracts........................................................28
Termination Date............................................................21
Testamentary Trust...........................................................2
Tower Leases................................................................28
Trade Secrets...............................................................28
Twenty Day Average Closing Price............................................62
UbiquiTel....................................................................1
UbiquiTel Closing Certificate...............................................10
UbiquiTel Confidential Information..........................................74
UbiquiTel Consents..........................................................45
UbiquiTel Disclosure Schedule...............................................44
UbiquiTel Indemnitees.......................................................61
UbiquiTel Indemnitors.......................................................62
UbiquiTel Legal Requirements................................................46
UbiquiTel Mandatory Consents................................................17
UbiquiTel Material Adverse Change...........................................16
UbiquiTel Parent.............................................................1
UbiquiTel Stock..............................................................3
UbiquiTel Stockholders' Meeting.............................................50
Vilas Trust..................................................................2
Voting Agreement............................................................20
welfare benefit plans.......................................................35


                                   DEFINED TERMS

                                MERGER AGREEMENT

         This MERGER AGREEMENT (this "AGREEMENT") is entered into as of February 22, 2001 (the "SIGNING DATE"), by and among the following parties (each a "PARTY," and collectively, the "PARTIES"):

UBIQUITEL INC.:
     1.  UbiquiTel Inc., a Delaware corporation ("UBIQUITEL PARENT"),

UBIQUITEL OPERATING COMPANY:
     1. UbiquiTel Operating Company, a Delaware corporation and a wholly-owned subsidiary of UbiquiTel Parent ("UBIQUITEL"),

UBIQUITEL AFFILIATES (INDIVIDUALLY, A "MERGER SUB" AND COLLECTIVELY, THE "MERGER SUBS"):

     1. UVMS I, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB I"),

     2. UVMS II, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB II"),

     3. UVMS III, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB III"),

     4. UVMS IV, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB IV"),

     5. UVMS V, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB V"),

     6. UVMS VI, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB VI"),

LLC:
     1.  VIA Wireless, LLC, a California limited liability company ("LLC"),

THE MEMBERS OF LLC (INDIVIDUALLY, A "MEMBER" AND COLLECTIVELY, THE "MEMBERS"):

     1.   Central Valley Cellular, Inc., a California corporation ("CVC"),

     2.   Ponderosa Cellular 4, Inc., a California corporation ("PC4"),

     3.   Personal Communications Service, Inc., a California corporation
          ("PCS"),

     4.   Pinnacles PCS, Inc., a California corporation ("PINNACLES"),

     5. Kerman Communication Technologies, Inc., a California corporation ("KERMAN"),

     6. Delmar Williams & Associates, L.P., a California limited partnership ("SELLING MEMBER"),

THE PARTIES CONTROLLING THE MEMBERS (THE "STOCKHOLDERS"):

     1. J.H. Evans Inc., a California corporation and the sole stockholder of CVC ("EVANS"),

     2. The Ponderosa Telephone Co., a California corporation and sole stockholder of PC4 ("PTC"),

     3. RCBM, LLC, a California limited liability company and a stockholder of PCS ("RCBM"),

     4. Ramyar, LLC, a California limited liability company and a stockholder of PCS ("RAMYAR"),

     5. Instant Phone, LLC, a California limited liability company and a stockholder of PCS ("IPLLC"),

     6. Bryan Family, Inc., a California corporation and sole stockholder of Pinnacles ("BFI"),

     7. Kerman Communications, Inc., a California corporation and a stockholder of Kerman ("KCI"),

     8. Barcus Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("BARCUS"),

     9. S&K Moran Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("S&K"),

     10. Delwyn C. Williams, an individual resident of the State of California and a general partner of the Selling Member ("D. WILLIAMS"),

     11. Marlene G. Williams, an individual resident of the State of California and a general partner of the Selling Member ("M. WILLIAMS"),

THE PARTIES CONTROLLING EVANS (THE "CONTROLLING EVANS STOCKHOLDERS"):

     1. Irrevocable Trust Under the Will of John H. Evans, a California testamentary trust ("TESTAMENTARY TRUST"),

     2. J.H. Evans Family Limited Partnership, a California limited partnership ("EVANS LP"),

     3. Jane Blair Vilas 1990 Trust, a California inter vivos irrevocable trust ("VILAS TRUST")

     4. The Dan and Danna Holmes Charitable Remainder Trust II, a California inter vivos irrevocable trust ("HOLMES TRUST"), and

     5. The John and Wendy Evans Charitable Remainder Trust II, a California inter vivos irrevocable trust (the "EVANS TRUST").

                                 R E C I T A L S

A. The Members own, in the aggregate, all of the issued and outstanding units of membership interests of LLC (the "LLC INTERESTS"), consisting in the aggregate of 1,383,737 units (the authorized membership interests of LLC, whether or not owned by a Member being referred to individually as a "MEMBER'S INTEREST" and collectively as the "MEMBERS' INTERESTS"). LLC, LLC Subsidiary (as defined in Section 6.1(c) (SUBSIDIARY) herein), the Members, the Stockholders and, if Merger Sub V merges into Evans, the Controlling Evans Stockholders are sometimes collectively referred to herein as the "LLC PARTIES."

B. The Parties deem it advisable and in their respective best interests to enter into the transactions contemplated hereby.

C. The Parties acknowledge that they have received adequate consideration for entering into, and have relied upon the promises, covenants, representations and warranties contained in, this Agreement, and that they will be benefited by the transactions contemplated herein.

                                A G R E E M E N T

         Based on the recitals set forth above and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  TRANSACTIONS

         1.1      THE MERGERS.

                  (a)    THE MERGERS.

         Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined in Section 1.1(c) herein):

                             1. Merger Sub I shall merge with and into PC4 (the "PC4 MERGER");

                             2. Merger Sub II shall merge with and into PCS (the "PCS MERGER");

                             3. Merger Sub III shall merge with and into Pinnacles (the "PINNACLES MERGER");

                             4. Merger Sub IV shall merge with and into Kerman (the "KERMAN MERGER"); and

                             5.   If Evans no longer owns the Evans Telco
                                  Businesses (as defined below), Merger Sub V shall merge with and into Evans (the "EVANS MERGER"), and if Evans owns the Evans Telco Businesses, Merger Sub V shall merge with and into CVC (the "CVC MERGER").

The foregoing mergers collectively are referred to herein as the "MERGERS." From and after the Effective Date, the separate existence of the Merger Subs shall cease and PC4, PCS, Pinnacles, Kerman, and either CVC or Evans, as the case may be, shall continue as the surviving corporations in the Mergers, and shall continue to be governed by the laws of the State of California. The capital stock of all of the subsidiaries of Evans other than CVC, and all businesses, assets, rights, liabilities and obligations of Evans and its subsidiaries of any character whatsoever, other than the capital stock of CVC that Evans owns, collectively are referred to herein as the "EVANS TELCO BUSINESSES."

                  (b)    CONSUMMATION OF THE MERGERS.

         The Mergers shall be consummated by filing Agreements of Merger with the Secretary of State of the State of California, together with all other documents, notices and filings required by the California Corporations Code ("CCC").

                  (c)      EFFECTIVE DATE OF THE MERGERS.

         The Agreements of Merger shall provide that the Mergers shall be effective as of the date set forth in the Agreements of Merger filed with the Secretary of State of the State of California (the "EFFECTIVE DATE").

                  (d)      EFFECT OF THE MERGERS.

         At the Effective Date, the effect of each Merger shall be as provided in Section 1107 of the CCC.

                  (e) THE SURVIVING CORPORATIONS' CERTIFICATES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

         The certificates of incorporation and bylaws of the surviving corporations, in each case as in effect on the Effective Date, shall be the certificates of incorporation and bylaws of Merger Sub I, Merger Sub II, Merger Sub III, Merger Sub IV and Merger Sub V, respectively, except that the first Article of each such certificate of incorporation shall be amended to amend the name of the surviving corporation. As of the Effective Date, the Boards of Directors and officers of each of Merger Sub I, Merger Sub II, Merger Sub III, Merger Sub IV and Merger Sub V shall be the Boards of Directors and officers of each of the respective surviving corporations.

         1.2      MERGER CONSIDERATION.

                  (a)    AGGREGATE MERGER CONSIDERATION.

         The aggregate consideration payable to the Stockholders (excluding the stockholder of CVC and including the Evans Stockholders (as defined in Section 1.2(b)(ii)(B)(I)), in the event the Evans Merger occurs) in connection with the Mergers and the Interest Sale (as defined in Section 1.3(a) herein) (collectively, the "AGGREGATE MERGER CONSIDERATION"; references herein to a Person's individual portion of the Aggregate Merger Consideration are referred to as such Person's "MERGER CONSIDERATION") shall be 16,350,491 shares of duly authorized, validly issued, fully paid and nonassessable shares of UbiquiTel Parent's common stock, par value $0.0005 per share (the "UBIQUITEL STOCK"), plus any additional shares of UbiquiTel Stock required to be allocated hereunder pursuant to Section
1.4, along with any dividends or distributions thereon after the Effective
Date.

                  (b)      CONSIDERATION FOR INDIVIDUAL MERGERS.

                           (i) Subject to the provisions of Section 1.2(b)(ii),
the capital stock of the Members participating in the Mergers which are issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date, as set forth on EXHIBIT 1.2 attached hereto.

                           (ii) CONSIDERATION FOR THE EVANS MERGER. If the Evans
Merger occurs under Section 1.1(a) hereof (in lieu of the CVC Merger), then each share of common stock of Evans (the "EVANS STOCK") issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Evans Merger and without any action on the part of the holders thereof, be converted into the following:

                                (A) UBIQUITEL STOCK.

         The right to receive a number of shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date, determined in accordance with the provisions of EXHIBIT 1.2.

                                (B) NET ASSETS CONSIDERATION.

         The right to receive an amount of cash equal to the Net Assets (as defined herein) divided by the total number of Evans shares issued and outstanding at the EFFECTIVE DATE (the "Net Assets Consideration"). The Net Assets Consideration shall be paid to the Evans Stockholders (as defined below) on the Effective Date, except that the amount of cash and cash equivalents in the RTFC escrow shall be paid only when it has been received by UbiquiTel, all pursuant to Section 2.1(g). "NET ASSETS" shall mean cash and cash equivalents of Evans and its subsidiaries as of the EFFECTIVE DATE, plus the amount of any Tax refunds or overpayments to which Evans and its subsidiaries are entitled as of the EFFECTIVE DATE minus liabilities of Evans and its subsidiaries as of the EFFECTIVE DATE, including the liability for Taxes of Evans and its subsidiaries, but not including any deferred Tax liabilities as determined in accordance with generally accepted accounting principles.

                                (I) CALCULATION AND PAYMENT OF NET ASSETS.

         EXHIBIT 1.2(b)(ii)(B)(I) presents Evans' good faith estimate of the Net Assets (the "ESTIMATED NET ASSETS STATEMENT"). Between the date hereof and the PRE-CLOSING DATE (as defined in Section 2.1), Evans and UbiquiTel Parent shall cooperate in an effort to reach agreement on the amount of the assets and liabilities to be set forth on the Net Assets Statement (as defined in (II) below) to be delivered by Evans at the PRE-CLOSING (as defined in Section 2.1). To this end, the Controlling Evans Stockholders and the remaining stockholders of Evans (as identified on EXHIBIT 1.2(b)(ii)(B)(II) attached hereto (the "REMAINING EVANS STOCKHOLDERS," and together with the Controlling Evans Stockholders, the "EVANS STOCKHOLDERS")) shall cause Evans to cooperate fully with UbiquiTel Parent and its tax advisers, and shall promptly provide UbiquiTel Parent with all information, records, tax returns, work papers, and access to Evans' tax advisers as is necessary to enable UbiquiTel Parent to understand the basis for Evans' calculations.

                                (II) CLOSING NET ASSETS STATEMENT.

         Prior to the PRE-CLOSING DATE, the Evans Representative (as defined in
Section 3.3 (LLC PARTIES' CONDITIONS TO CLOSING) herein) shall deliver to UbiquiTel Parent a statement of the Net Assets dated as of the close of business on the day immediately preceding the PRE-CLOSING DATE (the "NET ASSETS STATEMENT"). The Net Assets Statement shall be prepared in accordance with the same principles, methods and procedures used in the preparation of the Estimated Net Assets Statement. If UbiquiTel Parent agrees with the Net Assets Statement as delivered by the Evans Representative, it shall so signify by initialing the same. If it disagrees with the Net Assets Statement it shall, on or before the PRE-CLOSING DATE, deliver to the Evans Representative a revised net assets statement (the "REVISED NET ASSETS STATEMENT"). If UbiquiTel Parent delivers to the Evans Representative a Revised Net Assets Statement, then the amount of the difference between the liabilities shown on the Net Assets Statement and the liabilities shown on the Revised Net Assets Statement shall be deposited by UbiquiTel Parent in a separate interest-bearing account until the filing of the tax returns described in Section 11.7 (TAX MATTERS IN EVANS MERGER) herein.

                 (III) PAYMENT OF TAX RETURN ADJUSTMENT AMOUNT.

         Within 5 days after the filing of the Tax Returns described in Section 11.7, (i) UbiquiTel shall pay to the Evans Representative the amount (including the amounts, if any, deposited in a separate account pursuant to (II) above and interest thereon), if any, by which the amount of Net Assets, as adjusted for Taxes for which the Evans Stockholders are responsible under Section 11.7 and Tax refunds or Tax overpayments to which Evans or its subsidiaries was entitled as of the EFFECTIVE DATE, in either case, only to the extent not previously taken into account in determining the Net Assets, exceeds the amount of the Net Assets as set forth on the Net Assets Statement or Revised Net Assets Statement above, or (ii) the Evans Representative shall pay to UbiquiTel the amount (with a credit for the amounts, if any, deposited in a separate account pursuant to
(II) above), if any, by which Net Assets, as adjusted for Taxes for which the Evans Stockholders are responsible under Section 11.7 and Tax refunds or Tax overpayments to which Evans or its subsidiaries was entitled as of the EFFECTIVE DATE, in either case, only to the extent not previously taken into account in determining the Net Assets, is less than the Net Assets as set forth on the Net Assets Statement or Revised Net Assets Statement above. If any Tax refund is taken into account in the calculation of the Net Assets, UbiquiTel Parent or Evans, as the case may be, shall make any payment attributable thereto within ten (10) days following the date on which UbiquiTel Parent or Evans actually receives the refund. Payments, if any, pursuant to this Section 1.2 shall be made by wire transfer of immediately available funds. The Parties shall treat any payment made pursuant to this paragraph (III) as an adjustment to the Merger Consideration for all purposes.

                  (c)    RIGHTS AS HOLDERS.

         On and after the Effective Date, holders of stock of the Members (including the Evans Stockholders in lieu of the CVC stockholder if the Evans Merger occurs) shall cease to have any rights as stockholders except the right to receive the Merger Consideration set forth in this Section 1.2 with respect to shares of the Members' or Evans', as the case may be, stock held by them (all of such stock being referred to herein as "STOCK"). The Merger Consideration paid upon the surrender for exchange of Stock in accordance with the terms of this Agreement shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such Stock or UbiquiTel Stock.

                  (d)      ANTI-DILUTION.

                           (i) In the event of any stock dividend, stock split,
reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued to all UbiquiTel Parent stockholders in respect of, UbiquiTel Stock on or after the date hereof and prior to the Effective Date, the consideration payable in the Mergers and to the Selling Member shall be adjusted accordingly.

                           (ii) UbiquiTel Parent and UbiquiTel each agree that
they shall not take any action for the purposes of avoiding the provisions of this Section 1.2(d). In the event that UbiquiTel Parent or UbiquiTel shall enter into any transaction which is for the purpose of, or which results in, the avoidance of the provisions of this section, the benefits provided by this section shall nevertheless apply and be preserved.

                  (e)      TREASURY STOCK.

         All shares of capital stock of the Members or Evans, as the case may be, that are held as treasury stock shall, on the Effective Date, be canceled and retired and shall cease to exist, and no shares of UbiquiTel Stock or other consideration shall be delivered or owing in exchange therefor.

         1.3      PURCHASE OF LLC INTEREST FROM THE SELLING MEMBER.

                  (a)      PURCHASE AND SALE.

         At the CLOSING, the Selling Member agrees to sell, and UbiquiTel Parent agrees to cause Merger Sub VI to purchase, all of the LLC Interest held by the Selling Member for the consideration determined in accordance with the provisions of EXHIBIT 1.2 attached hereto. The purchase and sale of the LLC Interest by the Selling Member to Merger Sub VI herein is referred to as the "INTEREST SALE."

                  (b)      PURCHASE PRICE.

         The purchase price for the LLC Interest included in the Interest Sale shall be the number of duly authorized, validly issued, fully paid and non-assessable shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date determined in accordance with the provisions of EXHIBIT 1.2 attached hereto.

                  (c)      DELIVERIES.

         At the Pre-CLOSING, the Selling Member shall execute and deliver to Greenberg Traurig, to hold in escrow pursuant to Section 2.1(c), documents of transfer in a form reasonably required by Merger Sub VI, and the Selling Member shall execute such additional agreements, including without limitation, amendments to the Operating Agreement, as shall reasonably be deemed to be appropriate and necessary in order to transfer the LLC Interest being sold by the Selling Member. The Selling Member's LLC Interest shall be transferred at CLOSING by delivery of such documents of transfer to Merger Sub VI.

                  (d)      CONDITIONS TO CONSUMMATING THE INTEREST SALE.

         The obligations of Merger Sub VI or UbiquiTel Parent and the Selling Member to consummate the Interest Sale are conditioned on the CLOSING of the Mergers.

         1.4      PERFORMANCE UNIT APPRECIATION RIGHTS PLAN.

         EXHIBIT 1.4 lists the holders of the 8,750 LLC Performance Unit Appreciation Rights ("PARS") currently outstanding under LLC's Performance Unit Appreciation Rights Plan (the "PAR PLAN"), and the number of PARs held by each such holder. At the Effective Date, LLC shall terminate its PAR Plan, and each holder of PARs shall become entitled to receive, in substitution for the PARs previously held by each such holder and subject to the provisions of this
Section 1.4, the number of shares of UbiquiTel Stock set forth opposite each holder's name on EXHIBIT 1.4. All of such shares shall be issued to the former PAR holders at the CLOSING DATE, and one-half of such shares shall be distributed to each such holder on the CLOSING DATE. The other half of such shares shall be distributed to each such holder on the date that is 180 days following the CLOSING DATE; PROVIDED, HOWEVER, that if any such holder voluntarily terminates his employment with UbiquiTel prior to such 180th day following the CLOSING DATE, such one-half of such holder's shares shall be forfeited and shall be cancelled unilaterally by UbiquiTel Parent (or its transfer agent) on its stock transfer records. During such 180 days, each such holder shall be entitled to vote the shares that have not been distributed to him or her, to receive dividends on such shares, and to all other beneficial rights as owner of such shares (other than the right to transfer, sell or otherwise dispose of such shares). If any shares of UbiquiTel Stock are forfeited hereunder by one or more holders because any such holder has voluntarily terminated its employment with UbiquiTel prior to the 180th day following the CLOSING DATE, such shares, after cancellation by UbiquiTel Parent (or its transfer agent), shall be redistributed instead to the Stockholders and the Selling Member, proportionately based on the total number of shares of UbiquiTel Stock to be received by such Person in accordance with the provisions of EXHIBIT 1.2. Each holder listed on EXHIBIT 1.4 shall be a third-party beneficiary of the agreements of UbiquiTel set forth in this Section 1.4, entitled to enforce the same for his benefit.

         1.5      NO FRACTIONAL SHARES.

         No certificates representing fractional shares of UbiquiTel Stock shall be issued upon the surrender for exchange of Stock or the LLC Interests, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of UbiquiTel Parent. In lieu of any such fractional shares, each holder of Stock or the LLC Interests who would otherwise have been entitled to a fraction of a share of UbiquiTel Stock will receive a full share of UbiquiTel Stock, if the fraction is one-half or greater, and shall not receive such fractional share, if the fraction is less than one-half.

         1.6      ESCROW OF SHARES.

         On the CLOSING DATE, and subject to the terms and conditions set forth in the Escrow Agreement (as defined in Section 2.4(d) (ESCROW AGREEMENT) herein), the Stockholders (except for Evans and including the Controlling Evans Stockholders, if the Evans Merger occurs) and the Selling Member shall deposit into the escrow created by the Escrow Agreement (the "ESCROW ACCOUNT") the aggregate amount of 2,000,000 shares of UbiquiTel Stock (the "ESCROW AMOUNT"); and each Stockholder (except for Evans and including the Controlling Evans Stockholders, if the Evans Merger occurs) and the Selling Member will deposit the number of shares set forth in Exhibit 1.2. The Escrow Amount shall be held and disbursed in accordance with the Escrow Agreement and Sections 3.2(a)(LLC PARTIES' REPRESENTATIONS TRUE) and 12.3 (LIMITATIONS ON INDEMNITIES) of this Agreement.

                                    ARTICLE 2
                       TRANSACTION PRE-CLOSING AND CLOSING

         2.1      PRE-CLOSING.

                  (a)      PRE-CLOSING DATE.

         Unless this Agreement has been terminated pursuant to the provisions of Article 5 (TERMINATION), the PRE-CLOSING of the Mergers (the "PRE-CLOSING") shall take place on the third business day after the satisfaction or written waiver of the conditions (other than the execution or delivery of agreements, certificates, legal opinions or other instruments to be delivered at the Pre-CLOSING) contained herein; PROVIDED, HOWEVER, that if on such date Evans still owns the Evans Telco Businesses, then, at Evans' discretion, it can extend the PRE-CLOSING to a date which is three (3) days after the sale of the Evans Telco Businesses, but in no event shall Evans be permitted to extend the PRE-CLOSING (for this reason) after June 30, 2001. The date of the PRE-CLOSING shall be the PRE-CLOSING DATE. UbiquiTel Parent and LLC shall exercise commercially reasonable efforts to give advance notice of the proposed PRE-CLOSING DATE as soon as such date is ascertainable. The PRE-CLOSING shall take place at the offices of Greenberg Traurig, LLP, counsel to UbiquiTel Parent, located at 1750 Tysons Boulevard, McLean, Virginia, at 10:00 a.m., local time, or at such other place or by such other means as the Parties hereto may agree.

                  (b)      INTENTIONALLY OMITTED.

                  (c)      DELIVERY OF CLOSING DOCUMENTS INTO ESCROW.

         At the Pre-Closing, (i) the LLC Parties shall deliver to Greenberg Traurig, to hold as escrow agent for UbiquiTel until the Closing, all of the documents specified in Section 2.2 and those specified in Section 2.4 to be delivered by any of the LLC Parties, and (ii) UbiquiTel Parent shall deliver to Morris, Manning & Martin, L.L.P., to hold as escrow agent for the LLC Parties until the Closing, (A) all of the documents specified in Section 2.3 and those specified in Section 2.4 to be delivered by UbiquiTel, and (B) fully executed counterparts of the Agreements of Mergers for the Mergers to be filed with the California Secretary of State. With respect to the documents described in the foregoing clauses (i) and (ii)(A), all of such documents so delivered shall be dated as of the Pre-Closing Date and shall be delivered on the Closing Date without redating or modification.

                  (d)      SPECTRUM TRANSITION.

         Immediately following the PRE-CLOSING DATE, UbiquiTel shall take such steps, all at its sole cost and expense, as may be necessary promptly to implement and complete the Spectrum Transition (as defined in Addendum VI to the UbiquiTel Sprint Management Agreement). LLC shall take all necessary actions and provide access to its properties for the purpose of enabling UbiquiTel to complete the Spectrum Transition.

                  (e)      PROXY OF THE MEMBERS OF LLC.

         On the PRE-CLOSING DATE, each Member of LLC shall, and the Stockholders controlling such Member shall cause such Member to, execute an irrevocable proxy in the form attached as Exhibit 2.1(e) giving UbiquiTel the right to vote all Members' Interests then owned by such Member during the PRE-CLOSING Period. The Parties acknowledge, and agree not to contest, that such irrevocable proxy is intended to be an irrevocable appointment of a proxy for all purposes pursuant to Section 705(e)(2) of the CCC.

                  (f)      PRE-CLOSING COVENANTS.

         In addition to the covenants and warranties of the Parties set forth elsewhere in this Agreement, and as a special covenant related solely to the period between the PRE-CLOSING DATE and the CLOSING DATE (the "PRE-CLOSING Period"), each Party covenants, warrants, and agrees that he, she, or it will take no action or forego to take any actions during the PRE-CLOSING Period that would cause any representation or warranty set forth in this Agreement on behalf of such Party or any Affiliate of such Party to become untrue or inaccurate, or that would be inconsistent with any such representation or warranty, or that would cause any document delivered pursuant to Section 2.1(c) on behalf of such Party or an Affiliate of such Party to become untrue or inaccurate or that would be inconsistent with any such document.

                  (g)      PAYMENT OF EVANS' NET ASSETS CONSIDERATION.

         At the Pre-Closing, UbiquiTel or UbiquiTel Parent, as appropriate, shall (a) irrevocably instruct the depositary selected by Evans for deposit of the cash that is included in the Net Assets Statement under the caption "Cash and cash equivalents" (the "Evans Depositary") to transfer an amount equal to
(x) the Net Assets Consideration less (y) the amount of the cash and cash equivalents then in the RTFC escrow (the "Net Assets Consideration Less RTFC Escrow") to an account with a bank designated by UbiquiTel (the "Bank"), which may be an existing UbiquiTel account or a newly-formed account, upon notice from the Evans Representative that the Agreement of Merger with respect to the Evans Merger has been filed with the California Secretary of State, and (b) irrevocably instruct the Bank to disburse the Net Assets Consideration Less RTFC Escrow to the Evans Stockholders at the CLOSING in the amounts set forth on a schedule to be provided by the Evans Representative at the Pre-Closing. The Evans Depositary shall also be irrevocably instructed to transfer the amount of the cash and cash equivalents then in the RTFC escrow to the Bank as soon as it is received by the Evans Depositary, and the Bank shall be irrevocably instructed to disburse such amount to the Evans Stockholders in the amounts set forth on a schedule to be provided by the Evans Representative at the Pre-Closing.

         2.2      DELIVERIES TO UBIQUITEL.

         At the PRE-CLOSING, the LLC Parties shall deliver, or cause to be delivered, to UbiquiTel Parent the following items:

                  (a)      PRE-CLOSING CERTIFICATE.

         The LLC Parties shall jointly deliver a PRE-CLOSING certificate executed by each of the LLC Parties in a form reasonably satisfactory to UbiquiTel Parent (the "LLC PARTIES PRE-CLOSING CERTIFICATE").

                  (b)      AUTHORIZING DOCUMENTS.

         LLC and the Members (and Evans, if the Evans Merger occurs) shall deliver copies, certified or otherwise identified to UbiquiTel Parent's reasonable satisfaction, of company documents that UbiquiTel Parent shall reasonably request, including resolutions of LLC and resolutions of the Members (and Evans, if the Evans Merger occurs) authorizing this Agreement, the Related Agreements (as defined in Section 2.4 (RELATED AGREEMENTS) hereof) and the transactions and other acts contemplated herein and therein.

                  (c)      CONSENTS AND APPROVALS.

         The LLC Parties shall jointly deliver copies of all LLC Parties Consents (as defined in Section 3.2(c) (LLC PARTIES CONSENTS) that have been obtained by the LLC Parties.

                  (d)      GOOD STANDING CERTIFICATES.

         LLC, LLC Subsidiary and the Members (and Evans, if the Evans Merger occurs) shall deliver certificates, issued within 10 days before the date of the Pre-CLOSING, (i) from the respective Secretaries of State of the states of incorporation or organization of such entities, evidencing that each is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (ii) from each state in which such entity is qualified to do business as a foreign entity, evidencing that such entity is so qualified and in good standing (each, a "GOOD STANDING CERTIFICATE") in each such state.

                  (e)      OPINIONS OF LLC PARTIES' COUNSELS.

         The LLC Parties shall deliver legal opinions of (i) Morris, Manning & Martin, L.L.P., counsel to LLC, (ii) Orrick, Herrington & Sutcliffe LLP, counsel to Evans, (iii) counsels to each of the Members and Stockholders, and
(iv) FCC counsel to LLC, dated as of the PRE-CLOSING DATE, in form and substance reasonably satisfactory to UbiquiTel Parent. In rendering their opinions, such counsel may rely on the opinions of other counsel to LLC and/or the Members with respect to certain matters included in such opinions.

                  (f)      RESIGNATIONS AND RELEASES.

         The LLC Parties shall deliver resignations and releases executed by each officer of LLC, and each officer and director of each Member (and, if the Evans Merger occurs, of Evans) in the form attached as EXHIBIT 2.2(f).

                  (g)      STOCKHOLDER'S RELEASES.

         The Stockholders shall deliver releases executed by each such Stockholder in the form attached as EXHIBIT 2.2(g).

                  (h)      OTHER INSTRUMENTS.

         Such other instruments, documents or information that UbiquiTel Parent reasonably requests in order to more effectively consummate the transactions contemplated hereby or by the Related Agreements.

         2.3      UBIQUITEL PARENT'S DELIVERIES.

         At the PRE-CLOSING, UbiquiTel Parent shall deliver the following items to the Selling Member and the Stockholders (and, if the Evans Merger occurs, to the Evans Stockholders in lieu of CVC):

                  (a)      PRE-CLOSING CERTIFICATE.

         A PRE-CLOSING certificate executed by UbiquiTel Parent (the "UBIQUITEL PRE-CLOSING CERTIFICATE"), in a form reasonably acceptable to the recipients thereof.

                  (b)      RESOLUTIONS.

         Copies, certified or otherwise, identified to LLC's reasonable satisfaction, of all company documents that LLC shall reasonably request, including resolutions of the respective boards of directors of UbiquiTel Parent, UbiquiTel and the Merger Subs, authorizing this Agreement, the Related Agreements and the transactions and other acts contemplated either herein or therein.

                  (c)      CONSENTS AND APPROVALS.

         Copies of all of the UbiquiTel Consents (as defined in Section 8.2(b) (CONSENTS OBTAINED) herein) that have been obtained, and all Approvals obtained by UbiquiTel Parent.

                  (d)      OPINION OF UBIQUITEL PARENT AND UBIQUITEL'S COUNSEL.

         An opinion of Greenberg Traurig, LLP, dated as of the PRE-CLOSING DATE, in form and substance reasonably satisfactory to LLC.

                  (e)      UBIQUITEL STOCK.

         The UbiquiTel Stock to be delivered pursuant to Sections 1.2(a), 1.2(b)(ii)(A), and 1.4.

                  (f)      OTHER INSTRUMENTS.

         Such other instruments, documents or information that LLC reasonably requests in order to more effectively consummate the transactions contemplated hereby or by the Related Agreements.

         2.4      RELATED AGREEMENTS.

         The Parties, as appropriate, shall execute and deliver the following documents, such agreements, documents or instruments executed by and among UbiquiTel Parent, UbiquiTel and the Merger Subs, on the one hand, and the LLC Parties, on the other hand, pursuant to this Agreement being referred to herein as the "RELATED AGREEMENTS:"

                  (a)      LOAN AGREEMENT AND SUBORDINATION AGREEMENT.

         Concurrently with the execution of this Agreement, UbiquiTel and LLC have entered into a loan agreement for a $25 million credit facility provided by UbiquiTel to LLC (the "LOAN AGREEMENT") and the Members have entered into a subordination agreement (the "Subordination Agreement").

                  (b)      MANAGEMENT AGREEMENT.

         Concurrently with the execution of this Agreement, UbiquiTel and LLC have entered into a management agreement (the "MANAGEMENT AGREEMENT").

                  (c)      LOCK-UP AGREEMENT.

         At the Pre-CLOSING, each Stockholder (and, if the Evans Merger occurs, and the Evans Stockholders in lieu of Evans) will enter into a lock-up agreement with UbiquiTel Parent substantially in the form attached as EXHIBIT 2.4(c) (each, a "LOCK-UP AGREEMENT"), which agreement shall restrict the sale or other disposition of his, her or its holdings of UbiquiTel Stock without the prior written consent of UbiquiTel Parent, as follows: 50% of the shares of UbiquiTel Stock held by each Stockholder or the Evans Stockholders after the PRE-CLOSING shall be released from the restrictions on resale 90 days after the CLOSING DATE; and 50% of the shares of UbiquiTel Stock held by each Stockholder or the Evans Stockholders after the PRE-CLOSING shall be released from the restrictions on resale 180 days after the CLOSING DATE. Notwithstanding the foregoing, each Stockholder or Evans Stockholder that is required to enter into a Lock-Up Agreement shall have the right to pledge his, her or its UbiquiTel Stock subject to the Lock-Up Agreement as collateral for margin loans before the restrictions on resale imposed by the Lock-Up Agreement terminate.

                  (d)      ESCROW AGREEMENT.

         At the Pre-CLOSING, UbiquiTel Parent, UbiquiTel and the Stockholders (and, if the Evans Merger occurs, the Controlling Evans Stockholders) shall enter into an escrow agreement in the form attached as EXHIBIT 2.4(d) (the "ESCROW AGREEMENT") with such changes as the escrow agent named therein may reasonably request, such Agreement to become effective at the CLOSING.

                  (e) INDEMNIFICATION AGREEMENT WITH CONTROLLING EVANS STOCKHOLDERS.

         Concurrently with the execution of this Agreement, the Controlling Evans Stockholders have entered into an indemnification agreement with UbiquiTel Parent, UbiquiTel and the Merger Subs indemnifying them against any liabilities arising out of or relating to Evans or the operation of the business and properties of Evans prior to the Evans Merger (the "Controlling Evans Stockholders Indemnification Agreement").

         2.5      CLOSING.

         The closing of the Mergers (the "CLOSING") shall take place after the Pre-Closing Date, on a date (the "CLOSING DATE") which shall be the third day after UbiquiTel notifies the Members in writing that it has completed the Spectrum Transition; PROVIDED, HOWEVER, that if the Members have not received such notice by the 27th day following the Pre-Closing Date, then the Closing Date shall be on the 30th day after the PRE-CLOSING DATE. On the CLOSING DATE, the Members shall instruct and cause Morris, Manning & Martin to file with the Secretary of State of the State of California the Agreements of Mergers for the Mergers. Upon the acceptance for filing by the Secretary of State of the State of California of such Agreements of Mergers, (a) Morris, Manning & Martin shall notify UbiquiTel and Greenberg Traurig that the Agreements of Mergers were so accepted, and (b) promptly shall disburse to the LLC Parties those documents and items it holds in escrow pursuant to Section 2.1(c) of this Agreement. Upon receipt of notice by Morris, Manning & Martin that the Agreements of Mergers were accepted for filing by the Secretary of State of the State of California,
(x) Greenberg Traurig promptly shall disburse to UbiquiTel those documents and items it holds in escrow pursuant to Section 2.1(c) of this Agreement, (y) UbiquiTel shall cause all of the principal and accrued and unpaid interest on the RTFC Loan to be paid off and discharged, in accordance with Section 11.5 of this Agreement, and (z) UbiquiTel shall pay the Net Assets Consideration.



                                    ARTICLE 3
               PRE-CLOSING CONDITIONS TO CONSUMMATING THE MERGERS

         3.1      JOINT CONDITIONS.

         The obligations of UbiquiTel Parent, UbiquiTel, the Merger Subs and the LLC Parties to consummate the transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the PRE-CLOSING DATE, of the following conditions:

                  (a)      HSR ACT.

         The waiting periods with respect to each of the Mergers and the Interest Sale prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (collectively, the "HSR ACT") shall have expired or early termination of such waiting periods under the HSR Act shall have been granted.

                  (b)      NASDAQ LISTING.

         The UbiquiTel Stock shall have been approved for listing on The NASDAQ Stock Market, subject to official notice of issuance.

                  (c)      UBIQUITEL PARENT STOCKHOLDERS' MEETING.

         UbiquiTel Parent shall have held the UbiquiTel Stockholders' Meeting (as defined in Section 11.3 (UBIQUITEL STOCKHOLDERS' MEETING) herein) and its stockholders shall have approved the consummation of the transactions provided for in this Agreement and the Related Agreements.

                  (d)      FORM S-4.

         The Form S-4 (as defined in Section 11.2(a) (PREPARATION) herein) shall have become effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the United States Securities and Exchange Commission (the "SEC").

                  (e)      NO LITIGATION.

         No preliminary injunction, order, decree or ruling shall be in effect which restrains or prohibits the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing.

                  (f)      FCC APPROVAL.

         The Federal Communications Commission ("FCC") shall have issued one or more public notices approving the assignment of LLC's PCS Licenses in accordance with the terms of this Agreement.

         3.2      UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' CONDITIONS.

         The obligations of UbiquiTel Parent, UbiquiTel and the Merger Subs to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction, or waiver by UbiquiTel Parent, at or prior to the PRE-CLOSING DATE, of the following conditions:

                  (a)      LLC PARTIES' REPRESENTATIONS TRUE.

         The LLC Parties' representations and warranties made in this Agreement or any Related Agreement shall be true and correct in all respects as of the date of this Agreement and as of the PRE-CLOSING DATE, except as affected by the transactions contemplated hereby and except as has not resulted in and will not constitute an LLC Material Adverse Change, and the LLC Parties shall have delivered the LLC Parties PRE-CLOSING Certificate, which shall state the foregoing; PROVIDED, HOWEVER, that if and to the extent that the failure to fulfill or otherwise comply with the LLC Parties' representations, warranties, covenants and agreements set forth in this Agreement is the sole result of the actions or inactions of UbiquiTel in its capacity as Operating Manager pursuant to the Management Agreement (and not the result of any actions or inactions of the Principal LLC Officer under such Agreement, as defined therein), such failure or non-compliance shall not be deemed a breach by the LLC Parties hereunder. For purposes of this Agreement, "LLC MATERIAL ADVERSE CHANGE" means
(i) any termination of the Sprint Affiliation Agreement, or (ii) any change, effect, event or occurrence that would reasonably be expected to result in (A) a decrease in the balance sheet net worth of LLC, measured immediately prior to the PRE-CLOSING, of at least $10.0 million, or (B) a reduction of anticipated cash flow, or increased losses, of UbiquiTel Parent (on a consolidated basis) attributable to LLC's operations, at or after the PRE-CLOSING, discounted at 10% per annum, having a net present value of at least $10.0 million. If the LLC Parties' representations and warranties made in this Agreement or any Related Agreement are not true and correct in all respects as of the PRE-CLOSING DATE and such failure to be true and correct in all respects (i) does not result in or constitute an LLC Material Adverse Change, and (ii) would give rise to a Loss (as defined in Section 12.2(a)(i) (LLC PARTIES INDEMNIFICATION)) that would be required to be indemnified pursuant to Section 12.2 (INDEMNITIES) hereof, then (after application of all of the terms, deductibles and limitations set forth in Section 12.3 (LIMITATIONS ON INDEMNITIES) the LLC Parties shall indemnify UbiquiTel against such Loss pursuant to Section 12.2, provided that, (A) to the extent such Loss can be quantified and agreed upon at the PRE-CLOSING by all Parties acting in good faith, in whole or in part, the LLC Parties shall pay UbiquiTel the amount of such Loss required to be indemnified, or part thereof, in cash or in UbiquiTel Stock (at the LLC Parties' discretion) at the CLOSING, and (B) to the extent such Loss or part thereof becomes quantified after the Pre-CLOSING, the LLC Parties shall pay the amount of such Loss as and when it becomes quantified.

                  (b)      LLC PARTIES' COMPLIANCE WITH AGREEMENT.

         The LLC Parties, in all respects, shall have performed each agreement, and shall have complied with each covenant to be performed or complied with by them, or any of them, on or prior to the PRE-CLOSING DATE under this Agreement or any Related Agreement, except where the failure to so perform or comply (i) would not constitute an LLC Material Adverse Change, or (ii) is not in bad faith, and the LLC Parties shall have delivered the LLC Parties PRE-CLOSING Certificate, which shall state the foregoing.

                  (c)      LLC PARTIES CONSENTS.

         The LLC Parties shall have exercised commercially reasonable efforts to obtain the LLC Parties Consents and shall have obtained the LLC Mandatory Consents. The term "LLC PARTIES CONSENTS" shall mean:

                           (i) All required governmental licenses and permits,
if any, necessary to enable UbiquiTel to conduct the business of LLC after the PRE-CLOSING in substantially the same manner as such business was conducted before the PRE-CLOSING (the "PERMITS");

                           (ii) All authorizations, consents and approvals (if
any) of any filings (if any) with any governmental authority that are required to (A) validly execute, deliver and perform this Agreement or the Related Agreements or (B) consummate the transactions provided for in this Agreement and the Related Agreements (collectively, the "APPROVALS"); and

                           (iii) All other material consents, approvals or
authorizations of third parties required in connection with LLC or the Members' valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Mergers or Interest Sale or any of the transactions contemplated hereby or thereby on the part of any of them including, but not limited to, the consents required under the Contracts and Licenses (as defined in Section 6.9 (LICENSES) herein) (collectively, "CONSENTS"); PROVIDED, HOWEVER, that the Parties hereto acknowledge that at the request of UbiquiTel, the LLC Parties shall not seek to obtain the consent of Aegon (as set forth in the LLC Disclosure Schedule Section 6.1(e)).

         The following LLC Parties Consents shall be deemed to be the "LLC MANDATORY CONSENTS": the consent of Sprint, pursuant to the Sprint Affiliation Agreement (as defined in Section 6.2(b) hereof); the Rural Telephone Finance Cooperative, pursuant to the RTFC Loan Agreement (as defined in Section 6.4(d)(iii) hereof); and the Federal Communications Commission, pursuant to the PCS Licenses.

         (d)      NO LITIGATION.

         No action, suit or proceeding shall be pending or, to the knowledge of the LLC Parties, threatened, which seeks to restrain or prohibit, or to obtain damages or other relief in connection with the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, except as would not constitute an LLC Material Adverse Change. The LLC Parties shall have delivered the LLC Parties PRE-CLOSING Certificate, which shall state the foregoing with respect to the LLC Parties.

                  (e)      RELATED AGREEMENTS.

         The LLC Parties shall have entered into the Related Agreements to which they are to be parties.

                  (f)      FINANCING.

         The Second Amendment and Consent to Credit Agreement executed by and among, INTER ALIA, UbiquiTel Parent, UbiquiTel, BNP Paribas ("PARIBAS") and various banks, and shall be in full force and effect and the conditions set forth in Section 9.02 (viii) thereof shall be satisfied, provided that if such conditions shall not have been satisfied, (i) UbiquiTel shall not exercise its right to terminate this Agreement for a period of 90 days from the date on which
(i) Paribas notifies UbiquiTel that one of the conditions set forth in Section 9.02(viii) has not and can not be satisfied, or (ii) the parties agree that one of such conditions has not and can not be satisfied, during which period the Parties shall in good faith cooperate to explore alternative means for completing the transaction, and (ii) if UbiquiTel exercises its right to terminate under this Section 3.2(f), it shall pay immediately to LLC, in cash or by wire transfer, the amount of $4,900,000.

                  (g)      PRE-CLOSING DELIVERIES.

         The deliveries pursuant to Section 2.2 shall have been made.

                  (h)      THE SPRINT AGREEMENTS.

         The Sprint Affiliation Agreement and any agreements to which LLC is a party regarding the use of Sprint's name and/or logo or other intellectual property shall be in full force and effect on the PRE-CLOSING DATE.

                  (i)      CONVERSION CONDITION.

         The Type II Conversion (as defined in Addendum VI to the UbiquiTel Sprint Management Agreement) shall have occurred; provided that if such condition shall not have been met by July 30, 2001, UbiquiTel Parent shall be deemed to have waived such condition.

         3.3      LLC PARTIES' CONDITIONS TO CLOSING.

         The obligations of the LLC Parties to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction, or waiver in writing by the Evans Representative (as defined herein) (on behalf of Evans and CVC) and the Members Representative (as defined herein) (on behalf of the Members other than CVC) at or prior to the PRE-CLOSING DATE, of the conditions set forth below. For purposes of this Agreement, the "EVANS REPRESENTATIVE" shall be one individual agent appointed by Evans to act on behalf of Evans or the Evans Stockholders, as the case may be, in any matter that this Agreement designates may be taken by the Evans Representative. For purposes of this Agreement, the "MEMBERS REPRESENTATIVE" shall be one individual agent appointed by the

Members to act on behalf of the Members in any matter that this Agreement designates may be taken by the Members Representative.

                  (a) UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' REPRESENTATIONS TRUE.

         The representations and warranties made by UbiquiTel Parent, UbiquiTel and the Merger Subs herein shall be true and correct in all respects as of the date of this Agreement and as of the PRE-CLOSING DATE, except as affected by the transactions contemplated hereby and except as has not resulted in and will not constitute a UbiquiTel Material Adverse Change, and UbiquiTel Parent shall have delivered the UbiquiTel PRE-CLOSING Certificate, which shall state the foregoing. For purposes of this Agreement, "UBIQUITEL MATERIAL ADVERSE CHANGE" means any termination of the UbiquiTel Sprint Management Agreement and any change, effect, event or occurrence which would reasonably be expected to (i) result in liabilities to UbiquiTel Parent (on a consolidated basis) at or after the PRE-CLOSING of at least $20.0 million, or (ii) result in a reduction of cash flow, or increased losses, of UbiquiTel Parent (on a consolidated basis) at or after the Pre-CLOSING, discounted at 10%, having a net present value of at least $20.0 million.

                  (b) UBIQUITEL, UBIQUITEL PARENT AND MERGER SUBS' COMPLIANCE WITH AGREEMENT.

         Each of UbiquiTel Parent, UbiquiTel and the Merger Subs, in all respects, shall have complied with each covenant to be performed or complied with by it on or prior to the PRE-CLOSING DATE under this Agreement or any Related Agreement, except where the failure to so perform or comply (i) would not constitute a UbiquiTel Material Adverse Change, or (ii) is not in bad faith, and UbiquiTel Parent shall have delivered the UbiquiTel PRE-CLOSING Certificate, which shall state the foregoing.

                  (c)      UBIQUITEL CONSENTS.

         UbiquiTel shall have used commercially reasonable efforts to obtain the UbiquiTel Consents (as defined in Section 8.2(b) (CONSENTS OBTAINED) herein), and shall have obtained the UbiquiTel Mandatory Consents. The following UbiquiTel Consents shall constitute UbiquiTel Consents that, if not obtained, will result in a UbiquiTel Material Adverse Change: (i) the consent of Paribas and other banks pursuant to that certain Credit Agreement dated as of March 31, 2000 (the "PARIBAS CONSENT"); (ii) UbiquiTel Parent's stockholders' approval of the transactions contemplated hereby, (iii) the Form S-4's having become effective under the Securities Act of 1933; (iv) the consent of Sprint Spectrum L.P. pursuant to the UbiquiTel Sprint Management Agreement; and (v) approval by the FCC (collectively, the "UBIQUITEL MANDATORY CONSENTS") (the LLC Mandatory Consents and UbiquiTel Mandatory Consents hereinafter are referred to collectively as the "MANDATORY CONSENTS").

                  (d)      NO LITIGATION.

         No action, suit or proceeding shall be threatened or pending, which seeks to restrain or prohibit, or to obtain other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, except as would not constitute a UbiquiTel Material Adverse Change. UbiquiTel Parent shall have delivered the UbiquiTel PRE-CLOSING Certificate, which shall state the foregoing with respect to UbiquiTel Parent, UbiquiTel and the Merger Subs.

                  (e)      RELATED AGREEMENTS.

         UbiquiTel Parent, UbiquiTel and the Merger Subs shall have entered into the Related Agreements to which each is a party.

                  (f)      CLOSING DELIVERIES.

         The deliveries pursuant to Section 2.3 shall have been made.

                  (g)      RTFC LOAN PAYOFF.

                  All amounts of principal and accrued and unpaid interest owing by LLC under the RTFC Loan Agreement shall have been set aside by UbiquiTel, to the reasonable sastisfaction of LLC, to provide for repayment of such principal and accrued and unpaid interest pursuant to Section 2.5 and 11.5 hereof.

                                    ARTICLE 4
               COVENANTS REGARDING CONSUMMATION OF THE TRANSACTION

         4.1      SATISFACTION OF CONDITIONS TO CLOSING.

                  (a)      JOINT RESPONSIBILITIES.

         Each Party shall use his, her or its reasonable best efforts to satisfy the conditions to the obligations of the Parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein, including:

                           (i)      DEFENDING THE AGREEMENT.

         Defending lawsuits or other legal proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

                           (ii)     LIFTING INJUNCTIONS.

         Using reasonable best efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the Parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

                           (iii)    OTHER ACTIONS.

         Taking such other reasonable actions that are necessary, appropriate or advisable, unless responsibility for taking such actions has been delegated to certain Parties pursuant to Section 4.1(b) (LLC PARTIES' RESPONSIBILITIES) or 4.1(c) (UBIQUITEL'S AND MERGER SUBS' RESPONSIBILITIES) including, without limitation, using reasonable best efforts to obtain all Approvals and Permits, and all consents of third parties. In case, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement, each Party and its officers and directors shall use their reasonable best efforts to take all such action.

                           (iv)     FCC CONSENT.

         Within ten (10) business days after the execution of this Agreement, LLC will file one or more applications with the FCC requesting the FCC's consent to the assignment of the PCS Licenses (as defined in Section 6.9 (LICENSES) herein). The other Parties to this Agreement shall complete and execute whatever other documents are required to be filed in conjunction with the filing of the aforementioned application(s) by LLC and shall otherwise cooperate with LLC in the preparation, filing and prosecution of the application(s) in an effort to have such application(s) granted by the FCC at the earliest practical date. Each Party shall promptly and timely provide to the FCC whatever additional information the FCC may request and make whatever additional changes in the application(s) and this Agreement the FCC may require, unless the disclosure of such information or such action would have a material adverse effect upon such Party. Each Party shall promptly provide the other Parties with copies of any and all communications to or from the FCC concerning the application(s) and shall cooperate in defending against any petition, complaint or other objection that any third party may file to such application(s).

                  (b)      LLC PARTIES' RESPONSIBILITIES.

                           (i)      HSR ACT FILINGS.

         The LLC Parties shall make their HSR Act filings in compliance with such act as soon as practicable after the execution of this Agreement, provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR ACT). Time is of the essence with respect to the HSR Act filings. The LLC Parties shall pay one-half of the total HSR Act filing fees required in connection with the HSR Act filings, which shall be credited against the expenses permitted to be paid by LLC pursuant to Section 13.10 (EXPENSES).

                           (ii)     CONSENTS.

         The LLC Parties shall use commercially reasonable efforts to obtain the LLC Parties Consents and the Permits, and shall keep UbiquiTel Parent informed of their efforts (including the nature thereof) and any difficulties they are encountering with respect to obtaining such Consents after the execution of this Agreement; the LLC Parties shall also provide copies of all filings, letters, and written requests related to such efforts.

                           (iii)    UBIQUITEL STOCKHOLDERS' MEETING.

         The LLC Parties shall promptly provide to UbiquiTel Parent, upon request, such information as UbiquiTel Parent may require to prepare the Proxy Statement (as defined in Section 11.2(b) (PROXY STATEMENT AND FORM S-4) hereof) to be distributed to its stockholders for the UbiquiTel Stockholders' Meeting.

                  (c) UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' RESPONSIBILITIES.

                           (i)      HSR ACT FILINGS.

         UbiquiTel Parent, UbiquiTel and the Merger Subs shall make their HSR Act filings in compliance with such act as soon as practicable after the execution of this Agreement, provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR ACT); PROVIDED, HOWEVER, that in no event shall UbiquiTel Parent, UbiquiTel, the Merger Subs or any of their subsidiaries be required to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets or any business interest in connection with any Approval (including, without limitation under the HSR Act). Time is of the essence with respect to the HSR Act filings. UbiquiTel shall pay one-half of the total HSR Act filing fees required in connection with the HSR Act filings.

                           (ii)     UBIQUITEL'S CONSENTS AND PERMITS.

         UbiquiTel Parent shall use commercially reasonable efforts to obtain the UbiquiTel Parties Consents and the Permits and shall keep the LLC Parties informed of their efforts (including the nature thereof) and any difficulties it is encountering with respect to obtaining such Consents after the execution of this Agreement; and UbiquiTel Parent shall also provide copies of all filings, letters and written requests related to such efforts other than with respect to the Paribas financing described in Section 3.2(f); provided that UbiquiTel Parent shall provide notice within 2 business days to the LLC Parties if Paribas provides notice to UbiquiTel that one of the conditions set forth in Section 9.02(viii) of the Credit Agreement among Paribas, as an administrative agent, other Banks, UbiquiTel, and UbiquiTel Parent, dated as of March 31, 2000 has not been met.

                           (iii)    UBIQUITEL PARENT'S STOCKHOLDERS' MEETING.

         UbiquiTel Parent shall take all steps required to hold the UbiquiTel Stockholders' Meeting, including preparing and circulating to its stockholders the Proxy Statement, as soon as practicable after the execution of this Agreement.

                           (iv)     VOTING AGREEMENT.

         The UbiquiTel Parent's stockholders named therein shall have executed and delivered to LLC a voting agreement in a form reasonably satisfactory to LLC (the "VOTING AGREEMENT"). UbiquiTel Parent shall exercise its reasonable best efforts to defend and keep the Voting Agreement in full force and effect, and to enforce the terms of such agreement.

                           (v)      NASDAQ LISTING.

         UbiquiTel Parent shall use reasonable best efforts and pay all costs and expenses to timely apply for and to cause to be listed on The NASDAQ Stock Market the UbiquiTel Stock to be issued in connection with the Mergers, upon official notice of issuance.

         4.2      UBIQUITEL ANNOUNCEMENTS.

         The LLC Parties, UbiquiTel Parent, UbiquiTel and the Merger Subs shall not issue any press release with respect to the transactions contemplated hereby; PROVIDED, that UbiquiTel Parent may issue press releases with respect to the transactions contemplated hereby, but shall allow LLC and its counsel adequate advance notice and opportunity to review and comment upon, and shall consult with, LLC before issuing any press release. To the extent that UbiquiTel Parent, acting on the advice of counsel, is required as a public company to issue any press releases promptly, it shall provide such notice and opportunity to review as is consistent with its legal obligations as determined by its counsel.

                                    ARTICLE 5
                                   TERMINATION

         5.1      REASONS FOR TERMINATION.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the PRE-CLOSING DATE, notwithstanding adoption thereof by the stockholders of UbiquiTel Parent, UbiquiTel, the Merger Subs, the Members or the Stockholders, only by following the termination procedures set forth in this Article 5, for the following reasons:

                  (a)      BY MUTUAL CONSENT.

         By the mutual written consent of UbiquiTel Parent and LLC, duly authorized by the Board of Directors of UbiquiTel Parent and the Members Committee of LLC. For purposes of this Agreement, "MEMBERS COMMITTEE" shall mean the members committee of LLC comprised of Matthew Boos, David Nelson and Delwyn Williams.

                  (b)      BY UBIQUITEL PARENT.


                           (i) By UbiquiTel Parent, after compliance with the
procedures set forth in this Article 5, if any of the conditions set forth in
Section 3.2 (UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' CONDITIONS) have not been met or shall become impossible to satisfy.


                           (ii) By UbiquiTel Parent, if UbiquiTel shall have
exercised its right to terminate the Management Agreement pursuant to Section
6.2 thereof.

                  (c)      BY LLC.

         By LLC, after compliance with the procedures set forth in this Article 5, if any of the conditions set forth in Section 3.3 (LLC PARTIES' CONDITIONS TO CLOSING) have not been met or shall become impossible to satisfy.

                  (d)      DROP DEAD DATE.

         By either of UbiquiTel Parent or LLC (acting through the Members Committee), if the EFFECTIVE DATE shall not have occurred on or before September 30, 2001 (the "TERMINATION DATE"), otherwise than as a result of any material breach of any provision of this Agreement by the Party seeking to effect such termination; PROVIDED, HOWEVER, that the Termination Date shall be extended (i) by the number of days, if any, to cure any curable matter that is the subject of a notice under Section 5.3 (UBIQUITEL PARENT'S TERMINATION PROCEDURE) or Section
5.4 (LLC'S TERMINATION PROCEDURE), and (ii) by the number of days, if any, required to comply with Section 3.2(f) hereof.

         5.2      NOTICE OF PROBLEMS.

         Each Party will promptly give written notice to the other Parties when it becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (i) any of its representations or warranties contained herein being or becoming untrue or incorrect, (ii) its failure to perform any of its covenants or agreements contained herein, or (iii) any Mandatory Consent to be obtained by such Party being unlikely to be obtained, or (iv) any of the conditions delegated to it, or any condition to the obligation of the Parties contained in Section 3.1 (JOINT CONDITIONS), being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the Parties hereunder, or prevent any Party from relying on the representations and warranties contained herein.

         5.3      UBIQUITEL PARENT'S TERMINATION PROCEDURE.

         If UbiquiTel Parent discovers, by reason of a written notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(b) (BY UBIQUITEL PARENT), then UbiquiTel Parent shall deliver a written notice to the LLC Parties of such circumstances, specifying the factual basis therefor in reasonable detail. The LLC Parties shall have the right to cure any such matter within 20 business days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to Section 5.1(b) (BY UBIQUITEL PARENT), then after such written notice and the LLC Parties' failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, UbiquiTel Parent may terminate this Agreement by giving a written notice of termination to the LLC Parties.

         5.4      LLC'S TERMINATION PROCEDURE.

         If LLC discovers, by reason of a notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(c) (BY LLC), then LLC, acting through the Members Committee, shall deliver a notice to UbiquiTel Parent of such circumstances, specifying the factual basis therefor in reasonable detail. UbiquiTel Parent shall have the right to cure any such matter within 20 business days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to Section 5.1(c) (BY LLC), then after such written notice and UbiquiTel Parent's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, LLC may terminate this Agreement by giving a written notice of termination to UbiquiTel.

         5.5      EFFECT OF TERMINATION.

         Upon termination hereof pursuant to this Article 5, no Party shall have any liability or continuing obligation to another Party arising out of this Agreement, or out of actions taken in connection herewith, except that this
Section 5.5 and Section 13.12 (CONFIDENTIALITY) shall survive termination hereof; PROVIDED, HOWEVER, that nothing herein shall limit or eliminate any liability that any Party may have to another in law or in equity for any breach of this Agreement; and PROVIDED FURTHER, that nothing herein shall limit or eliminate the right of LLC to enforce payment of the sum of $4,900,000 required to be paid by UbiquiTel Parent and UbiquiTel upon termination of this Agreement for the reasons set forth in Section 3.2(f) hereof.

         5.6      NO RIGHT TO TERMINATE AFTER PRE-CLOSING DATE.

         No Party shall have any right to terminate this Agreement for any reason from and after the PRE-CLOSING DATE.

                                    ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES CONCERNING LLC

         For purposes of this Article 6, unless otherwise expressly stated herein or the context requires otherwise, the "COMPANIES" shall mean LLC and the LLC Subsidiary, collectively and "COMPANY" shall mean LLC or LLC Subsidiary, singularly. References to "LLC'S KNOWLEDGE" or words of similar import mean (i) the actual knowledge of David S. Nelson, Delwyn C. Williams, Matthew J. Boos, Harold Midgley, Kathy Mueller, Kathleen Taormina and David Frost, and (ii) the knowledge the foregoing individuals would have after reasonable inquiry and diligence. Subject to the limitations set forth in Article 12 (INDEMNIFICATION) hereof, the Members and the Stockholders, jointly and severally, represent and warrant to UbiquiTel Parent, UbiquiTel and the Merger Subs that, except as specifically set forth on the disclosure schedule to this Article 6, which shall be organized by section and sub-section numbers corresponding to this Article 6 (the "LLC DISCLOSURE SCHEDULE"):

         6.1      LLC; ENTRY INTO AGREEMENTS.

                  (a)      ORGANIZATION AND GOOD STANDING.

         LLC is a limited liability company duly organized and validly existing under the laws of the State of California and is in good standing under such laws. LLC Subsidiary is a limited liability company duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. Each of the Companies has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each of the Companies is qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on the Companies. The LLC Disclosure Schedule lists all jurisdictions in which each Company is qualified to do business as a foreign entity. LLC has made available to UbiquiTel true, correct and complete copies of the Organizational Documents of LLC and LLC Subsidiary, as currently in effect. LLC is a successor in interest to Central Wireless Partnership, which was a general partnership duly organized and validly existing under the laws of California. The merger of Central Wireless Partnership into LLC conformed in all material respects with the laws of California and all necessary action was taken to cause LLC to succeed to all of the properties, franchises, permits, liabilities, and businesses of Central Wireless Partnership.

                  As used in this Agreement, the term "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization and the regulations or operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; and (f) any amendment to any of the foregoing.

                  (b)      VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY.

         This Agreement and the Related Agreements have been duly authorized, executed and delivered by LLC and constitute (or, in the case of Related Agreements or instruments called for hereby or thereby to be executed by LLC at or before the CLOSING, upon execution will constitute) the legal, valid and binding obligation of LLC enforceable against LLC in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c)      SUBSIDIARY.

         Except for the ownership of all of the issued and outstanding Member Interests of VIA Building, LLC (the "LLC SUBSIDIARY") by LLC, no Company owns any capital stock or other equity interests, directly or indirectly, of any corporation, partnership, association or other business entity and no Company is a party to any agreement relating to the acquisition or disposition of such an interest. LLC has good, valid and marketable title to all of the issued and outstanding equity interests of LLC Subsidiary, free and clear of any Liens (as defined in Section 6.4(a)(i) (TITLE) herein), other than Permitted Liens (as defined in Section 6.4(a)(i) (TITLE) herein).

                  (d)      NO CONFLICT.

         Neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Mergers or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of,
(ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under, or (vi) give any right to make any change in any of the liabilities or obligations under, the Organizational Documents of any Company, as appropriate, any Order (as defined in Section 6.5(c)(ii) (ORDERS) herein), or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, License, judgment, decree, order, law, rule or regulation or other restriction applicable to any Company or to which any Company is a party or by which any Company or its property or assets are bound or affected that, in any such case, will result in a material adverse effect on any Company. Neither the execution, delivery and performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will result in the creation of any Lien upon any of the properties or assets of any Company.

                  (e)      LLC PARTIES CONSENTS REQUIRED.

         The LLC Disclosure Schedule lists all LLC Parties Consents for which filing or other action is required by LLC. Subject to Sections 2.1(d) and 2.1(f), LLC has taken or shall have taken prior to the PRE-CLOSING DATE all other actions necessary for the consummation by LLC of the transactions contemplated by this Agreement and the Related Agreements.

         6.2      FINANCIAL INFORMATION.

                  (a)      FINANCIAL STATEMENTS; BOOKS AND RECORDS.

         Attached to the LLC Disclosure Schedule are true and correct copies of
(i) the audited consolidated balance sheet for the Companies at December 31, 1999, and the related statement of profit and loss and cash flows for the periods then ended, (ii) the unaudited consolidated balance sheet for the Companies at December 31, 2000, and the related statement of profit and loss for the twelve-month period then ended and (iii) when delivered pursuant hereto, similar financial statements for each additional month ending after the date hereof (collectively, the "LLC FINANCIAL STATEMENTS"). The LLC Financial Statements fairly present the financial position of the Companies as of the dates thereof and the results of the Companies' operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to the LLC Financial Statements, subject, in the case of the LLC Financial Statements listed in items (ii) and (iii) of the immediately preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the year ended December 31, 1999. For purposes of this Agreement, "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Each of the Companies' books and records (including without limitation, all financial records, business records, minute books, ownership transfer records, customers lists, referral source lists and records pertaining to services or products delivered to customers) (i) are complete and correct in all material respects and all transactions to which such Company is or has been a party are reflected therein in all material respects, (ii) have been maintained in accordance with such Company's historical practices, and
(iii) form the basis for such Company's financial statements.

                  (b)      CONDUCT OF BUSINESS.

         Except as specifically contemplated herein, since December 31, 1999, no Company has (i) changed its authorized or issued Members' Interests; granted any option or right to purchase Members' Interests; issued any security convertible into such Members' Interests; granted any registration rights; purchased, redeemed, retired or otherwise acquired any Members' Interests; or declared or paid any distribution or payment in respect of Members' Interests; (ii) amended its Organizational Documents; (iii) sold or transferred (other than in the ordinary course of business) any assets with a fair market value in excess of $100,000 individually, or $250,000 in the aggregate; (iv) mortgaged, pledged or subjected to any Lien (other than a Permitted Lien) or other encumbrance any assets; (v) incurred or become subject to any debt, liability (including indemnification, guaranty and repurchase obligations) or lease obligation, other than current liabilities incurred in the ordinary course of business that do not exceed $100,000 individually, or $250,000 in the aggregate; (vi) incurred obligations or entered into or amended or terminated contracts outside of the ordinary course of business; (vii) suffered any damage, destruction or loss of any assets in the aggregate in excess of $50,000; (viii) experienced any equipment malfunction that materially interfered or interferes with the conduct of its business; (ix) waived or relinquished any material rights or canceled or compromised any debt or claim owing to it, in either case, without adequate consideration or not in the ordinary course of business; (x) made any change in its accounting methods or practices; (xi) made any material change in its billing and collection practices and procedures; (xii) paid any bonuses or made any increase in the compensation, commissions or benefits payable or to become payable to any of its officers, directors, employees, consultants or agents other than in the ordinary course of business; (xiii) entered into any transaction with any of its or LLC's Affiliates (including, without limitation, by paying, distributing or transferring any funds or assets to the Members, whether in their capacity as Members or in any other capacity other than the payment of employment compensation to

Members who are employees); (xiv) made capital expenditures in excess of $10,000,000, in the aggregate; (xv) taken any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its PAR Plan, stock option or benefit plans or, except as may be required pursuant to the terms of any such plan or any agreement entered into prior to the date hereof pursuant thereto, authorized cash payments in exchange for any options or other rights granted under any of such plans;
(xvi) entered into or amended any agreements pursuant to which any other party was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology; (xvii) paid, discharged, satisfied, settled or compromised any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the LLC Financial Statements; (xviii) reduced the amount of any material insurance coverage provided by existing insurance policies; (xix) revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business except as required by GAAP; (xx) entered into any agreement with any third party which limits in any manner the territory or scope of activities which LLC or LLC Subsidiary may engage; (xxi) other than in the ordinary course of business, made or changed any material election in respect of Taxes (as defined in Section 6.5(b) (TAX MATTERS) herein), adopted or changed any accounting method in respect of Taxes, filed any amendment to a material Tax Return (as defined in Section 6.5(b) (TAX MATTERS) herein), or settled any claim or assessment in respect of Taxes; (xxii) entered into any amendment or modification of the Sprint Affiliation Agreement dated as of January 1999, by and between Sprint Spectrum L.P. and Central Wireless Partnership (the "SPRINT AFFILIATION AGREEMENT"), as amended, and any other agreements between LLC and Sprint or incurred any breaches under such Agreement, or (xxiii) agreed to do any of the foregoing. For purposes of this Agreement, "AFFILIATE" shall mean, with respect to any Person (as defined herein), any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this Agreement, "PERSON" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or other entity.

                  (c)      NO MATERIAL ADVERSE EFFECT.

         Except as contemplated by this Agreement, since the date of the most recent LLC Financial Statements delivered prior to the date hereof, each Company has conducted its business only in the ordinary course consistent with past practice and there has been no event or occurrence that has caused a material adverse effect on such Company other than economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

         6.3      MEMBER INTERESTS; CAPITALIZATION.

         The authorized, issued and outstanding equity interests of each Company, as well as the identity of all of the Members and their respective ownership of units of Members' Interests, are as set forth in the LLC Disclosure Schedule. There are no other equity interests of any Company either authorized or outstanding. All of the issued and outstanding units have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. No certificates have been issued to represent the Members' LLC Interests or the equity interests of any Company. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Company for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities.

         6.4      ASSETS.

                  (a)      PERSONAL PROPERTY.

                           (i)      TITLE.

         LLC or LLC Subsidiary is the owner of the assets reflected in the LLC Financial Statements and has good and marketable title to all such assets that are personalty (the "PERSONAL PROPERTY") (other than the leased Personal Property described below), in each case free and clear of all Liens, except for
(A) liens for non-delinquent taxes and assessments, (B) liens of lessors arising under statute, (C) other claims and encumbrances, charges or statutory liens that do not materially detract from the value of, or impair the use or transfer of, such Personal Property, Real Property (as defined in Section 6.4(b) (REAL PROPERTY) herein) or other assets, (D) inchoate statutory liens for amounts not yet payable, and (E) those liens listed as permitted liens on the LLC Disclosure Schedule (the "PERMITTED LIENS"). For purposes of this Agreement, "LIENS" shall mean security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens, whether arising by contract or under law. With respect to any Personal Property that is leased, LLC or LLC Subsidiary is in material compliance with each such lease and is the sole holder of a valid and subsisting leasehold interest, free and clear of any Liens, other than Permitted Liens. The LLC Disclosure Schedule lists all lease agreements, service agreements or other agreements related to leased Personal Property (the "EQUIPMENT LEASES").

                           (ii)     FACILITIES AND EQUIPMENT.

         All buildings, facilities, offices, improvements on real estate, fixtures, machinery, equipment, vehicles or other properties, owned or leased by any Company for the conduct of its business (A) are in good condition and repair, reasonable wear and tear excepted, and (B) are sufficient for all business operations as presently conducted by such Company.

                           (iii)    BANK ACCOUNTS.

         The LLC Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Company maintains accounts of any nature (collectively, the "ACCOUNTS"), the numbers of such accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom. The LLC Disclosure Schedule also sets forth the name of each Person holding a general or special power of attorney from LLC or LLC Subsidiary and a description of the terms of such power.

                  (b)      REAL PROPERTY.

                           (i)      FEE SIMPLE.

         The LLC Disclosure Schedule sets forth a description of each parcel of real property owned by any Company and identifies which Company owns such real property, including, but not limited to, those properties reflected on the LLC Financial Statements (the "REAL PROPERTY"), together with a summary description of the buildings, structures and improvements thereon. Such Company has good and marketable title in fee simple absolute to all Real Property, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens other than Permitted Liens. Except for such leases, licenses and other interests as are particularly described in the LLC Disclosure Schedule, such Company has not granted any leases, licenses or other interests in the Real Property or any part thereof. All leases, licenses or other interests disclosed therein are current, in good standing, and no Company is in default thereunder.

                           (ii)     LEASES.

         The LLC Disclosure Schedule sets forth a description of the nature of each Company's possession and use of the land, premises, buildings, structures and improvements held by lease, license or otherwise (the "LEASED PREMISES") and sets forth a description of the material basic terms of the lease or other instrument involved (including, without limitation, the term, the number of renewal options, if any, and the amount of rent or charges due thereunder), such leases, subleases (including, without limitation, the prime leases governing such subleases), licenses, easement agreements or co-location agreements with respect thereto, including all amendments or modifications thereto and all assignments thereof, together with those agreements in which a Company has leased certain portions of the Real Property to third parties and/or has subleased or licensed portions of the Leased Premises to third parties, all as described in the LLC Disclosure Schedule, the "REAL ESTATE CONTRACTS".

         The Company identified as such in the LLC Disclosure Schedule is the sole holder of valid and subsisting leases, licenses or other interests in the Leased Premises as specified therein, free and clear of any Liens, other than Permitted Liens. All rental payments, charges, fees and other amounts due and payable by any Company in connection with the Real Estate Contracts are current, there are no defaults by any Company with respect thereto or, to LLC's knowledge, by any other party thereto, and no event has occurred that, with the passing of time or the giving of notice or both, would constitute a default (x) by any Company thereunder or (y) to LLC's knowledge, by any other party thereunder. The lessors, licensors, sublessors or grantors to LLC under the Real Estate Contracts (the "LESSORS") have no defense, setoff or counterclaim against any Company or against any Member arising out of the Real Estate Contracts or in any way relating thereto. No lessee, sublessee or licensee of any Company has a defense, setoff or counterclaim against any Company arising out of the Real Estate Contracts or in any way related thereto. All options in favor of any Company to purchase any of the Leased Premises, if any, are in full force and effect and are described in the LLC Disclosure Schedule. To the extent applicable to the Leased Premises, such Company is in exclusive and continuing possession of the Leased Premises and, subject to the terms of the related Real Estate Contract, has the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto. Each Real Estate Contract is in full force and effect and has not been modified, changed, altered or amended in any respect (other than as set forth in the LLC Disclosure Schedule), no Real Estate Contract is terminable as a result of the transaction contemplated herein, and no leasehold or other interest of any Company in the Leased Premises is subject or subordinate to any Lien, other than Permitted Liens. LLC has made available to UbiquiTel true, correct and complete copies of all Real Estate Contracts, including any and all subleases, amendments or supplements thereto, and guaranties or other security in connection therewith. There are no leasing or other fees or commissions due, nor will any become due, in connection with the Real Estate Contracts or any renewals or extensions or expansions thereunder.

         The Real Estate Contracts constitute all agreements with respect to the leases, licenses and other interests set forth in the LLC Disclosure Schedule, and there are no agreements, written or oral, other than the Real Estate Contracts, concerning the Leased Premises. No Company has assigned its interest in any of the Real Estate Contracts nor sublet any of the Leased Premises thereunder, nor does any Company hold and occupy the Leased Premises under assignment or sublease from any other party, except as provided in the LLC Disclosure Schedule. No Company has received any written notice of, or has any knowledge with respect to, any current violation of any judgment, writ, decree, order, law, statute, ordinance, code, rule or regulation with respect to the Real Estate Contracts, Leased Premises or Real Property ("LAWS"), including, without limitation, zoning violations and violations of the Americans With Disabilities Act, on the Leased Premises or the Real Property, and the applicable Company is in occupancy and possession of the Leased Premises and the Real Property in material compliance with all Laws.

                           (iii)    TOWER LEASES.

         With respect to leases or licenses of tower space to which any Company is a party ("TOWER LEASES"), to LLC's knowledge, (A) there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Leased Premises by such Company, (B) no Company has voluntarily granted any, and is not a party to any agreement providing for, any easements, conditions, restrictions, reservations, rights or options that would materially and adversely affect the use of the Leased Premises under the Tower Leases, except for Permitted Liens; and (C) of those Real Estate Contracts where a Company has leased, sublet, or licensed space on the applicable Leased Premises for purposes of constructing a tower or an addition to an existing tower thereon: the tower or referenced additions thereto are fully constructed and operational; all contracts under any and all construction agreements, written or oral, have been paid in full; there are no conditions of default existing under said construction agreements as of the date of this Agreement; and no Liens (other than Permitted Liens) have or will attach to the applicable Real Property arising from said construction agreements. For purposes of this Agreement, the Tower Leases are included in and are a part of the Real Estate Contracts, and all of the representations and warranties set forth in Section 6.4(b)(ii) above apply to the Tower Leases.

                  (c)      INTELLECTUAL PROPERTY.

                           (i)      INTELLECTUAL PROPERTY.

         The term "INTELLECTUAL PROPERTY" shall include all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications owned, used or licensed by any Company (collectively, "MARKS"), all patents and patent applications (if any) owned, used or licensed by any Company (collectively, "PATENTS"), all registered and unregistered copyrights (if any) in both published works and unpublished works owned, used or licensed by any Company (collectively, "COPYRIGHTS"), and all know-how, inventions, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned, used or licensed by any Company as licensee or licensor (collectively, "TRADE SECRETS"). The Intellectual Property also includes all such rights and assets of any Company under all contracts to which any Company is a party or by which any Company is bound relating to the Intellectual Property including, without limitation, contracts by which any Company licenses Intellectual Property to third parties and contracts by which third parties license to, or otherwise permit the use of its intellectual property by, any Company (collectively, "TECHNOLOGY CONTRACTS").

                           (ii)     OWNERSHIP.

         Except with respect to Intellectual Property licensed by a Company from a third party pursuant to a Technology Contract, one or more of the Companies is the owner of all right, title and interest in and to the Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Intellectual Property includes all such property necessary for the operation of the respective businesses of the Companies as they currently are proposed to be, and have been, conducted. Without limiting the foregoing, each Company is properly licensed to use all computer software (and copies thereof) used by it. No right, license or consent of, or payment to, any third party will be required as a result of consummation of the transactions contemplated hereby for the continued use of the Intellectual Property by the Companies. The LLC Disclosure Schedule contains a list of all Company-owned Intellectual Property and Intellectual Property licensed by a Company from a third party. The Companies have taken reasonable precautions to protect the secrecy, confidentiality and value of the Intellectual Property. Neither LLC, LLC Subsidiary nor the Members have ever received, or have any knowledge of, any claim alleging any interference, infringement, misappropriation, or violation of any Intellectual Property of any

Person (including any claim that LLC or LLC Subsidiary must license or refrain from using any Intellectual Property of any Person). To LLC's knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise misused any Intellectual Property of LLC or LLC Subsidiary.

                           (iii)    TECHNOLOGY CONTRACTS.

         The LLC Disclosure Schedule contains an accurate and complete list of all of the Technology Contracts, including all of the parties to each Technology Contract. Each Company is, and to LLC's knowledge, each other party to the Technology Contracts is, in compliance with all Technology Contracts in all material respects, is not currently in default thereunder, and no event has occurred that, with the passing of time or the giving of notice or both, would constitute a default thereunder.

                  (d)      CONTRACTS.

                           (i)      DEFINITION.

         The LLC Disclosure Schedule lists all agreements, contracts, notes, bonds, debentures, indentures, mortgages, deeds of trust, leases, licenses, obligations and promises (whether written or oral) (together with the Equipment Leases, the Real Estate Contracts and the Technology Contracts, the "CONTRACTS")) that are material to the business of any Company, including, without limitation, all the foregoing (A) that provide for future payments, claims or obligations to or from any Company of $25,000 or more per year or $100,000 or more over the term thereof, or (B) that are (1) collective bargaining agreements or other agreements with any labor union, (2) joint venture agreements, partnership agreements or other agreements involving a sharing of profits, losses, costs or liabilities, (3) agreements containing covenants that in any way purport to restrict the business activity of any Company or limit the freedom of any Company to engage in any line of business or to compete with any Person, (4) standard forms of agreements providing for payments to or for any Person based on sales, originations, CLOSINGS, purchases or profits (other than direct payments for goods), (5) powers of attorney, (6) agreements providing for the payment of special or consequential damages by any Company, (7) agreements relating to capital expenditures in excess of $100,000 by any Company, (8) warranties regarding products or services, guarantees or other similar undertakings by any Company, (9) agreements involving indemnification for obligations of third parties, (10) employment, secrecy, proprietary information, noncompetition, restrictive covenant, or confidentiality agreements with key employees, (11) requirements or output contracts, (12) business alliance or joint marketing agreements, (13) agreements with Sprint Communication Company, L.P., Sprint Spectrum, L.P. or Sprint PCS or any of their Affiliates, (14) documents related to debt for borrowed money, or
(15) amendments, modifications or supplements to any of the foregoing. As used herein, the term "CONTRACTS" also shall be deemed to refer to all agreements between any Company, on the one hand, and any Member, any Affiliate of any Member, or any director or executive officer of any Company, on the other hand.

                           (ii)     SPRINT AGREEMENTS.

         The Sprint Affiliation Agreement and the related Sprint agreements (which agreements are included in the definition of "Contracts" set forth above) are in full force and effect as of the Signing Date. LLC has received no notice of default with respect to the Sprint Affiliation Agreement and the related Sprint agreements, other than as specifically disclosed on the LLC Disclosure Schedule. Sprint has given its consent to the transactions contemplated by the Merger Agreement and the Related Agreements and such consent has not been modified or withdrawn.

                           (iii)    RTFC LOAN AGREEMENT.

         As of the date hereof, the loan agreement (the "RTFC LOAN AGREEMENT") by and between LLC, as borrower, and the Rural Telephone Finance Cooperative (the "LENDER") and all other Loan Documents (as that term is defined in the RTFC Loan Agreement), are in full force and effect, without any amendments, and no Default (as that term is defined in the RTFC Loan Agreement) (a "DEFAULT") exists and no Event of Default (as that term is defined in the RTFC Loan Agreement) (an "EVENT OF DEFAULT") has occurred or is continuing under the RTFC Loan Agreement, nor has any Company received any notice from the Lender alleging that a Default or an Event of Default has occurred or is continuing.

                           (iv)     LEGALLY BINDING.

         All of the Contracts are legal, valid and binding on the Company party thereto, are in full force and effect and represent legitimate transactions. No Company is in violation of or default under any of the Contracts and, to LLC's knowledge, no other party to any Contract is in material violation or default thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a material violation or default by any Company or, to LLC's knowledge, any other party thereto, under any Contract. There are no outstanding, and to LLC's knowledge, no threatened, disputes or disagreements with respect to any of the Contracts. No Company has released any material rights under any Contract. All rights of the Companies under the Contracts will be enforceable by the Companies after the CLOSING without the consent or agreement of any other party.

                           (v)      COPIES.

         LLC has made available to UbiquiTel true and complete copies of each Contract, including all amendments thereto. There are no unwritten amendments to, or waivers under, any Contract.

         6.5      LIABILITIES.

                  (a)      NO UNDISCLOSED LIABILITIES.

         There are no liabilities of any Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances having specific application to the Companies (excluding general, economic or industry conditions) which could reasonably be expected to result in any such liability, other than (i) liabilities disclosed and/or provided for in the most recent LLC Financial Statements, (ii) liabilities incurred in the ordinary course of business consistent with past practices since the date of the most recent LLC Financial Statements, or (iii) liabilities under this Agreement or the Related Agreements or reflected in any schedule, exhibit or other documents delivered in connection herewith or therewith.

                  (b)      TAX MATTERS.

                           (i)      All material Tax Returns required to be
filed by or on behalf of each Company have been properly prepared and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects. LLC has been subject to tax as a partnership for federal, state, local and foreign income tax purposes since its inception.

                           (ii)     All Taxes (whether or not shown on any Tax
Returns) payable by or on behalf of the Companies have been fully and timely paid, including all required estimated tax payments sufficient to avoid any understatement penalties. The cash reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the PRE-CLOSING DATE, will be, sufficient for all unpaid Taxes of the Company through and including the PRE-CLOSING DATE (including, without limitation, with respect to any Taxes resulting from the Transactions contemplated by this Agreement). Neither Company has any liability for Taxes of any other Person as a transferee, successor, by contract or otherwise, except with respect to Taxes for which withholding may be required. There are no Liens as a result of any unpaid Taxes upon any of the assets of the Companies.

                           (iii)    The Companies have not executed or filed
with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. The Companies are not the subject of any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                           (iv)     The Companies have complied in all
material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes on amounts paid or owing to any employee, independent contractor, creditor, Member or other third party and have duly and timely withheld and paid over to the appropriate taxing authorities all Taxes with respect to such amounts.

                           (v)      All deficiencies asserted or assessments
made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Companies have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Members or the Companies received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination of the Companies which, by application of the same or similar principles, could reasonably be expected to result in a proposed material deficiency for any subsequent taxable period. No claim has been made by a taxing authority in a jurisdiction where the Companies do not file Tax Returns such that they are or may be subject to taxation by that jurisdiction.

                           (vi)     Neither the Companies, nor any other
Person (including any of the Members) on behalf of the Companies, has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Companies, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Companies, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the EFFECTIVE DATE to any taxable period ending thereafter or (B) executed or entered into a CLOSING agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Companies.

                           (vii)    Except for this Agreement or as provided
in the Operating Agreement, the Companies are not parties to any tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which the Companies will have any obligation to make any payments after the PRE-CLOSING DATE.

                           (viii)    There is no contract, agreement, plan or
arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by UbiquiTel or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                           (ix)      Each Company has substantial authority
for the treatment of or has disclosed (in accordance with Section
6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

                           (x)       As used in this Agreement, the term
"TAXES" means all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes; the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "CODE" means the Internal Revenue Code of 1986, as amended (all citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto).

                  (c)      LITIGATION.

                           (i)      PROCEEDINGS.

         There is no pending action, arbitration, audit, charge, complaint, demand, litigation or suit (whether civil, criminal or administrative (including, without limitation, Equal Employment Opportunity Commission, Department of Labor or Office of Federal Contract Compliance, National Labor Relations Board, and similar state or federal agencies)) that (A) has been received or commenced by or against any Company, or (B) has been received or commenced by or against any Company and that relates to this Agreement, any Related Agreement or the transactions contemplated herein or therein (collectively, the "PROCEEDINGS"), and, to LLC's knowledge, no such Proceedings have been threatened.

                           (ii)     ORDERS.

         There is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency (each, an "ORDER") to which any Company is subject that relates to or affects this Agreement, any Related Agreement or the transactions contemplated herein or therein.

                           (iii)    DISCLOSURE SCHEDULE.

         The LLC Disclosure Schedule sets forth a brief description of each Proceeding pending or, to LLC's knowledge, threatened at the date hereof.

                  (d)      EMPLOYEE LIABILITIES.

         The LLC Disclosure Schedule accurately lists as of the date set forth therein, (i) the hire date of and year-to-date cash compensation paid to each employee of each Company (specifying as to each such employee the respective amounts of base salary, bonus and commissions paid to such employee), (ii) the monthly salary of each employee for each of the last 12 months, (iii) all written employee policies of each Company, and (iv) all accrued and unpaid commissions, bonus payments or vacation pay due to employees of each Company as of December 31, 2000.

                  (e)      WARRANTIES.

         There are no express written warranties with respect to the quality or absence of defects of the systems, products or services that any Company has sold or performed which are in force as of the date hereof. No Company has been required to pay direct, incidental, or consequential damages to any Person in connection with any of such systems, products or services at any time during the three year period preceding the date hereof.

         6.6      INSURANCE.

         The LLC Disclosure Schedule contains a list of all insurance policies maintained by each Company (including, without limitation, policies on its assets, and upon its business and operations), against loss or damage, risks, hazards and liabilities (the "POLICIES"). The Policies are valid and enforceable and, to LLC's knowledge, are with insurers that are financially sound and reputable. The premiums due and owing with respect to the Policies have been paid, premiums not yet due have been adequately accrued for, and no Company has received any written notice of cancellation or of intention not to renew any such Policy. The LLC Disclosure Schedule also sets forth a list of each other insurance policy or insurance contract relating to any Company or the business of any Company pursuant to which any Company is or may hereafter be entitled to assert claims for insurance coverage (the "PRIOR POLICIES"). The covered Company or Companies have timely pursued all rights to recover (if any) under the Policies and the Prior Policies.

         6.7      EMPLOYEES.

                  (a) To LLC's knowledge, no officer, employee or independent contractor of any Company is in violation of any term of any contract, proprietary information agreement, noncompetition agreement, or any other agreement to a former employer relating to the right of any such person to be engaged by such Company or to the use of Intellectual Property of others in any Company's business (an "OUTSIDE CONFIDENTIALITY AGREEMENT"). There are neither pending, nor to LLC's knowledge, threatened, any Proceedings with respect to any Outside Confidentiality Agreement.

                  (b) There is no labor strike, dispute, slowdown, picketing or stoppage pending or, to LLC's knowledge, threatened against or directly affecting any Company, nor has any Company experienced any of the foregoing since its formation. No Company is subject to any collective bargaining agreement. No union representation exists and, to LLC's knowledge, there has been no union organization effort respecting the employees of any Company.

                  (c) LLC and LLC Subsidiary are in material compliance with all applicable laws relating to the employment of labor and the employer-employee relationship and with all agreements relating to the employment of its employees, including applicable wage and hour laws, equal opportunity laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, benefits laws, immigration/visa regulations (e.g., H-1B) and social security laws. No proceedings are pending or threatened by or against LLC or LLC Subsidiary concerning: wages, compensation, bonuses, commissions, awards, benefits, or payroll deductions, wrongful termination, negligent hiring, invasion of privacy or defamation, noncompetition agreements or similar restrictive covenants, equal employment or alleged violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, pregnancy, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination or any other claim based on the employment relationship or termination of the employment relationship (collectively "LABOR CLAIMS"), and LLC knows of no basis for any Labor Claim against LLC.

                  (d) Neither LLC nor LLC Subsidiary is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of LLC or LLC Subsidiary are represented by any labor union or covered by any collective bargaining agreement and, to LLC's knowledge, no campaign to establish such representation is in progress.

         6.8      EMPLOYEE BENEFIT PLANS.


                  (a) The LLC Disclosure Schedule lists all employee benefit plans, programs, payroll practices, arrangements and contracts (including each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, scholarship program, retirement, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, oral or written commitment regarding retiree health, life or any other retiree benefit, employment, dependent care, cafeteria plan, hospitalization, medical insurance, termination, stay agreement or bonus, value appreciation, change in control and severance plan, program, arrangement or contract that LLC and/or any Member or any trade or business whether or not incorporated which are under control (collectively referred to as the "COMBINED COMPANY"), or which are treated as a single employer with the Combined Company under Section 414(b), (c), (m) or (o) or the Code ("ERISA AFFILIATE"), which the Combined Company or an ERISA Affiliate maintains or ever has maintained, or to which the Combined Company or any ERISA Affiliate contributes, ever has contributed or ever has been required to contribute in connection with its employees (the "EMPLOYEE BENEFIT PLANS"). None of the Employee Benefit Plans is a "Multiemployer Plan" or is or has been subject to Sections 4063 or 4064 or ERISA.

                  (b) All Employee Benefit Plans (and each related trust, insurance contract or fund) comply in form and in operation in all material respects with the applicable requirements of all laws, rules and regulations governing or applying to such Employee Benefit Plans, including without limitation ERISA and the Code, and each such Plan has been operated in accordance with its terms, except as will not have a material adverse effect on any Company or ERISA Affiliate.

                  (c) No liability has been incurred, and there exists no material condition or circumstance which could result in any material liability to any Combined Company or ERISA Affiliate under ERISA, the Code or any other applicable law, other than liability for benefits due under the appropriate Employee Benefit Plans. All contributions (including all employer and employee salary reduction contributions) which are required to be made under any of such Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the PRE-CLOSING DATE which are not yet due will have been paid on or prior to the PRE-CLOSING DATE.

                  (d) No Company or ERISA Affiliate, "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in or permitted to occur, any transaction prohibited by ERISA Section 406 or any "prohibited transaction" under Code Section 4975(c) or any breach of fiduciary duty under ERISA with respect to any Employee Benefit Plans, except for any transactions which are exempt under ERISA Section 408 or Code
Section 4975.

                  (e) All filings required by ERISA and the Code as to each Employee Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code, including all notices required under ERISA Section 601 ET SEQ. and Code Section 4980B, have been timely provided. Each Combined Company and ERISA Affiliate has complied in all material respects with all of the provisions of Parts 6 and 7 of Title I of ERISA and Code Section 4980B, except as will not have a material adverse effect on such Combined Company or ERISA Affiliate.

                  (f) All the Combined Companies and ERISA Affiliates have made available to UbiquiTel correct and complete copies of the plan documents, contracts and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, where applicable, the most recent three years of Form 5500 Annual Reports, where applicable, all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan, written communications to employees relating to the Employee Benefit Plans, if any, written descriptions of any non-written agreements relating to the Employee Benefit Plans, if any, and such other documents requested by UbiquiTel with respect to each Employee Benefit Plan.

                  (g) There are no pending actions, claims, lawsuits, arbitrations, governmental or other proceedings or investigations which have been asserted, instituted or threatened against the Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims) and the investment of assets of such Plans, including any investigation or review by the IRS, Department of Labor or the Pension Benefit Guaranty Corporation, nor does the Combined Company or any ERISA Affiliate have knowledge of facts which could reasonably be expected to form the basis for any such claim, lawsuit, arbitration, governmental or other proceeding or investigation.

                  (h) Neither the Combined Company nor any ERISA Affiliate has: (i) withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the PRE-CLOSING DATE; (ii) incurred any liability due to the termination or reorganization of a Multiemployer Plan; (iii) terminated any "Pension Plan", as defined in Section 3(2) of ERISA, or filed a notice of termination with respect to any Pension Plan; or (iv) received a notice of termination issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan. With respect to the Pension Plans subject to Title IV of ERISA, if any, there are no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA, there has been no "reportable event" as that term is defined in
Section 4043 of ERISA and the regulations thereunder which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA, and all premiums due the PBGC have been paid in full. No Pension Plan which is subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code has incurred any "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA and Section 412(a)(2) of the Code whether or not waived.

                  (i)      The Pension Plans are intended to qualify under
Section 401 of the Code and have received a favorable determination letter from the Internal Revenue Service that the Pension Plans satisfy the requirements of Section 401 of the Code and the related trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of Pension Plans which could cause the loss of such qualification or exemption.

                  (j) Neither the Combined Company nor any ERISA Affiliate maintains retiree life or retiree health insurance plans which are Employee Benefit Plans and "welfare benefit plans" within the meaning of
Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and at the expense of the participant or the participant's beneficiary for employees (and their beneficiaries) of the Combined Company and any ERISA Affiliate.

         6.9      LICENSES.

                  (a) Each of LLC and LLC Subsidiary has all governmental licenses, permits, approvals, authorizations, exemptions, classifications, registrations and certificates, and all consents or agreements with governmental authorities (collectively, "LICENSES") necessary to conduct its business in the manner and to the extent that it has been conducted, except where the failure to possess such Licenses would not have a material adverse effect on such Company. All of the Licenses and the parties thereto are listed on the LLC Disclosure Schedule. The LLC Disclosure Schedule also lists every application for any new License as well as for the renewal or modification of any existing License. The Companies have made available to UbiquiTel true and complete copies of all of the Licenses. All Licenses are in full force and effect, and, to LLC's knowledge, no event has occurred that may constitute or result in a material violation of the terms and conditions of any License, or result in the revocation, suspension, material adverse modification or nonrenewal of any License. No Company has received any written notice of or has any knowledge of any actual, alleged or potential violation, revocation, suspension, modification or nonrenewal of any License.

                  (b) LLC has made all material filings required by any and all federal, state and local governmental authorities (including, without limitation, as appropriate, the FCC and the California Public Utilities Commission), as are necessary to own, lease, license and operate its respective properties and to conduct its business, including the planned build-out of the PCS telecommunications network, as described in the Sprint Affiliation Agreement. There is not pending or, to LLC's knowledge, threatened any petition, complaint, investigation or other proceeding by or before any federal, state or local governmental authority with respect to LLC or the Licenses.

                  (c) The Licenses for PCS (the "PCS LICENSES") are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses for F Block Spectrum expire on April 28, 2007, the five-year build-out period for the PCS Licenses expires on April 28, 2002, and the ten-year build-out period for the PCS Licenses expires on April 28, 2007. The PCS License for A Block Spectrum expires on December 14, 2004. The PCS Licenses have been granted pursuant to one or more public notices that have become "final" (meaning that all applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC's having instituted review of the grant of the PCS Licenses on its own motion).

                  (d) LLC's FCC Licenses (including the PCS Licenses) constitute all of the licenses, permits, consents or authorizations required by the FCC to permit LLC to operate its PCS telecommunications network and to conduct its business, including the Build-Out Plan of the PCS telecommunications network, as described in the Sprint Affiliation Agreement. All fees due and payable to governmental authorities, including, but not limited to, any required by the FCC in connection with the PCS Licenses, such as down payments or installment payments required by FCC rules to be paid as of the date hereof, as well as applicable payments to the Telecommunications Relay Service Fund, Universal Service Fund, Regulatory Assessments fees, and any such other payment obligations imposed by governmental authorities, have been fully paid (other than the Installment Payment Plan promissory notes in favor of the FCC in the amount set forth in the Company's unaudited financial statements as at and for the year ended December 31, 2000).

                  (e) All completed and planned development, implementation, construction and operation of the telecommunications network pursuant to the PCS Licenses comply in all material respects with all currently applicable telecommunications statutes or published regulations, including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and all published FCC rules, regulations, and orders currently in effect.

                  (f) LLC has provided notification to licensed operators of Fixed Microwave Services as required by Section 101.103 of the FCC's rules (47 C.F.R. Section 101.103). Except as set forth on the LLC Disclosure Schedule, neither LLC nor any Member has received any notice of or has any obligations to reimburse any third party for any relocation expenses required under Section
24.239 through 24.253 of the FCC's rules (47 C.F.R. Sections 24.239 - 24.253).

                  (g) There are no material violations of the Communications Act of 1934, as amended, or any published FCC rules or regulations, or of any other state or local laws, published rules, or regulations, with respect to the Licenses, and the Licenses have been duly issued under the Communications Act and the FCC's rules and regulations and are in force and in effect. There is no outstanding adverse decree, order, or other ruling that has been issued by the FCC or any other governmental entity against LLC or any Member or any other party with respect to the Licenses, and there is no complaint, investigation, proceeding, petition, notice of violation, notice of apparent liability, or mutually exclusive application pending or, to LLC's knowledge, threatened, by or before the FCC or any other administrative or governmental body, court or arbitrator against LLC or any Member or any other party with respect to the Licenses. To LLC's knowledge no event has occurred that would permit or warrant the FCC to commence revocation proceedings or otherwise terminate the Licenses, or which would materially adversely affect any of the rights of LLC or its Members thereunder.

                  (h) As of January 31, 2001, the principal balances owing on each of the Installment Payment Plan promissory notes made by Central Wireless Partnership in favor of the FCC and assigned by Central Wireless Partnership to LLC is $6,360,574.86, the interest rate is 6.25 percent per annum, and the suspension interest owing is $0. Except for the encumbrances resulting from the promissory notes in favor of the FCC, the Communications Act of 1934, as amended, and all applicable FCC's rules, regulations and policies promulgated thereunder, on a license of the type held by LLC or any Member, the Licenses are and will at the CLOSING be unencumbered and free of any liens, charges or defects.

         6.10     ENVIRONMENTAL MATTERS.

                  (a)      ENVIRONMENTAL LAWS.

         LLC has received no notice of, and has no knowledge with respect to, any current violation of Environmental Laws (as hereinafter defined) related to the Leased Premises or the Real Property, or the presence or release of Hazardous Materials (as hereinafter defined) on or from the Leased Premises. Neither LLC nor LLC Subsidiary has received any written communication from any Person that alleges that any Company is not in compliance with any Environmental Law. Neither LLC nor, to LLC's knowledge, any of the Lessors or other occupants, have released or discharged from or on to the Leased Premises any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos). LLC has no knowledge that any underground or above-ground chemical treatment or storage tanks or gas or oil wells are located on the Leased Premises. As used herein, the term "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances and rules that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials, and, in addition, the National Historic Preservation Act, and the National Environmental Policy Act of 1969. As used herein, the term "HAZARDOUS MATERIALS" means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

                  (b)      ENVIRONMENTAL CLAIMS.

         There is no Environmental Claim pending or, to LLC's knowledge, threatened (A) against any Company, or (B) against any Person whose liability for any Environmental Claim any Company has or may have retained or assumed either contractually or by operation of law. As used herein, "ENVIRONMENTAL CLAIM" means any and all written administrative, regulatory or judicial actions, suits, Liens or notices of non-compliance or violation by any governmental authority alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment of any hazardous material or pollutant at any location, or (B) any violation, or alleged violation, of any Environmental Law.

                  (c)      PERMITS.

         Each Company has obtained all permits and authorizations relating to Environmental Laws necessary to operate its business, except for those permits the failure of which to obtain would not cause a material adverse effect.

         6.11     NO BROKERS FEES; NO COMMISSIONS.

         All negotiations relative hereto and the transactions contemplated hereby have been carried on by the LLC Parties directly with UbiquiTel and the Merger Subs without any act by any Company that would give rise to any claim against any Company, UbiquiTel, the Merger Subs or their respective Affiliates for a brokerage commission, finder's fee or other similar payment.

         6.12     CERTAIN INFORMATION.

         None of the information supplied or to be supplied by LLC specifically for inclusion in (i) the Form S-4 or Form S-1 (as defined in Section 11.2(c) (FORM S-1) hereof), as applicable, will, at the time the Form S-4 or Form S-1, as applicable, is filed with the SEC, at any time that such form is amended or supplemented, and at the time such form becomes effective under the Securities Act (as defined in Section 11.2(a) (PREPARATION) hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 7
   REPRESENTATIONS AND WARRANTIES CONCERNING THE MEMBERS AND THE STOCKHOLDERS

         In this Article 7, each Member and the Stockholder or Stockholders owning equity in such Member are referred to collectively as a "STOCKHOLDER GROUP." Additionally, for purposes of this Article 7 and Section 12.2(a)(ii) (STOCKHOLDER GROUPS' INDEMNIFICATION) herein only, and in the case of an Evans Merger only, except as otherwise stated herein, the Controlling Evans Stockholders collectively shall be deemed to comprise a Stockholder Group, each Controlling Evans Stockholder shall be deemed to be a Stockholder herein, and Evans shall be deemed to be a Member; PROVIDED, HOWEVER, that except as set forth in Section 7.6 (SALE OF EVANS TELCO BUSINESSES) herein, no representation or warranty is being made in this Agreement, including without limitation, this
Article 7, with respect to the Evans Telco Businesses. For purposes of this
Article 7, the representations and warranties made with respect to any one Stockholder Group shall be deemed to be made jointly and severally by the members of such Stockholder Group, and the representations and warranties made with respect to a Member or a Stockholder in this Article 7 shall be deemed to be made jointly and severally only by the Stockholder Group to which such Member or Stockholder belongs. The representations and warranties made herein with respect to the members of more than one Stockholder Group shall be deemed to be made by each Stockholder Group severally, and not jointly with other Stockholder Groups. Subject to the foregoing and Article 12 (INDEMNIFICATION) hereof, the Members and the Stockholders represent and warrant to UbiquiTel and the Merger Subs that, except as specifically set forth on the disclosure schedule to this
Article 7, which shall be organized by section and sub-section numbers corresponding to this Article 7 (the "STOCKHOLDERS DISCLOSURE SCHEDULE"):

         7.1      STOCKHOLDERS; ENTRY INTO AGREEMENTS.

                  (a)      ORGANIZATION AND GOOD STANDING.

         Each member of each Stockholder Group (a "STOCKHOLDER ENTITY") that is not a natural person is duly organized and validly existing under the laws of the State of California, is in good standing under such laws, and has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each Stockholder Entity is qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on such Stockholder Entity. The Stockholders Disclosure Schedule lists all jurisdictions in which any Stockholder Entity is qualified to do business as a foreign entity and indicates which of the Stockholder Entities is so qualified in each such jurisdiction. The Stockholders Disclosure Schedule also lists, for each Stockholder Entity, the names of the Persons owning 10% or more of the equity of such Stockholder Entity and the percentage owned by each such Person. Each Member has made available to UbiquiTel a true and correct copy of its Organizational Documents and minute books.

                  (b)      VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY.

         Each Member and Stockholder, as applicable, has full power and authority to consummate the Merger to which it is a party and to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby or thereby to which it is a party. This Agreement and the Related Agreements to which a Stockholder Entity is a party have been duly authorized, executed and delivered by each such Stockholder Entity and constitute (or, in the case of Related Agreements or instruments called for hereby or thereby to be executed by a Stockholder Entity at or before the CLOSING, upon execution will constitute) the legal, valid and binding obligation of such Stockholder Entity enforceable against such Stockholder Entity in accordance with their respective terms.

                  (c)      NO CONFLICT.

         Except as set forth in the Stockholders Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Mergers or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under, or (vi) give any right to make any change in any of the liabilities or obligations under, the Organizational Documents of any Stockholder Entity, any Order, or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, License, judgment, decree, order, law, rule or regulation or other restriction applicable to any Stockholder Entity or to which any Stockholder Entity is a party or by which any Stockholder Entity or its property or assets are bound or affected that, in any such case, will result in a material adverse effect on any Member or any Stockholder.

                  (d)      LLC PARTIES CONSENTS; STOCKHOLDERS CONSENTS NOT
                           REQUIRED.

         The Stockholders Disclosure Schedule lists all LLC Parties Consents for which filing or other action is required by a Member. Subject to Section 2.1(f), each Member has taken or shall have taken prior to the PRE-CLOSING DATE all other actions necessary for the consummation by such Member of the transactions contemplated by this Agreement and the Related Agreements. No approval, filing, consent, permit, for which filing or other action is required by any Stockholder is required for the valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Mergers, or any of the transactions contemplated hereby or thereby.

                  (e)      OWNERSHIP AND TRANSFER OF MEMBERS' INTERESTS.

         Each Member represents that it has good, valid and marketable title to the units of Members' Interests owned by it, free and clear of any Liens. Each Member represents that it is not a party to any contract, agreement or understanding (other than this Agreement) relating to the issuance, sale, redemption, purchase, repurchase, acquisition or other transfer or voting of any units of Members' Interests or any other equity security of any Company, other than LLC's Operating Agreement. Consummation of the transactions contemplated by this Agreement will transfer to UbiquiTel indirect ownership of all of the Members' Interests of LLC free and clear of all Liens.

         7.2      FINANCIAL INFORMATION.

                  (a)      FINANCIAL STATEMENTS; BOOKS AND RECORDS.

         Attached to the Stockholders Disclosure Schedule are true and correct copies of (i) the balance sheets for each of the Members (other than the Selling Member) as of the close of each such Member's most recent fiscal year, and the related statement of profit and loss and cash flows for the periods then ended, including any audit and it reports thereon that have been rendered with respect to such financial statements, (ii) the unaudited balance sheet for each Member at September 30, 2000, and the related statement of profit and loss for the nine month period then ended, and (iii) when delivered pursuant hereto, similar financial statements for each additional month ending after the date hereof (such financial statements of a Stockholder Entity being referred to herein as the "FINANCIAL STATEMENTS"). Each Member's Financial Statements fairly present the financial position of the Member to which it pertains as of the dates thereof and the results of such Member's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to such Member's Financial Statements, subject, in the case of such Member's Financial Statements listed in items (ii) and (iii) of the immediately-preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the most recent fiscal year of each such Member.

                  (b)      CONDUCT OF BUSINESS.

         Each Member (i) does not conduct, and has never conducted, any business of any nature whatsoever except for (A) holding its Member Interest in LLC and
(B) those businesses specifically described on the Stockholders Disclosure Schedule, and (ii) does not have any assets (other than its Member Interest).

         7.3      EQUITY INTERESTS.

                  (a)      CAPITALIZATION.

         The authorized, issued and outstanding equity interests of each Member are as set forth in the Stockholders Disclosure Schedule. There are no other equity interests of any Member either authorized or outstanding. All of the issued and outstanding equity interests of each Member have been duly authorized and validly issued, are fully paid and nonassessable, and are free and clear of any preemptive rights. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Member for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of any equity interests or securities of any Member. Immediately prior to the Effective Date of the Merger to which it is a party, no Stockholder shall have the right to assert dissenters' or appraisal rights under applicable state law (or if such dissenters' or appraisal rights exist, each Stockholder shall have waived such rights), or otherwise have the right to demand cash or other payment for Stock in connection with such Merger, other than the Merger Consideration to be received by such Stockholder.

                  (b)      OWNERSHIP AND TRANSFER BY STOCKHOLDERS.

         Each Stockholder represents that it has good, valid and marketable title to the equity interests of the Member owned by it, free and clear of any Liens, and upon consummation of the Mergers contemplated hereby, UbiquiTel or the Merger Subs, as the case may be, will collectively own all of the outstanding Member Interests. Consummation of the transactions contemplated by this Agreement will transfer to UbiquiTel all of the shares of Stock or other equity interest of each Member.

         7.4      NO CONTRACTS.

         No Member is or has ever been a party to, nor are any assets of any Member subject or ever been subject to, any Contract or agreement.

         7.5      LIABILITIES.

                  (a)      NO UNDISCLOSED LIABILITIES.

         Except as set forth or reserved against in full in the most recent Financial Statements, no Member has any debt, guaranty, liability or obligation of any nature, whether known or unknown, accrued, absolute, contingent, determined or determinable or otherwise, whether due or to become due, and to each Member's knowledge, there is no basis for the assertion against it of any such debt, guaranty, liability or obligation.

                  (b)      TAX MATTERS.

                           (i)      All material Tax Returns required to be
filed by or on behalf of the Member or any of its subsidiaries or any Affiliated Group of which the Member or any of its subsidiaries was a member have been properly prepared and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects.

                           (ii)     All Taxes (whether or not shown on any Tax
Returns) payable by or on behalf of the Member or any of its subsidiaries either directly, as part of the consolidated Tax Returns of another taxpayer, or otherwise have been fully and timely paid, including all required estimated tax payments sufficient to avoid any understatement penalties. The cash reserves or accruals for Taxes provided in the books and records of the Member with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the EFFECTIVE DATE, will be, sufficient for all unpaid Taxes of the Member through and including the EFFECTIVE DATE (including, without limitation, with respect to any Taxes resulting from the Transactions contemplated by this Agreement). Other than as provided on the Stockholders Disclosure Schedule, neither the Member nor any of its subsidiaries has any liability for Taxes of any other person as a transferee, successor, by contract or otherwise, except with respect to Taxes for which withholding may be required and has been made. There are no Liens as a result of any unpaid Taxes upon any of the assets of the Member or any of its subsidiaries.

                           (iii)    Neither the Member nor any of its
subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. Neither the Member nor any of its subsidiaries is the subject of any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                           (iv)     The Member and each of its subsidiaries has
complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes on amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes with respect to such amounts.

                           (v)      All deficiencies asserted or assessments
made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Member or any of its subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Stockholders, the Member or any of its subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed material deficiency for any subsequent taxable period. No claim has been made by a taxing authority in a jurisdiction where the Member or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                           (vi)     Neither the Member, nor any member of the
Member's Affiliated Group (including any of the Stockholders) on behalf of the Member, has (A) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Member, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Member or any of its subsidiaries, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the EFFECTIVE DATE to any taxable period ending thereafter or (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Member or any of its subsidiaries.

                           (vii)    Except for this Agreement, as provided in
the Stockholders Disclosure Schedule, and the Operating Agreement, neither the Member nor any of its subsidiaries is a party to any tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the EFFECTIVE DATE.

                           (viii)   There is no contract, agreement, plan or
arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by UbiquiTel or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                           (ix)     The Member and each of its subsidiaries has
substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

                  (c)      LITIGATION.

         There is no pending Proceeding that has been received or commenced by or against any Stockholder Entity that otherwise relates to or may affect the Mergers, the Interest Sale, this Agreement, any Related Agreement or the transactions contemplated herein or therein, nor, to each Member's knowledge, have any such Proceedings been threatened.

         7.6      SALE OF EVANS TELCO BUSINESSES.

         Evans and the Controlling Evans Stockholders (and not any of the Members or the other Stockholders) jointly and severally make the following warranties in this Section 7.6. The agreement for the disposition of the Evans Telco Businesses (the "EVANS TELCO SALE AGREEMENT") is a valid, binding and enforceable obligation of the Evans Stockholders, Evans and its subsidiaries to sell, and the other parties to the Evans Telco Sale Agreement to buy, the Evans Telco Businesses. The Evans Telco Sale Agreement provides that UbiquiTel and its subsidiaries and Affiliates shall not have any liabilities or obligations whatsoever, and shall be released from any and all such liabilities and obligations, under the Evans Telco Sale Agreement upon the consummation of the transactions contemplated by this Agreement. The Evans Telco Sale Agreement contains a valid, binding and enforceable covenant of each party to such agreement and its Affiliates and successors and assigns not to sue UbiquiTel or any of its subsidiaries or Affiliates. The Evans Telco Sale Agreement provides that UbiquiTel and its subsidiaries and Affiliates are third-party beneficiaries of the above-described provisions of such agreements and that such provisions cannot be amended, terminated, modified, waived or otherwise negated without the prior written consent of UbiquiTel.

         7.7      CERTAIN INFORMATION.

         None of the information supplied or to be supplied by the Members or the Stockholders specifically for inclusion in (i) the Form S-4 or Form S-1, as applicable, will, at the time the Form S-4 or Form S-1, as applicable, is filed with the SEC, at any time that such form is amended or supplemented, and at the time such form becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) the Proxy Statement, will, at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it is mailed to the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 8
  REPRESENTATIONS AND WARRANTIES OF UBIQUITEL PARENT, UBIQUITEL AND THE MERGER
                                      SUBS

         For purposes of this Article 8, unless otherwise expressly stated herein or the context requires otherwise, "UBIQUITEL" shall mean UbiquiTel Parent and UbiquiTel, collectively. UbiquiTel and the Merger Subs, jointly and severally, represent and warrant to the LLC Parties and the Evans Stockholders that, except as set specifically forth on the disclosure schedule to this
Article 8, which shall be organized by section and sub-section numbers corresponding to this Article 8 (the "UBIQUITEL DISCLOSURE SCHEDULE"):

         8.1      ENTRY INTO AGREEMENTS.

                  (a)      ORGANIZATION AND GOOD STANDING.

         UbiquiTel and each of the Merger Subs are corporations duly organized and validly existing under the laws of the jurisdictions in which each corporation is incorporated and are in good standing under such laws. UbiquiTel Parent owns, beneficially and of record, all of the issued and outstanding shares of capital stock of UbiquiTel and each Merger Sub.

                  (b)      CORPORATE POWER AND AUTHORITY; VALIDITY AND
                           AUTHORIZATION.

         UbiquiTel and the Merger Subs each have full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. This Agreement has been duly authorized, executed and delivered by UbiquiTel and the Merger Subs, and is enforceable against UbiquiTel and the Merger Subs, in accordance with its terms. The Related Agreements to which UbiquiTel and each of the Merger Subs is a party have been (or, in the case of Related Agreements to be delivered at or before the CLOSING, upon execution will
be) duly authorized, executed and delivered by UbiquiTel and the Merger Subs, and will constitute the legal, valid and binding obligations enforceable against each of them in accordance with their terms.

         8.2      CONFLICTS AND CONSENTS.

                  (a)      NO CONFLICT.

         The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of the terms of and will not contravene, conflict with, accelerate the performance of the obligations required under, or constitute a default under, the certificate of incorporation or bylaws of UbiquiTel or any of the Merger Subs, or any agreement, judgment, decree, order, law, rule or regulation or other restriction applicable to any of them, or to which any of them is a party or by which UbiquiTel or any of the Merger Subs or their respective properties or assets is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of any of them.

                  (b)      CONSENTS OBTAINED.

         Other than the approvals referred to in Section 3.1(a) (HSR ACT), the Permits and the consents listed on the UbiquiTel Disclosure Schedule (collectively, the "UBIQUITEL CONSENTS"), no material consents, approvals or authorizations of third parties are required in connection with UbiquiTel and the Merger Subs' valid execution, delivery and performance of this Agreement and the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby on the part of such party.

         8.3      NO BROKERS FEES; NO COMMISSIONS.

         All negotiations relative hereto and the transactions contemplated hereby have been carried on by UbiquiTel or any of the Merger Subs directly with the LLC Parties without any act by UbiquiTel or the Merger Subs that would give rise to any claim against the LLC Parties, Evans or their Affiliates for a brokerage commission, finder's fee or other similar payment.

         8.4      UBIQUITEL STOCK.

         The shares of UbiquiTel Stock, when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and issued free and clear of any Liens.

         8.5      SEC DOCUMENTS.

         UbiquiTel Parent has heretofore delivered or made available to the LLC Parties UbiquiTel Parent's Registration Statement on Form S-1, including the final prospectus contained therein, all reports filed by UbiquiTel Parent under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), with the SEC on or after March 1, 2000 (the "SEC DOCUMENTS"). As of their respective dates, each of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated financial statements of UbiquiTel Parent included in the SEC Documents fairly present the financial position of UbiquiTel Parent as of the dates of such financial statements and the results of UbiquiTel's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes thereto.

         8.6      NO MATERIAL ADVERSE EFFECT.

         Since the date of the most recent filing by UbiquiTel Parent under the Exchange Act prior to the date hereof, there has been no event or occurrence that has caused or is reasonably expected to cause a material adverse effect on UbiquiTel other than (i) operating losses in the ordinary course of business or
(ii) economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

         8.7      CAPITALIZATION.

                  (a) The authorized stock of UbiquiTel consists of 10,000 shares of common stock, par value $0.01 per share; 1,000 shares of such stock are issued and outstanding, and all of such stock is issued to UbiquiTel Parent.

                  (b) The authorized capital stock of UbiquiTel Parent consists of (i) 100,000,000 shares of UbiquiTel Stock, of which 63,543,604 shares were issued and outstanding as of December 31,

2000, (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares were issued and outstanding as of December 31, 2000, and (iii) those options and warrants to purchase UbiquiTel Stock as set forth in the UbiquiTel Disclosure Schedule. All of the issued and outstanding shares of UbiquiTel Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. Except as set forth in the UbiquiTel Disclosure Schedule, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, UbiquiTel Parent for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities other than stock that may be issued pursuant to stock option plans or agreements described in the SEC Documents.

         8.8      NO LIABILITIES.

         At the date of this Agreement, UbiquiTel has no debt, guaranty, liability or obligation of any nature in excess of $1.0 million, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, and there is no basis for the assertion against it of any such debt, guaranty, liability or obligation except (i) to the extent set forth or reserved against in full in UbiquiTel's audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Documents, and (ii) liabilities incurred in the ordinary course of business since September 30, 2000.

         8.9      COMPLIANCE WITH LAWS.

         UbiquiTel has not violated any term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party, or by which the business or assets of UbiquiTel are bound or affected (collectively, the "UBIQUITEL LEGAL REQUIREMENTS"), except as would not have a material adverse effect on UbiquiTel. UbiquiTel has not received notice of any actual, alleged or potential violation of a UbiquiTel Legal Requirement.

         8.10     CERTAIN INFORMATION.

                  (a) None of the information supplied or to be supplied by UbiquiTel, specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in, any registration statement filed or to be filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Act, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) None of the information supplied or to be supplied by UbiquiTel specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in (i) the registration statements on Form S-4 or Form S-1 will, at the time the Form S-4 or the Form S-1 is filed with the SEC, at any time that it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by UbiquiTel with respect to statements made or incorporated by reference therein based on information supplied by the LLC Parties specifically for inclusion therein.

         8.11     DISCLOSURE.

         None of the representations or warranties of UbiquiTel or any of the Merger Subs contained in this Agreement, the Related Agreements or the UbiquiTel Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading.

                                    ARTICLE 9
                    PRE-CLOSING COVENANTS OF THE LLC PARTIES

         During the period from the date of this Agreement and (a) with respect to the covenants set forth in Section 9.1, 9.2, and 9.3, continuing until the PRE-CLOSING DATE, and (b) with respect to the covenants set forth in Sections 9.4, 9.5, and 9.6, continuing until the CLOSING DATE, the LLC Parties agree that:

         9.1      CONDUCT OF BUSINESS OF LLC.

         Unless otherwise expressly contemplated hereby, in the Related Agreements, or approved in writing by UbiquiTel Parent, LLC shall conduct its business and operations only in, and LLC shall not take any action except in, the ordinary course of business and consistent with past practices or otherwise in accordance with the Management Agreement. In the conduct of its business, LLC shall comply with the covenants set forth in Section 4.1(b) (LLC PARTIES' RESPONSIBILITIES). The LLC Parties shall use reasonable best efforts to:

                  (a) maintain LLC's and the LLC Subsidiary's respective rights and franchises and preserve their respective relationships with customers, suppliers and others having business dealings with them with the objective of maintaining and promoting their respective ongoing businesses;

                  (b) preserve, protect and maintain for UbiquiTel Parent and UbiquiTel the goodwill of LLC and LLC Subsidiary's employees;

                  (c) to keep available to UbiquiTel Parent and UbiquiTel LLC's present officers and employees and agents; and

                  (d) confer with UbiquiTel Parent and/or UbiquiTel concerning LLC's operational matters of a material nature.

         The LLC Parties shall consult with UbiquiTel Parent and/or UbiquiTel on strategies for operating, maintaining and preserving LLC and LLC Subsidiary's respective businesses and effecting an orderly transition to UbiquiTel Parent ownership of such businesses.

         9.2      ACCESS TO INFORMATION AND EMPLOYEES.

         The LLC Parties shall permit, upon reasonable notice during normal business hours, UbiquiTel Parent and its Representatives (as defined herein) to visit and inspect any of the properties of the LLC Parties and the LLC Subsidiary, including books and records, and to discuss the affairs, finances and accounts of the LLC Parties and the LLC Subsidiary, and UbiquiTel Parent's prospects, plans and intentions with the LLC Parties' officers, certain employees (as allowed by the LLC Parties), brokers and independent UbiquiTel Parent accountants, as often as any such person may deem necessary or desirable and reasonably request. Notwithstanding anything in this Section 9.2 to the contrary, prior to any investigation contemplated herein, UbiquiTel Parent and/or its Representatives shall notify David Nelson on behalf of the LLC Parties and request consent to conduct the foregoing actions (which consent may not be unreasonably withheld). For purposes of this Agreement, "Representatives" means, collectively, a party's directors, officers, employees, stockholders or members (as the case may be), partners, financial parties in interest, agents, advisors, attorneys, accountants, consultants, Affiliates, financing sources and representatives of any of the foregoing Persons.

         9.3      FINANCIAL STATEMENTS.

         The LLC Parties shall deliver to UbiquiTel Parent not later than the 20th business day of each succeeding month after the date of this Agreement, the following financial statements for LLC for the most recently completed month: an unaudited balance sheet as of the end of such month; and associated statements of profit and loss and cash flow for such month.

         9.4      CONDUCT OF THE MEMBERS.

         Each of the Members shall continue to own no assets other than its Member Interest, to conduct no business operations of any kind other than to own its Member Interest, and to incur no liability other than the liabilities associated with this Agreement, the Related Agreements, and the consummation of the Mergers.

         9.5      TRADING PROHIBITION.

         The Stockholders and the Controlling Evans Stockholders acknowledge that the transactions contemplated hereby and information disclosed to the LLC Parties and their representatives constitute or include material non-public information concerning UbiquiTel Parent, and that they may not acquire or sell any shares of UbiquiTel Stock, or encourage any other Person to do so, and that they will advise any of their respective directors, officers, employees, agents or Affiliates who have knowledge of the transactions contemplated hereby that they may not acquire or sell any shares of UbiquiTel Stock, or encourage any other Person to do so.

         9.6      NON-NEGOTIATION.

         In consideration of the substantial expenditure of time and money by UbiquiTel Parent in connection with this transaction, the LLC Parties jointly and severally agree that none of them will, after the execution of this Agreement and until the termination of this Agreement in accordance with its terms or the CLOSING, (i) directly or indirectly solicit, encourage, initiate, negotiate or discuss with any third party any acquisition proposal relating to LLC, whether by way of a purchase of assets or membership interests, business combination, merger, or other transaction, or (ii) provide any information to any third party the purpose of which is to permit such third party to evaluate any such acquisition proposal. Any LLC Party that becomes aware of any communication by a third party to any LLC Party about or relating to any such acquisition proposal shall promptly advise UbiquiTel Parent of such communication.

                                   ARTICLE 10
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 11
                               CERTAIN AGREEMENTS

         11.1     CONSULTING AGREEMENT.

         On the Signing Date, David Nelson and UbiquiTel will enter into a consulting agreement pursuant to which David Nelson will provide consulting services to UbiquiTel, on terms and conditions mutually acceptable to the parties thereto.

         11.2     PREPARATION OF THE PROXY STATEMENT AND THE FORM S-4.

                  (a)      PREPARATION.

         As soon as practicable following the date of this Agreement, UbiquiTel Parent shall prepare and file with the SEC (such date of filing being referred to herein as the "SEC FILING DATE") in accordance with the Securities Act, on behalf of UbiquiTel Parent, a registration statement on Form S-4 to be filed with the SEC by UbiquiTel Parent in connection with the issuance by UbiquiTel Parent of shares of UbiquiTel Stock in the Mergers (the "FORM S-4"). UbiquiTel Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. UbiquiTel Parent shall keep the LLC Parties advised of the status of the filing and effectiveness of the Form S-4.

                  (b)      PROXY STATEMENT AND FORM S-4.

         UbiquiTel Parent and LLC (if requested by UbiquiTel Parent) shall jointly prepare for inclusion in the Form S-4 a proxy statement (the "PROXY STATEMENT"), in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the Mergers and the Interest Sale. UbiquiTel Parent and the LLC Parties shall cooperate with each other in the preparation of the Proxy Statement. UbiquiTel Parent shall use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC. UbiquiTel Parent shall use reasonable best efforts to cause the Proxy Statement to be mailed to the UbiquiTel Parent stockholders, as determined by UbiquiTel Parent, at the earliest practicable date after the Form S-4 is declared effective by the SEC.

                  (c)      RESALE REGISTRATION STATEMENT.

         Following the CLOSING, UbiquiTel Parent, the Stockholders and the Evans Stockholders shall jointly prepare a registration statement on Form S-3 (or Form S-1 if UbiquiTel Parent is not then eligible to file on Form S-3) to be filed with the SEC in connection with the resale by the Stockholders of the shares of UbiquiTel Stock the Stockholders and holders of PARs receive pursuant to the terms of the Mergers (the "RESALE REGISTRATION STATEMENT") in accordance with the Securities Act. UbiquiTel Parent, the Stockholders and holders of PARs shall use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Resale Registration Statement and to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC, but in no event later than the date that shares are first permitted to be sold under the Lock-Up Agreement. If the Resale Registration Agreement is declared effective under the Securities Act, then UbiquiTel Parent shall use reasonable best efforts to prepare and file such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for a period of not less than two years from the CLOSING DATE, PROVIDED, HOWEVER, that if UbiquiTel Parent files on Form S-1,

UbiquiTel Parent may convert the Form S-1 to a registration statement on Form S-3 from and after the time that UbiquiTel Parent first is eligible to use Form S-3 for the registration of UbiquiTel Stock for resale.

                  (d)      UBIQUITEL PARENT'S ACTIONS.

         UbiquiTel Parent shall, as promptly as practicable, take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of UbiquiTel Stock in connection with the Mergers and the Interest Sale, and the LLC Parties shall furnish all information concerning the LLC Parties as may be reasonably requested in connection with any such action. UbiquiTel Parent shall keep the LLC Parties advised of the status of any actions taken under any applicable state securities laws.

                  (e)      COMFORT LETTERS, ETC.

         UbiquiTel Parent and the LLC Parties each shall use their reasonable best efforts to cause to be delivered to UbiquiTel Parent "comfort" letters from their independent certified public accountants, dated a date within two business days before the date on which the registration statement that includes the Stockholders' ownership of UbiquiTel Stock (either on Form S-4 or Form S-1) shall become effective, and "bring down" letters dated a date within two business days before the PRE-CLOSING DATE, each addressed to UbiquiTel Parent, in form and substance reasonably satisfactory to UbiquiTel Parent and customary in scope and substance for letters delivered by independent accountants in connection with similar such registration statements and permitting the use of the accountant's report in subsequent filings by UbiquiTel Parent under the Securities Act or Exchange Act.

         11.3     UBIQUITEL STOCKHOLDERS' MEETING.

         UbiquiTel Parent shall take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law and its certificate of incorporation and bylaws, to convene and hold a special meeting of the stockholders of UbiquiTel Parent (the "UBIQUITEL STOCKHOLDERS' MEETING") as promptly as practicable after the date hereof for the purpose of considering, voting and approving upon this Agreement. The Board of Directors of UbiquiTel Parent shall (a) recommend that the stockholders of UbiquiTel Parent vote in favor of the adoption of this Agreement at the UbiquiTel Stockholders' Meeting,
(b) cause such recommendation to be included in the Proxy Statement, (c) solicit proxies in favor of the adoption of this Agreement, and (d) use reasonable best efforts to obtain the required vote of the stockholders of UbiquiTel Parent.

         11.4     POST-CLOSING AGREEMENTS OF STOCKHOLDERS AND UBIQUITEL PARENT.

         The Stockholders and UbiquiTel Parent covenant and agree that after the
CLOSING:

                  (a)      FURTHER ACTIONS.

         UbiquiTel Parent shall have the right to act in the name and on behalf of LLC and the Members, including, without limitation, through the execution and delivery of such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by UbiquiTel Parent in order to more effectively convey and transfer to UbiquiTel Parent all of the equity interests or other securities of the Members, to aid and assist in reducing to possession or exercising rights with respect to same, or to consummate any of the transactions contemplated hereby. The Stockholders shall, as promptly as practicable after receipt, deliver to UbiquiTel Parent any cash, checks, mail, packages, notices and other similar communications of the Members or LLC that any of them receives.

                  (b)      ACCESS TO INFORMATION.

         The Stockholders and UbiquiTel Parent shall afford to the other and their respective Representatives reasonable access to their respective books and records in order to prepare tax returns and other governmental filings.

                  (c)      DIRECTORS.

         On or before the CLOSING DATE, Matthew J. Boos shall be appointed to the UbiquiTel Parent Board of Directors.

                  (d)      MEMBER LOANS.

         On or before the Pre-Closing Date, LLC shall provide to UbiquiTel Parent all documents reasonably requested by UbiquiTel Parent to evidence that all loans made to any Member by its Stockholders have been forgiven or terminated in their entirety to be effective as of the Closing; PROVIDED, HOWEVER, that if the Evans Merger occurs in lieu of the CVC Merger, the Controlling Evans Stockholders shall provide to UbiquiTel Parent all documents reasonably requested by UbiquiTel Parent to evidence that all loans made to Evans by the Evans Stockholders have been forgiven or terminated in their entirety to be effective as of the Closing.

                  (e)      REORGANIZATION QUALIFICATION.

         The Mergers (except the Evans Merger) are intended to qualify as reorganizations pursuant to Section 368(a)(1)(A) and (a)(2)(E) of the Code. The Stockholders and UbiquiTel Parent shall take the position on all Tax Returns that, for all purposes, such Mergers qualify as reorganizations within the meaning of such Code sections. Further, UbiquiTel Parent and the Stockholders agree that they will report such Mergers accordingly and that they will not take any action which is reasonably likely to be considered to be inconsistent with such reporting positions.

                  (f)      QUALIFICATION OF THE EVANS MERGER.

         The Evans Merger is intended to be treated as a purchase by UbiquiTel Parent of all of the outstanding capital stock of Evans. The Evans Stockholders and UbiquiTel Parent shall take the position on all Tax Returns that, for all purposes, the Evans Merger is so treated. Further, UbiquiTel Parent and the Evans Stockholders agree that they will report such Merger accordingly and that they will not take any action which is reasonably likely to be considered to be inconsistent with such reporting position.

         11.5     PAYOFF OF CERTAIN OBLIGATIONS AT CLOSING.

         Immediately following the CLOSING, UbiquiTel shall pay in full all amounts of principal and accrued but unpaid interest of LLC to RTFC under the RTFC Loan Agreement, and shall receive in return from the RTFC, in form and substance satisfactory to counsel for UbiquiTel and the LLC Parties, all documents (including without limitation UCC-3 termination statements executed by RTFC and otherwise prepared for filing) necessary to release and fully terminate the rights, liens and security interests of RTFC or any Persons claiming through RTFC in connection with the RTFC Loan Agreement. In connection with such payment, UbiquiTel shall cooperate with the LLC Parties with respect to releases of any and all guaranties or pledges given by the LLC Parties and the return of any and all collateral properly belonging to such Parties.

         11.6     TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS.

         Except as expressly provided otherwise in Section 11.7 with respect to the Evans Merger, the following provisions shall govern the allocation of responsibility as between UbiquiTel Parent, the Members, and the Stockholders for certain tax matters following the PRE-CLOSING Date or the CLOSING DATE, as applicable:

                  (a)      TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

         The Stockholder of each Member (in the case of PCS, IPLLC, and in the case of Kerman, KCI), or any designated representative thereof, shall have the obligation to prepare all Tax Returns that are required to be filed by or with respect to the income, assets, or operations of that Stockholder's affiliated Member for all taxable years or other taxable periods ending on or prior to the CLOSING DATE with respect to that Member (a "MEMBER PRE-CLOSING PERIOD"). Each such Tax Return shall be submitted to UbiquiTel Parent at least 30 days prior to filing for approval, which shall not be unreasonably withheld. Except as provided in this Section 11.6 and in Section 11.7 with respect to the Evans Merger, UbiquiTel Parent shall have the exclusive obligation and authority to timely file or cause to be timely filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of a Member or any successor thereto, LLC and LLC Subsidiary.

                  (b)      STRADDLE PERIODS.

         UbiquiTel Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of LLC, LLC Subsidiary, and each Member for Tax periods that begin before the CLOSING DATE and end after the CLOSING DATE (the "STRADDLE PERIODS"). All such Tax Returns prepared by UbiquiTel Parent shall be submitted to the Stockholders (in the case of PCS, IPLLC, and in the case of Kerman, KCI) of each respective Member at least thirty (30) days prior to the filing of such Tax Return for approval, which approval shall not be unreasonably withheld. For purposes of this Section 11.6(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such taxable period ending on the CLOSING DATE shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the CLOSING DATE, and the denominator of which is the number of days in the entire taxable period; PROVIDED, HOWEVER, that in the case of real or personal property Taxes, UbiquiTel Parent shall bear any supplemental or additional assessments that result from the Mergers (except the Evans Merger), and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the CLOSING DATE. Any credits relating to a taxable period that begins before and ends after the CLOSING DATE shall be taken into account as though the relevant taxable period ended on the CLOSING DATE. For purposes of Section 11.6(c), the portion of any Member's Straddle Period that ends on or before the CLOSING DATE shall be treated as a Member PRE-CLOSING Period.

                  (c)      TAX OBLIGATIONS.

                           (i)      Each Stockholder Group shall be
responsible for, and shall pay or cause to be paid to or for the benefit of UbiquiTel Parent and its subsidiaries, any and all Taxes that may be imposed upon or assessed against or otherwise determined to be attributable to its affiliated Member or its assets: (i) with respect to any Member PRE-CLOSING Period, (ii) arising by reason of any breach or inaccuracy of the representations contained in Sections 6.5(b) or 7.5(b) hereof, (iii) with respect to any and all Taxes of any member of an Affiliated Group, as defined in Section 11.6(g)(i), of which a Member is or was a member on or prior to the CLOSING DATE, including any Taxes for which the Member may be liable under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), (iv) by reason of being a successor-in-interest or transferee of another Person on or prior to the CLOSING DATE, and (v) without duplication, with respect to any Taxes incurred by the Member, in connection with the transactions contemplated by this Agreement (subject to clause (A) of Section 11.6(b) (STRADDLE PERIODS) hereof). Notwithstanding the foregoing, the Members shall not be responsible for any additions to Tax, interest or penalties arising from UbiquiTel Parent's negligence in filing of any Tax Returns timely submitted or UbiquiTel Parent's late payment of any Taxes with respect to which funds were made available for timely payment by the Members. For purposes of this Agreement, the federal, state and local income Tax liabilities attributable to any Stockholder, Member or its subsidiaries for any Member PRE-CLOSING Period shall be computed without taking into account (A) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to UbiquiTel Parent or its subsidiaries; or (B) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to LLC or LLC Subsidiary for any Tax period or portion of a Tax period subsequent to the PRE-CLOSING DATE.

                           (ii)     Notwithstanding anything to the contrary
in Section 11.6(b), Section 11.6(c)(i), Section 11.6(g), or the Operating Agreement, UbiquiTel Parent, but not the Members, shall be responsible for payment of any Taxes to the extent such Taxes result from any Tax items (whether incurred in the ordinary course of business or otherwise) of LLC that arise after the PRE-CLOSING DATE. Furthermore, Tax items of LLC that arise from transactions not in the ordinary course of business and not contemplated by this Agreement and the Related Agreements that occur on or after the PRE-CLOSING DATE shall be deemed to arise after the Effective Date.

                  (d)      GENERAL COOPERATION ON TAX MATTERS.

                           (i)      UbiquiTel Parent, the Members, and each of
the Stockholders shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns pursuant to this Section 11.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Each Member agrees (A) to retain all books and records with respect to Tax matters pertinent to the Member or its Stockholders relating to any taxable period beginning before the CLOSING DATE, until the expiration of the statute of limitations (and, to the extent notified by UbiquiTel Parent or a Stockholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, to allow the other Party to take possession of such books and records. UbiquiTel Parent, the Members and each of the Stockholders acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination pursuant to this
Section 11.6 is of a confidential nature and that all such information shall be used only for the purposes set forth in this Section 11.6.

                           (ii)     So long as such action would not create any
material liability for such Party, UbiquiTel Parent and each Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on a Member (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii)    UbiquiTel Parent and each Stockholder
further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (e)      CONTESTS.

                           (i)      Each Member's Stockholder (in the case of
PCS, IPLLC, and in the case of Kerman, KCI) and their duly appointed representatives (collectively, the "MEMBER REPRESENTATIVE") shall have the authority to control any audit or examination by any taxing authority, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of a Member for its Member PRE-CLOSING Periods; PROVIDED, HOWEVER, that no Member Representative shall, without the prior consent of UbiquiTel Parent, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that would have a material adverse effect on the Tax benefits of UbiquiTel Parent or the Member for taxable years ending after the CLOSING DATE. UbiquiTel Parent and its duly appointed Representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of a Member for Taxes for any taxable year or other taxable period ending after the CLOSING DATE (a "MEMBER POST-CLOSING PERIOD"); PROVIDED, HOWEVER, that (a) neither UbiquiTel Parent nor its subsidiaries nor any of their duly appointed Representatives shall, without the prior written consent of the Member Representative, enter into any settlement of any contest or otherwise compromise any issue that adversely affects the liability of the Member's Stockholder or Stockholders for any Member PRE-CLOSING Period Taxes, and (b) neither UbiquiTel Parent nor its subsidiaries nor any of their duly appointed representatives shall, without the prior consent of the Member Representative, enter into any settlement of any contest or otherwise compromise any issue that would require payment by such Member Representative's Stockholder Group Indemnitors of any amount under this Agreement unless UbiquiTel Parent shall have waived or caused to be waived for itself and its subsidiaries any right to indemnification for Taxes from such Member Representative's Stockholder Group Indemnitors.

                           (ii)     UbiquiTel Parent agrees to notify in writing
the Member Representative of any affected Member within ten business days of receipt of any notice, whether oral or in writing, of any federal, state, local or foreign Tax examinations, claims, settlements, proposed adjustments, or related matters that may affect in any way such Member Representative's Stockholder Group Indemnitors' obligations under this Agreement and shall promptly forward all written notifications and other communications from any Tax authority received by UbiquiTel relating to any Tax audit or other proceeding relating to the Tax liability of or with respect to a Member. The failure of UbiquiTel Parent to give the Member Representative such written notice shall not excuse such Member Representative's Stockholder Group Indemnitors from their obligations under this Agreement with respect to any increased Tax liability directly or indirectly attributable to any such written notification or other communication, unless such failure materially prejudices the ability of the Member Representative's Stockholder Group to defend or dispute such examination, claim, settlement, adjustment or related matter.

                           (iii)    This Section 11.6(e) shall be subject to the
provisions of Article 12 of this Agreement.

                  (f)      [OMITTED].

                  (g)      ADDITIONAL TAX MATTERS.

                           (i)      TAX SHARING AGREEMENTS.

         Any Tax sharing agreement (other than the Operating Agreement) to which the LLC, LLC

Subsidiary, or a Member is a party hereby is terminated as of the CLOSING DATE and will have no further effect for any taxable year (whether the current year, a future year, or a past year). For purposes of this Agreement, the term "AFFILIATED GROUP" means an affiliated group within the meaning of Code
Section 1504(a), and when used with respect to a Member, means the Affiliated Group to which such Member belongs.

                           (ii)     RETURNS FOR PERIODS THROUGH THE CLOSING
                                    DATE.

         Each respective corporate Stockholder ("PARENT") of each respective Member will include the income of the Member (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and the excess loss accounts taken into income under Reg. Section 1.1502-19) on each such Parent's consolidated federal income Tax Returns for all periods through the CLOSING DATE and pay any federal income Taxes attributable to such income. Each Member will furnish Tax information to its respective Parent for inclusion in such Parent's federal consolidated income Tax Return for the period which includes the CLOSING DATE. Each Parent will allow UbiquiTel Parent an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to a Member. Parent will take no position on such returns that relate to a Member that would adversely affect the Member after the CLOSING DATE unless such position would be reasonable in the case of a Person that owned the Member both before and after the CLOSING DATE. The income of each Member will be apportioned to the period up to and including the CLOSING DATE and the period after the CLOSING DATE, by closing the books of the Member as of the close of business on the CLOSING DATE.

                           (iii)    CARRYBACKS.

         With respect to any post acquisition Tax attributes for which UbiquiTel Parent cannot waive a carryback, each Parent will pay to UbiquiTel Parent within ten (10) days any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of its former Member into the Parent's consolidated Tax Return, when such refund or reduction is realized by Parent. Each Parent will cooperate with its former Member in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims. UbiquiTel Parent agrees to indemnify each Parent for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

                           (iv)     RETENTION OF CARRYOVERS.

         No Parent will elect to retain any net operating loss carryovers or capital loss carryovers of its Member under Reg. Section 1.1502-20(g). At any Parent's request, UbiquiTel Parent will cause such Parent's former Member to join with Parent in filing any necessary elections under Reg.
Section 1.1502-20(g).

                           (v)      POST-CLOSING ELECTIONS.

         At any Parent's request, UbiquiTel Parent will cause such Parent's former Member to make and/or join with Parent in making any election after the CLOSING if the making of such election does not have a material adverse impact on UbiquiTel Parent or such Parent's former Member for any post-acquisition Tax period.

         11.7     TAX MATTERS IN EVANS MERGER.

         Notwithstanding the other provisions of this Agreement (including, without limitation, Section 7.5(b)), if the Evans Merger occurs, the following provisions shall govern the allocation of responsibility as between UbiquiTel Parent, Evans and the Evans Stockholders for certain tax matters following the PRE-CLOSING DATE or the CLOSING DATE, as applicable.

                  (a)      TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

         The Evans Representative shall have the obligation to prepare all Tax Returns that are required to be filed by or with respect to the income, assets, or operations of Evans and its subsidiaries for all taxable years or other taxable periods ending on or prior to the CLOSING DATE (the "EVANS PRE-CLOSING PERIODS"). Each such Tax Return shall be submitted to UbiquiTel Parent at least 30 days prior to filing for approval, which shall not be unreasonably withheld. Except as provided in the preceding sentence, UbiquiTel Parent shall have the exclusive obligation and authority to timely file or cause to be timely filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of Evans or any successor thereto.

                  (b)      EVANS STRADDLE PERIODS.

         UbiquiTel Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Evans or its subsidiaries for taxable years or taxable periods which begin before the CLOSING DATE and end after the CLOSING DATE ("EVANS STRADDLE PERIODS"). UbiquiTel Parent shall furnish to the Evans Representative for review and approval, which approval shall not be unreasonably withheld, a draft of each such Tax Return that UbiquiTel Parent proposes to file at least 30 days prior to the filing of such return. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for an Evans Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the CLOSING DATE shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the CLOSING DATE and the denominator of which is the number of days in the entire taxable period, PROVIDED, HOWEVER, that in the case of real or personal property Taxes, UbiquiTel Parent shall bear any supplemental or additional assessments that result from the Evans Merger, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the CLOSING DATE. Any credits relating to an Evans Straddle Period shall be taken into account as though the relevant taxable period ended on the CLOSING DATE. For purposes of Section 11.7(c), the portion of the Evans Straddle Period that ends on or before the CLOSING DATE shall be treated as a Evans PRE-CLOSING Period.

                  (c)      TAX OBLIGATIONS.

                           (i)      The Evans Stockholders shall be responsible
for, shall pay or cause to be paid and reimburse UbiquiTel Parent and its subsidiaries for any and all Taxes that may be imposed upon or assessed against, or otherwise determined to be attributable to Evans or its assets: (i) with respect to any Evans PRE-CLOSING Period, (ii) arising by reason of any breach or inaccuracy of the representations contained in Section 6.5(b) or 7.5(b) hereof,
(iii) with respect to any and all Taxes of any member of an Affiliated Group, as defined in Section 11.6(g)(i), of which Evans or its subsidiaries are or was a member on or prior to the Evans CLOSING DATE, including any Taxes for which Evans or its subsidiaries may be liable under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), (iv) by reason of being a successor-in-interest or transferee of another Person on or prior to the CLOSING DATE, and (v) without duplication, with respect to any Taxes incurred by Evans before the CLOSING DATE in connection with the transactions contemplated by this Agreement (subject to clause (x) of the third sentence of Section 11.7(b) (STRADDLE PERIODS) hereof). Notwithstanding the foregoing, (i) the Evans Stockholders shall not be responsible for any Taxes pursuant to this Section 11.7(c) to the extent such Taxes have been paid on or before the CLOSING DATE or have been taken into account in computing the Net Assets pursuant to Section 1.2(b)(ii)(B) or the Tax Return adjustment amount payable pursuant to Section 1.2(b)(ii)(B)(III), and
(ii) the Evans Stockholders shall not be responsible for any additions to Tax, interest or penalties arising from UbiquiTel Parent's negligence in filing of any Tax Returns timely submitted by the Evans Stockholders or UbiquiTel Parent's late payment of any Taxes with respect to which funds were made available for the timely payment thereof under Section 1.2(b)(ii)(B)(III). For purposes of this Agreement, the federal, state and local income Tax liabilities attributable to Evans or its subsidiaries for any Evans PRE-CLOSING Period shall be computed without taking into account (A) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to UbiquiTel Parent or its subsidiaries; and (B) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to LLC or LLC Subsidiary for any Tax period or portion of a Tax period subsequent to the PRE-CLOSING DATE.

                           (ii)     Notwithstanding anything to the contrary in
Section 11.7(b), Section 11.7(c)(i) or the Operating Agreement, UbiquiTel Parent, but not the Evans Stockholders, shall be responsible for payment of any Taxes to the extent such Taxes result from any Tax items (whether incurred in the ordinary course of business or otherwise) of LLC that arise after the PRE-CLOSING DATE. Furthermore, Tax items of LLC that arise from transactions not in the ordinary course of business and not contemplated by this Agreement and the Related Agreements that occur on or after the PRE-CLOSING DATE shall be deemed to arise after the Effective Date.

                  (d)      GENERAL COOPERATION ON TAX MATTERS.

                           (i)      UbiquiTel Parent and the Evans
Representative agree to consult and resolve in good faith any issues arising in connection with the preparation or review of any Tax Return or the calculation of any Tax described in this Section 11.7. After the Evans CLOSING, the Evans Representative and UbiquiTel Parent shall, and shall cause their respective Affiliates to provide the requesting Party or its designee with such assistance as may reasonably be requested by such Party or its designee in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination relating to liability for Taxes of or with respect to UbiquiTel Parent (relating to Evans or its subsidiaries), Evans, or any of their Affiliates including access to the books and records, and the assistance of the officers and employees of Evans and its subsidiaries. UbiquiTel Parent and the Evans Stockholders acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit, or judicial or administrative proceeding or determination pursuant to this Section 11.7(d) is of a confidential nature and that all such information shall be used only for the purposes set forth in the immediately preceding sentence.

                           (ii)     So long as such action would not create any
material liability for such Party, UbiquiTel Parent and the Evans Representative further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on a Member (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii)    UbiquiTel Parent and the Evans
Representative further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (e)      CONTESTS.

                           (i)      The Evans Representative and its duly
appointed representatives shall have the authority to control any audit or examination by any taxing authority, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of Evans and its subsidiaries for all Evans PRE-CLOSING Periods; PROVIDED, HOWEVER, that neither the Evans Representative nor any duly appointed representative of the Evans Representative shall, without the prior consent of UbiquiTel Parent, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that would have a material adverse effect on the Tax benefits of UbiquiTel Parent or Evans or any subsidiary for taxable years ending after the CLOSING DATE. UbiquiTel Parent and its duly appointed Representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of Evans and its subsidiaries for Taxes for any taxable year or other taxable period ending after the CLOSING DATE (the "POST-CLOSING PERIODS"); PROVIDED, HOWEVER, that (a) none of UbiquiTel Parent, Evans, its subsidiaries nor any of their duly appointed representatives shall, without the prior written consent of the Evans Representative, enter into any settlement of any contest or otherwise compromise any issue that adversely affects the liability of the Evans Stockholders for any Evans PRE-CLOSING Period Taxes, and (b) none of UbiquiTel Parent, Evans, its subsidiaries nor any of their duly appointed representatives shall, without the prior consent of the Evans Representative, enter into any settlement of any contest or otherwise compromise any issue that would require payment by the Controlling Evans Stockholders (as defined herein) of any amount under this Agreement unless UbiquiTel Parent shall have waived or caused to be waived for itself and Evans and its subsidiaries any right to indemnification for Taxes from the Controlling Evans Stockholders.

                           (ii)     NOTICES. UbiquiTel Parent agrees to notify
the Evans Representative in writing within ten business days of receipt of any notice, whether oral or in writing, of any federal, state, local or foreign Tax examinations, claims, settlements, proposed adjustments, or related matters that may affect in any way the Controlling Evans Stockholders' obligations under this Agreement and shall promptly forward all written notifications and other communications from any Tax authority received by such Party or, with respect to UbiquiTel Parent, Evans or their respective subsidiaries relating to any Tax audit or other proceeding relating to the Tax liability of or with respect to Evans or its subsidiaries. The failure of UbiquiTel Parent to give the Evans Representative such written notice shall not excuse the Controlling Evans Stockholders from their obligations under this Agreement with respect to any increased Tax liability directly or indirectly attributable to any such written notification or other communication, unless such failure materially prejudices the ability of the Evans Representative to defend or dispute such examination, claim, settlement, adjustment or related matter.

                           (iii)    The provisions of this Section 11.7(e) shall
be subject to the provisions of Article 12 of this Agreement.

                  (f)      CARRYBACK CFT DEDUCTION.

         The federal income tax deduction for the California Franchise Tax (the "CFT DEDUCTION") paid by Evans and its subsidiaries for the tax period ending on the CLOSING DATE may be claimed as a deduction by UbiquiTel Parent on its consolidated federal income Tax Return for the first tax period ending subsequent to the CLOSING DATE in which such deduction may properly be claimed (the "POST-ACQUISITION PERIOD"). If UbiquiTel Parent files a claim for a federal income tax refund ("FIT REFUND") for a tax period of Evans and its subsidiaries ending on or before the CLOSING DATE (an "EVANS PRE-ACQUISITION PERIOD") as a result of a net operating loss carryback from the Post-Acquisition Period, UbiquiTel Parent shall make a payment to the Evans Stockholders of 50% of any such FIT Refund or part thereof attributable solely to the CFT Deduction (the "CFT PAYMENT"). UbiquiTel Parent shall make the CFT payment, if any, within 60 days of, and only upon UbiquiTel Parent's actual receipt of, a FIT Refund attributable to the CFT Deduction. UbiquiTel Parent's obligation to make any CFT Payment shall be subject to the following additional terms and conditions: (i) UbiquiTel Parent shall be under no obligation, and the Evans Stockholders shall have no right, to require UbiquiTel Parent to file any claim for refund or amended returns relating to any Evans Pre-Acquisition Period; (ii) except as otherwise provided in this Agreement, UbiquiTel Parent may take any actions following the CLOSING Date with regard to the transfer of the ownership of Evans, its subsidiaries or their assets, even if such actions preclude any carryback of any net operating losses; (iii) any UbiquiTel Parent FIT Refund shall be considered attributable to the CFT Deduction only to the extent of any additional FIT Refund received, if any, as a result of and but for the CFT Deduction; (iv) the maximum amount of any CFT Payment to the Evans Stockholders shall be $825,000; (v) UbiquiTel Parent shall be indemnified by the Evans Stockholders pursuant to Article 12 for any CFT Payment made to the Evans Stockholders if any FIT Refund attributable to the CFT Deduction is subsequently disallowed for any reason;
and (vi) UbiquiTel Parent shall have no obligation to make a CFT Payment if it has not received a FIT Refund attributable to the CFT deduction on or before December 31, 2005. Notwithstanding any other provision of this Agreement, UbiquiTel Parent shall not be obligated to make any other payment to the Evans Stockholders as a result of any Tax refund claim filed with respect to any Evans Pre-Acquisition Period to the extent that such Tax refund claim arises from a net operating loss carryback from any Post-Acquisition Period.
UbiquiTel Parent shall notify the Evans Representative within 30 days of filing a claim for an FIT Refund with respect to an Evans Pre-Acquisition
Period and whether such claim includes an FIT Refund attributable to the CFT Deduction. If such a refund claim is filed, UbiquiTel Parent's Chief Financial Officer shall provide a certification to the Evans Representative on each of December 31, 2002, December 31, 2003, December 31, 2004, and December 31,
2005, as to whether or not UbiquiTel Parent has received an FIT Refund attributable to the CFT Deduction.

         11.8     WAIVER OF PURCHASE RIGHTS BY MEMBERS.

         So long as this Agreement has not been terminated in accordance with the provisions of Article 5 hereof, the Members waive any and all rights of first refusal or other similar purchase rights with respect to LLC Interests each such Member may have pursuant to the Operating Agreement, including, without limitation, such rights as set forth in Article 12 thereof.

         11.9     RELEASE FROM STOCKHOLDER GUARANTEES.

         At the CLOSING, UbiquiTel Parent or UbiquiTel shall obtain the release of the LLC Parties (and their respective officers, directors, employees, shareholders and Affiliates) from the guarantees listed on SCHEDULE 11.9; PROVIDED, HOWEVER, that if UbiquiTel Parent or UbiquiTel is unable to obtain such releases at the CLOSING, UbiquiTel Parent and/or UbiquiTel shall continue to use commercially reasonable efforts (which efforts shall include having UbiquiTel Parent or UbiquiTel named as a guarantor, if acceptable to the respective creditors) to obtain such releases, and in any event shall indemnify and hold harmless the LLC Parties (and their respective officers, directors, employees, shareholders and Affiliates) against any liability with respect to any such guarantees. Any indemnification amounts to be paid by UbiquiTel Parent and/or UbiquiTel pursuant to this Section 11.9 shall be paid promptly upon demand, without limitation or offset.

         11.10    FCC MATTERS.

         UbiquiTel shall be responsible for any unjust enrichment payment required by Section 1.2111 of the FCC's rules with respect to the transfer of the PCS Licenses from VIA to UbiquiTel.

         11.11    AMENDMENT OF DUE DILIGENCE SCHEDULES.

         LLC may, within three days next following the execution of this Agreement, amend the LLC Disclosure Schedule (excluding Sections 6.5 and 6.10) for additional disclosures not to exceed $1.0 million individually or in the aggregate.

                                   ARTICLE 12
                                 INDEMNIFICATION

         12.1     SURVIVAL; ETC.

                  (a)      BREACH.

                  As used herein, a Party's "BREACH" shall mean (i) with respect to any representation or warranty made in Sections 6 and 8 of this Agreement or in any of the Related Agreements, such representation or warranty being untrue as of the PRE-CLOSING DATE, (ii) with respect to any representation or warranty made in Section 7 of this Agreement, such representation or warranty being untrue as of the CLOSING DATE, and (ii) any breach of any of such Party's covenants, agreements, or obligations under this Agreement or under any of the Related Agreements. At the CLOSING, "Breach" shall also include any fact, event, circumstance, or matter that causes a representation or warranty (i) made in Sections 6 and 8 on the date of this Agreement to become untrue between the date of this Agreement and the PRE-CLOSING DATE, or (ii) made in Section 7 on the date of this Agreement to become untrue between the date of this Agreement and the Closing Date, except and to the extent that such Breach has been cured in accordance with the terms set forth in Article 5 hereof.

                  (b)      SURVIVAL.

         The representations and warranties of the Parties made in this Agreement or any Related Agreement, and the indemnification obligations of the Parties in connection with a Breach thereof, shall survive the CLOSING for the periods of time set forth in Section 12.1(c) (SURVIVAL OF REPRESENTATIONS AND WARRANTIES) below.

                  (c)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         If the CLOSING occurs, the representations and warranties set forth in
Article 6 (REPRESENTATIONS AND WARRANTIES CONCERNING LLC), and Article 8 (REPRESENTATIONS AND WARRANTIES OF UBIQUITEL PARENT, UBIQUITEL AND THE MERGER
SUBS) of this Agreement shall survive for twelve (12) months following the PRE-CLOSING DATE, and the representations and warranties set forth in Article 7 (REPRESENTATIONS AND WARRANTIES CONCERNING THE MEMBERS AND STOCKHOLDERS) of this Agreement shall survive for twelve (12) months following the Closing Date; PROVIDED, HOWEVER, that (i) the representations, warranties, and covenants set forth in Sections 6.5(b) (TAX MATTERS), 7.5(b) (TAX MATTERS), 11.6 (TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS) and 11.7 (TAX MATTERS IN EVANS MERGER) shall survive for the period of any applicable statute of limitations, (ii) the representations and warranties set forth in Section 6.10 (ENVIRONMENTAL MATTERS) shall survive for twenty-four (24) months following the CLOSING DATE, and (iii) the representations and warranties set forth in Sections 6.1(a) (ORGANIZATION AND GOOD STANDING), 6.1(b) (VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY),
6.3 (CAPITALIZATION), 7.1(a) (ORGANIZATION AND GOOD STANDING), 7.1(b) (VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY), 7.1(e) (OWNERSHIP AND TRANSFER BY MEMBERS OF MEMBERS' INTERESTS), 8.1(a) (ORGANIZATION AND GOOD STANDING), 8.1(b) (CORPORATE POWER AND AUTHORITY; VALIDITY AND AUTHORIZATION), 8.4 (UBIQUITEL STOCK), 8.7 (CAPITALIZATION), and any claim based on fraud, whether at common law or as codified in state or local statutes, shall survive without limitation ("SURVIVAL PERIOD"). Any claim for Losses (as defined in Section 12.2(a)(i) (LLC PARTIES INDEMNIFICATION) herein) based on a Breach of a representation or warranty that is not commenced during the Survival Period of such representation or warranty shall be deemed waived, and no Person shall have any remedy against any Party for any such Breaches.

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

         12.2     INDEMNITIES.

                  (a)      INDEMNIFICATION OF UBIQUITEL.

                           (i)      LLC PARTIES INDEMNIFICATION.

         Subject to the other provisions of this Article 12, the Stockholders and the Selling Member (excluding Evans if it has merged with Merger Sub V but including the Controlling Evans Stockholders in such case), jointly and severally (collectively, as applicable, the "LLC INDEMNITORS"), shall defend, indemnify and hold UbiquiTel Parent and its Affiliates, and their respective directors, officers, employees, stockholders or members (as the case may be), agents, advisors, attorneys, accountants, consultants and Affiliates (collectively, the "UBIQUITEL INDEMNITEES"), harmless from and against, and promptly reimburse the UbiquiTel Indemnitees for, any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to approval as provided below) and attorneys' and accountants' fees (individually, a "LOSS" and collectively, "LOSSES") that any UbiquiTel Indemnitee suffers or incurs or to which any UbiquiTel Indemnitee becomes subject, which Losses arise out of or in connection with (a) any Breach by LLC, and (b) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by LLC. If any LLC Indemnitor (a "PAYING LLC INDEMNITOR") is required to pay or is held liable for any amount with respect to an LLC indemnified claim, each of the other LLC Indemnitors (the "REMAINING LLC INDEMNITORS") shall be liable to the Paying LLC Indemnitor for, and shall contribute to and hold the Paying LLC Indemnitor harmless from and against, an amount equal to such LLC Indemnitor's proportionate share of such liability (based upon the aggregate dollar value of the consideration received by such LLC Indemnitor pursuant to this Agreement) as adjusted to account for a default by any LLC Indemnitor in meeting its obligations hereunder. Any such amounts shall be paid within five days of the date any Paying LLC Indemnitor is held liable for, or is required to pay, an LLC Indemnified Claim.

                           (ii)     STOCKHOLDER GROUPS' INDEMNIFICATION.

         Subject to the other provisions of this Article 12, the members of each Stockholder Group (collectively, as applicable, the "STOCKHOLDER GROUP INDEMNITORS"), jointly and severally among the members of such Stockholder Group, and severally and not jointly among separate Stockholder Groups, shall defend, indemnify and hold the UbiquiTel Indemnitees harmless from and against, and promptly reimburse the UbiquiTel Indemnitees for, any Losses that any UbiquiTel Indemnitee suffers or incurs or to which any UbiquiTel Indemnitee becomes subject, which Losses arise out of or in connection with any Breach by such Stockholder Group of Article 7 hereof or Section 11.6 (TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS). Each Stockholder belonging to a Stockholder Group Indemnitor agrees that any liability for indemnification (a "STOCKHOLDER GROUP INDEMNIFIED CLAIM") under this Section 12.2(a)(ii) shall be borne by each Stockholder belonging to such Stockholder Group Indemnitor jointly and severally, regardless of which Stockholder of such Stockholder Group Indemnitor is required to make any payments to a UbiquiTel Indemnitee for such Stockholder Group Indemnified Claim pursuant to this Section 12.2(a)(ii). If any Stockholder of a Stockholder Group Indemnitor (a "PAYING STOCKHOLDER GROUP INDEMNITOR") is required to pay or is held liable for any amount with respect to a Stockholder Group Indemnified Claim, each of the other Stockholders of such Stockholder Group Indemnitor (the "REMAINING STOCKHOLDER GROUP INDEMNITORS") shall be liable to the Paying Stockholder Group Indemnitor for, and shall contribute to and hold the Paying Stockholder Group Indemnitor harmless from and against, an amount equal to such Stockholder's proportionate share of such liability based upon number of shares of UbiquiTel Stock received by such Stockholder pursuant to this Agreement, as adjusted to account for a default by any Stockholder in meeting its obligations hereunder. Any such amounts shall be paid within five days of the date any Paying Stockholder Group Indemnitor is held liable for, or is required to pay, a Stockholder Group Indemnified Claim.

                           (iii)    EVANS GROUP'S INDEMNIFICATION.

         The UbiquiTel Indemnitees shall be indemnified pursuant to the Controlling Evans Stockholders Indemnification Agreement and not pursuant to this Article 12 for any Losses that arise out of or in connection with the Evans Telco Businesses, including but not limited to, any Losses that results from a breach of Section 11.7 (TAX MATTERS IN EVANS MERGER) to the extent that such Losses relate to the Evans Telco Businesses.

                  (b)      UBIQUITEL PARENT'S INDEMNIFICATION.

         Subject to the other provisions of this Article 12, UbiquiTel Parent and its Affiliates, jointly and severally (collectively, the "UBIQUITEL INDEMNITORS"), shall defend, indemnify and hold the LLC Parties, the Evans Stockholders and their Affiliates and their respective directors, officers, employees, stockholders and members (as the case may be), agents, advisors, attorneys, accountants, consultants and Affiliates (collectively, the "LLC PARTIES INDEMNITEES"), harmless from and against, and promptly reimburse the LLC Indemnitees for, any Losses that any of the LLC Parties suffers or incurs or to which any of the LLC Parties become subject, which Losses arise out of or in connection with (a) any Breach by any of UbiquiTel Parent, UbiquiTel or the Merger Subs of this Agreement, and (b) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by any of UbiquiTel Parent, UbiquiTel or the Merger Subs.

         12.3     LIMITATIONS ON INDEMNITIES.

                  (a)      BASKET.

         After the Pre-CLOSING, none of the LLC Indemnitors or the Stockholder Group Indemnitors shall have any obligation to indemnify the UbiquiTel Indemnitees for Losses arising from a Breach of this Agreement until the indemnifiable Losses incurred by the UbiquiTel Indemnitees, arising from a Breach of this Agreement at or prior to the PRE-CLOSING (with respect to the LLC Indemnitors) or the Closing (with respect to the Stockholder Group Indemnitors), exceed $2,225,000 in the aggregate (the "BASKET"), at which time the LLC Indemnitors and the Stockholder Group Indemnitors shall indemnify the UbiquiTel Indemnitees only for amounts of the Losses in excess of the Basket, subject to the Maximum Indemnification Amount set forth in Section 12.3(b) (ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT) below.

                  (b)      ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT.

         No Stockholder, Selling Member or Controlling Evans Stockholder shall incur any liability for Losses pursuant to this Article 12 in excess of its Maximum Indemnification Amount. For purposes of this Agreement, a Stockholder's, Selling Member's or Controlling Evans Stockholder's "MAXIMUM INDEMNIFICATION AMOUNT" is its proportionate share of $30,000,000. Losses for Breach of this Agreement may be assessed against shares of UbiquiTel Stock in the Escrow Account or against one or more Stockholders, Controlling Evans Stockholders, or the Selling Member; PROVIDED that a Stockholder, the Selling Member or a Controlling Evans Stockholder may at its option discharge any indemnification obligation with cash rather than with UbiquiTel Stock. Any shares of UbiquiTel Stock delivered to UbiquiTel from the Escrow Account to satisfy claims for Losses shall be valued at the Twenty Day Average CLOSING Price. For purposes of this Agreement, "TWENTY DAY AVERAGE CLOSING PRICE" means the average of the CLOSING sale price per share of UbiquiTel Stock as reported on The Nasdaq Stock Market during the twenty consecutive trading-day period ending on the fifth trading day prior to the Signing Date.

                  (c)      NO LIMITATIONS ON TAX INDEMNIFICATIONS.

         Notwithstanding any other provisions of this Agreement, the limitations set forth in Sections 12(a) and 12(b) do not apply with respect to any Breach of the representations, warranties, and covenants set forth in Sections 6.5(b), 7.5(b), 11.6, and 11.7.

                  (d)      DAMAGES.

         Losses recoverable for Breach of this Agreement shall be limited to actual damages, and no Party shall recover consequential, punitive, lost opportunity or special damages of any nature, regardless of the nature of such Party's claim or such Party's theory of liability. In determining such Losses, the Parties shall make appropriate adjustments for Tax benefits and insurance coverage and take into account the time cost of money (using the short term Applicable Federal Rate as the discount rate). All indemnification payments made under this Article 12 by an indemnifying party shall be deemed adjustments to the Merger Consideration, if any, received by such indemnifying party.

                  (e)      EXCLUSIVITY.

         In the absence of fraud, the indemnification provisions of this Article 12 shall be the exclusive remedy for any Losses, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to consent as provided in Section 12.4(b) (DEFENSE COSTS) below) and attorneys' and accountants' fees in connection with this Agreement or any Related Agreement or any Breach hereof or thereof.

         12.4     NOTICE AND OPPORTUNITY TO DEFEND.

                  (a)      CLAIM NOTICES, ETC.

         If any Party (the "INDEMNIFIED PARTY") receives notice of any third-party claim or commencement of any third-party action or proceeding (an "ASSERTED LIABILITY") with respect to which any other Party (an "INDEMNIFYING PARTY") is obligated to provide indemnification pursuant to this Article 12, the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this
Article 12, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnifying Party has the right to defend against hereunder (and except as otherwise set forth in this Article 12). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless (i) the Indemnified Party reasonably objects to the assumption of such defense on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and such Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Party, (ii) such Indemnifying Party is not capable (by reason of insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or (iii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party. In the event the Indemnifying Party elects to conduct the defense, it is entitled to have exclusive control over the defense and settlement thereof and the Indemnified Party will cooperate and make available to the Indemnifying Party such assistance and materials as it may reasonably request, at the Indemnifying Party's expense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim that (i) seeks a temporary restraining order, preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

                  (b)      DEFENSE COSTS.

         If any Indemnifying Party defends an Asserted Liability in accordance with Section 12.4(a) (CLAIM NOTICES, ETC.), it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorneys' fees or other expenses incurred to defend the Asserted Liability (collectively, "DEFENSE COSTS") of the Indemnified Party (which may continue to defend, at its own expense). Notwithstanding the foregoing, if the Person asserting the Asserted Liability against the Indemnified Party claims or seeks amounts in excess of the amount set forth in Section 12.3(b) (ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT), then the Indemnifying Party shall remain liable for the Defense Costs incurred by the Indemnified Party. If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (i), (ii) or
(iii) of subsection 12.4(a) (CLAIM NOTICES, ETC.) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its Defense Costs; PROVIDED, HOWEVER, the Indemnifying Parties shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction.

                  (c)      THIRD PARTY CLAIMS.

         The Parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the applicable CLOSING DATE with respect to which indemnification is not available (for any reason) under this Article 12, PROVIDED that the Party requesting cooperation shall reimburse the other Party for the other Party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

         12.5     DELAYS OR OMISSIONS, ETC.

         Except as provided in Section 12.1 (SURVIVAL; ETC.) and Section 12.4 (NOTICE AND OPPORTUNITY TO DEFEND), no delay or omission to exercise any right, power or remedy inuring to any Party upon any breach or default of any Party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         12.6     GOVERNING LAW.

         This Agreement and the Related Agreements shall be governed by, and construed, interpreted and applied in accordance with the internal laws of the State of Delaware. Subject to Section 12.7 (DISPUTE RESOLUTION), each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of California, Fresno Division and, if such court does not have jurisdiction, of the courts of the State of California in Fresno County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other Party. Subject to Section 12.7 (DISPUTE RESOLUTION), to the extent permitted by applicable law, each Party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

         12.7     DISPUTE RESOLUTION.

                  (a)      ARBITRATION.

                           (i)      Any controversy or claim arising out of or
relating to this Agreement or any of the Related Agreements, or the breach thereof, shall be settled by arbitration before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as in force on the date hereof, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The initiating Party shall designate an arbitrator when it gives written notice of arbitration to the other Party (the "RESPONDENT").

                           (ii)     The Respondent shall designate its
arbitrator when it files its answering statement, and if it fails to do so, then the second arbitrator shall be named by the AAA. The two arbitrators so selected shall name a third arbitrator within 30 days, or if they fail to do so, then the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section 12.7(a) for the original appointment of such arbitrator. All three arbitrators (and any successors) shall be impartial, and no arbitrator shall have any bias or any personal or financial interest in the arbitration or any past or present personal or financial relationship with the Parties.

                           (iii)    Each Party shall bear its own arbitration
costs and expenses; PROVIDED, HOWEVER, that the arbitrators shall have discretion in awarding attorneys' fees and other costs, in addition to any other relief to which a Party to the arbitration may be entitled. The arbitration hearing shall be held in Fresno, California at a location designated by a majority of the arbitrators. The arbitration shall be governed by the substantive laws of the State of Delaware.

                           (iv)     Except as set forth in Section 12.7(b)
(EMERGENCY RELIEF) below, the Parties stipulate that the provisions of this
Section 12.7 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or any of the Related Agreements. Neither Party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other Party; nor will any Party hereto disclose to any third party any confidential information disclosed by any other Party hereto in the course of an arbitration hereunder without the prior written consent of such other Party. Notwithstanding the foregoing, the Parties acknowledge that UbiquiTel Parent may disclose the existence or results of an arbitration hereunder, as well as information otherwise required to be disclosed by deposition, subpoena or other court or governmental action in connection with UbiquiTel Parent's obligations under the Exchange Act and the rules and regulations promulgated thereunder and in connection with UbiquiTel Parent's registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder, other laws, regulations or stock exchange requirements.

                  (b)      EMERGENCY RELIEF.

         Notwithstanding anything in this Section 12.7 to the contrary and subject to the provisions of Section 12.6 (GOVERNING LAW), any Party hereto may seek from a court any provisional remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1     SUCCESSORS AND ASSIGNS.

         The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the Parties hereto. This Agreement may not be assigned without the written consent of UbiquiTel Parent and the LLC Parties and any attempted assignment without such consent shall be null and void; PROVIDED, HOWEVER, UbiquiTel Parent, UbiquiTel and the Merger Subs may assign any of its rights and obligations hereunder to any Affiliate that agrees in writing to be bound hereby, so long as any such assignment is consistent with Section 11.4(e) hereof.

         13.2     ENTIRE AGREEMENT.

         This Agreement and the Related Agreements (including the disclosure schedules and exhibits hereto and thereto), and the other documents delivered pursuant hereto and thereto and referenced herein and therein, constitute the full and entire understanding and agreement between the Parties with respect to the subject matters set forth herein and therein and supersede any other agreements, written or oral, with regard to the subject matter hereof. This Agreement supersedes that certain letter agreement dated September 28, 2000, as amended, among certain of the Parties hereto.

         13.3     AMENDMENT.

         Subject to any applicable provisions of the DGCL and the CCC, at any time prior to the applicable Effective Date, the Parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective Parties. This Agreement may not be modified or amended except by written agreement executed and delivered by each of the respective Parties. Notwithstanding the foregoing, the Merger Consideration that the Stockholders shall receive can be adjusted if all of the Members' Committee approves of any such changes.

         13.4     EXTENSION; WAIVER.

         At any time prior to the applicable Effective Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 13.3 (AMENDMENT), waive compliance with any of the agreements or conditions of the other Parties contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         13.5     NOTICES, ETC.

         All notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses or telecopy numbers of the Parties set forth below, or at such other address or telecopy number furnished in writing to the other Parties hereto:

         To UbiquiTel Parent , UbiquiTel or the Merger Subs:
                  UbiquiTel Inc.
                  One West Elm Street, 4th Floor
                  Conshohocken, Pennsylvania  19428
                  Attention:  Donald A. Harris, President and CEO
                              Patricia E. Knese, Esq.

         With a copy to:
                  Greenberg Traurig, LLP
                  1750 Tysons Boulevard, 12th Floor
                  Tysons Corner, Virginia  22102
                  Attention:  Lee R. Marks, Esq.

         To LLC:
                  VIA Wireless, LLC
                  6781 North Palm
                  Fresno, California 93704
                  Attention:  David S. Nelson, President

         With a copy to:
                  Morris, Manning & Martin, L.L.P.
                  3343 Peachtree Road N.E.
                  1600 Atlanta Financial Center
                  Atlanta, Georgia 30326
                  Attention: Oby T. Brewer, Esq.

                  and to:

                  Dickstein Shapiro Marin & Oshinsky LLP
                  2101 L Street, N.W.
                  Washington, D.C. 20037
                  Attention:  Lewis J. Paper, Esq.

         To Evans or CVC:
                  J.H. Evans, Inc.
                  4918 Taylor Court
                  Turlock, California  95382
                  Attention:  Delwyn Williams

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

         To PC4:
                  Ponderosa Cellular 4, Inc.
                  47034 Road 201
                  O'Neals, California  93645
                  Attention:  Matthew Boos

         With a copy to:
                  Wagner & Wagner
                  1322 East Shah Street, Suite 340
                  Fresno, California 93710
                  Attention:  Matthew C. Wagner, Esq.

         To PCS:
                  Personal Communications Services, Inc.
                  327 Media Drive
                  Los Angeles, California  90049
                  Attention:  Ray Ambraziunas

         With a copy to:
                  Law Offices of Peter A. Casciato, P.C.
                  8 California Street, Suite 701
                  San Francisco, California 94111
                  Attention:  Peter A. Casciato, Esq.

         To Pinnacles:
                  Pinnacles PCS, Inc.
                  340 Live Oak Road
                  Paicines, California  95043
                  Attention:  Steve Bryan

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To Kerman:
                  Kerman Communication Technologies, Inc.
                  811 S. Madera Avenue
                  Kerman, California  93630
                  Attention:  William Barcus

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To the Selling Members:
                  D. Williams and M. Williams
                  Delmar Williams & Associates, L.P.
                  10052 Oak Branch Circle
                  Carmel, California  93923
                  Attention:  Delwyn Williams

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

         To PTC:
                  Ponderosa Telephone Co.
                  47034 Road 201
                  O'Neals, California  93645
                  Attention:  Matthew Boos

         With a copy to:
                  Wagner & Wagner
                  1322 East Shah Street, Suite 340
                  Fresno, California 93710
                  Attention:  Matthew C. Wagner


         To IPLLC:
                  Instant Phone, LLC
                  c/o David S. Nelson
                  7084 N. Cedar Box 84
                  Fresno, CA 93704
                  Attention:  David S. Nelson

         With a copy to:
                  Law Offices of Peter A. Casciato, P.C.
                  8 California Street, Suite 701
                  San Francisco, California 94111
                  Attention:  Peter A. Casciato, Esq.

         To Ramyar:
                  Ramyar, LLC
                  327 Medio Drive
                  Los Angeles, California  90049
                  Attention:  Ray Ambraziunas

         With a copy to:
                  Law Offices of Peter A. Casciato, P.C.
                  8 California Street, Suite 701
                  San Francisco, California 94111
                  Attention:  Peter A. Casciato, Esq.

         To RCBM:
                  RCBM, LLC
                  327 Medio Drive
                  Los Angeles, California  90049
                  Attention:  Marsha Ambraziunas

         With a copy to:
                  Law Offices of Peter A. Casciato, P.C.
                  8 California Street, Suite 701
                  San Francisco, California 94111
                  Attention:  Peter A. Casciato, Esq.

         To BFI:
                  Bryan Family, Inc.
                  340 Live Oak Road
                  Paicines, California  95043
                  Attention:  Steve Bryan

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To KCI:
                  Kerman Communications, Inc.
                  811 S. Madera Avenue
                  Kerman, California  93630
                  Attention:  William Barcus

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To Barcus:
                  Barcus Family Limited Partnership
                  811 S. Madera Avenue
                  Kerman, California  93630
                  Attention:  William Barcus

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To S&K:
                  S&K Moran Family Limited Partnership
                  811 S. Madera Avenue
                  Kerman, California  93630
                  Attention:  Susan Moran

         With a copy to:
                  Baker, Manock & Jensen
                  5260 North Palm, Suite 421
                  Fresno, California  93704
                  Attention: Carl R. Refuerzo, Esq.

         To Testamentary Trust:
                  Irrevocable Trust Under the Will of John H. Evans
                  Jane B. Vilas
                  10661 N. Golflink Road
                  Tunlock, CA  95380

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

                  and to:

                  Gianelli & Fores
                  1014 16th Street
                  P.O. Box 3212
                  Modesto, CA 95353
                  Attention:  Michael L. Gianelli, Esq.

         To Evans LP:
                  J.H. Evans Family Limited Partnership
                  Jane B. Vilas
                  10661 N. Golflink Road
                  Tunlock, CA  95380

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

                  and to:

                  Gianelli & Fores
                  1014 16th Street
                  P.O. Box 3212
                  Modesto, CA 95353
                  Attention:  Michael L. Gianelli, Esq.

         To Vilas Trust:
                  Jane Blair Vilas 1990 Trust
                  7312 Hillcrest Drive
                  Modesto, CA  95356
                  Attention: John H. Evans, Jr.

                  5781 Hillcrest Road
                  Merced, CA  95340
                  Attention: Danna Jane Holmes


         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

                  and to:

                  Gianelli & Fores
                  1014 16th Street
                  P.O. Box 3212
                  Modesto, CA 95353
                  Attention:  Michael L. Gianelli, Esq.


         To Holmes Trust:
                  The Dan and Danna Holmes Charitable Remainder Trust II 5781 Hillcrest Road
                  Merced, CA  95340

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

                  and to:
                  Gianelli & Fores
                  1014 16th Street
                  P.O. Box 3212
                  Modesto, CA 95353
                  Attention:  Michael L. Gianelli, Esq.

         To Evans Trust:
                  The John and Wendy Evans Charitable Remainder Trust II 7312 Hillcrest Drive
                  Modesto, CA  95356

         With a copy to:
                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California  94111-3143
                  Attention:  Robert J. Gloistein, Esq.

                  and to:

                  Gianelli & Fores
                  1014 16th Street
                  P.O. Box 3212
                  Modesto, CA 95353
                  Attention:  Michael L. Gianelli, Esq.

or such other address as the parties hereto may by notice in writing duly designate.

         13.6     THIRD PARTY BENEFICIARY, ETC.

         There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder limits the remedies of any Party hereto against third parties.

         13.7     REFORMATION; SEVERABILITY.

         In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the Parties and permit enforcement hereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13.8     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         13.9     TITLES AND SUBTITLES.

         The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement.

         13.10    EXPENSES.

         The Stockholders (and, if the Evans Merger occurs, the Evans Stockholders) will bear all of the expenses (third-party or otherwise) incurred by LLC, LLC Subsidiary, and the Members in connection with the preparation, execution and performance of this Agreement, the Related Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing, prior to the Pre-CLOSING, LLC may pay up to $3.0 million for the expenses it incurs in connection with this Agreement for its and its Members' accountants, attorneys, filing fees (including HSR Act filing fees), financial advisory services and fairness opinions. In its capacity as Operating Manager under the Management Agreement, UbiquiTel will promptly authorize payments up to such limit by LLC at the request of the Members Committee. UbiquiTel will bear all of its expenses and the expenses of UbiquiTel Parent and the Merger Subs.

         13.11    RESPONSIBILITY FOR MERGER SUB OBLIGATIONS.

         UbiquiTel Parent shall be directly responsible for assuring that the Merger Subs perform all of their obligations hereunder.

         13.12    CONFIDENTIALITY.

         Each of UbiquiTel Parent, UbiquiTel and the Merger Subs, on the one hand, and the LLC Parties, on the other hand, acknowledge and agree that the other Party is and will be relying upon the agreements made by them in this
Section 13.12 in entering into this Agreement and consummating the transactions contemplated hereby.

                  (a)      POST-SIGNING CONFIDENTIALITY.

         Between the date of this Agreement and the CLOSING, all of the Parties to this Agreement will maintain in confidence, and will cause their Representatives to maintain in confidence, any written, oral, or other information obtained in confidence from any other Party in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such Person or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Person, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent required for the consummation of the transactions contemplated hereby, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with any applicable proceedings. If the transactions contemplated hereby are not consummated, each Party hereto will destroy as much of any written information obtained in confidence from any other Party in connection with this Agreement or the contemplated transactions or return such information to such Party as the other Party may request.

                  (b)      POST-CLOSING CONFIDENTIALITY.

         From the CLOSING and for a period of two (2) years thereafter, the LLC Parties (for the purposes of this Section 13.12(b) the LLC Parties shall not include LLC or the Members (including Evans, if the Evans Merger occurs)) shall not, except as may be required by law or court order, at any time reveal, divulge, communicate or make known to any Person (other than UbiquiTel Parent, UbiquiTel and their respective agents) any information of UbiquiTel Parent or UbiquiTel of a confidential and proprietary nature obtained in connection with the transactions contemplated hereby and any technical information, product information, customer information, marketing plans, proposals or information, financial information, or any data, written material, records or documents used by or relating to the business of LLC that are of a confidential nature (the "UBIQUITEL CONFIDENTIAL INFORMATION"). In the event that any of the LLC Parties believes that it is required to disclose any such UbiquiTel Confidential Information pursuant to any applicable law or court order, such LLC Party shall give timely written notice to UbiquiTel Parent so that UbiquiTel Parent may have an opportunity to obtain a protective order or other appropriate relief. Notwithstanding anything to the contrary contained herein, the LLC Parties' obligations and UbiquiTel Parent 's rights under this Section 13.12(b) shall remain in effect after, and shall survive, the CLOSING of the transactions contemplated by this Agreement. Each of the LLC Parties specifically acknowledges and agrees that the provisions of this Section 13.12(b) are reasonable and necessary to protect the interests of UbiquiTel Parent and UbiquiTel, that any violation of this Section 13.12(b) will result in an irreparable injury to UbiquiTel Parent and UbiquiTel and that the remedy at law for any breach of this Section 13.12(b) will be inadequate. In the event of any breach or threatened breach by any of the LLC Parties of any provision of this
Section 13.12(b), UbiquiTel Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief, restraining such Party from using or disclosing any UbiquiTel Confidential Information in whole or in part, or from engaging in conduct that otherwise would constitute a breach of the obligations of such Party under this Section 13.12(b), without the necessity of proving actual damages or posting a bond or other security. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                   UBIQUITEL COMPANIES:

                                       UBIQUITEL INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                   UBIQUITEL OPERATING COMPANY

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                   UBIQUITEL AFFILIATES:

                                       UVMS I, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       UVMS II, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       UVMS III, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                       UVMS IV, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.


                                       UVMS V, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       UVMS VI, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                   LLC:

                                       VIA WIRELESS, LLC

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                   THE MEMBERS:

                                       CENTRAL VALLEY CELLULAR, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       PONDEROSA CELLULAR 4, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       PERSONAL COMMUNICATIONS SERVICE, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.


                                       PINNACLES PCS, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       KERMAN COMMUNICATION TECHNOLOGIES, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       DELMAR WILLIAMS & ASSOCIATES, L.P.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                   THE STOCKHOLDERS:

                                       J.H. EVANS INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       THE PONDEROSA TELEPHONE CO.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       RCBM, LLC

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                       RAMYAR, LLC

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       INSTANT PHONE, LLC

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       BRYAN FAMILY, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       KERMAN COMMUNICATIONS, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       BARCUS FAMILY LIMITED PARTNERSHIP

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       S&K MORAN FAMILY LIMITED PARTNERSHIP

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       DELWYN C. WILLIAMS

                                       ---------------------------------------
                                              :

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                       MARLENE G. WILLIAMS

                                       ---------------------------------------

                                   THE CONTROLLING EVANS STOCKHOLDERS:

                                       IRREVOCABLE TRUST UNDER THE WILL OF
                                       JOHN H. EVANS

                                       By:
                                          ------------------------------------
                                       Name:  JANE B. VILAS
                                       Title: TRUSTEE


                                       J.H. EVANS FAMILY LIMITED PARTNERSHIP

                                       By:
                                          ------------------------------------
                                       Name:  JANE B. VILAS
                                       Title: GENERAL PARTNER


                                       JANE BLAIR VILAS 1990 TRUST

                                       By:
                                          ------------------------------------
                                       Name:  JOHN H. EVANS, JR.
                                       Title: TRUSTEE

                                       By:
                                          ------------------------------------
                                       Name:  DANNA JANE HOLMES
                                       Title: TRUSTEE

         IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                        THE DAN AND DANNA HOLMES
                                        CHARITABLE REMAINDER TRUST II

                                       By:
                                          ------------------------------------
                                       Name:  DAN HOLMES
                                       Title: TRUSTEE

                                       By:
                                          ------------------------------------
                                       Name:  DANNA JANE HOLMES
                                       Title: TRUSTEE

                                       By:
                                          ------------------------------------
                                       Name:  VAN NEWELL
                                       Title: SPECIAL TRUSTEE


                                       THE JOHN AND WENDY EVANS
                                       CHARITABLE REMAINDER TRUST II

                                       By:
                                          ------------------------------------
                                       Name:  JOHN H. EVANS, JR.
                                       Title: TRUSTEE

                                       By:
                                          ------------------------------------
                                       Name:  WENDY EVANS
                                       Title: TRUSTEE

                                       By:
                                          ------------------------------------
                                       Name:  VAN NEWELL
                                       Title: SPECIAL TRUSTEE